                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ((S))240.14a-11(c) or ((S))240.14a-12

                      ADELPHIA COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                             COLIN H. HIGGIN, ESQ.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No Fee Required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
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(4)  Date Filed:

                      ADELPHIA COMMUNICATIONS CORPORATION
                             One North Main Street
                        Coudersport, Pennsylvania 16915
                               ----------------

                    Notice of Annual Meeting of Stockholders
                          to be held on August 7, 2001
                               ----------------

To the Stockholders of
Adelphia Communications Corporation:

   The Annual Meeting of Stockholders of Adelphia Communications Corporation will be held at the Coudersport Theater, Main Street, Coudersport, Pennsylvania on Tuesday, August 7, 2001 at 10:00 a.m., for the following purposes:

  1. To elect one (1) Director by vote of the holders of Class A Common Stock voting as a separate class.

  2. To elect eight (8) Directors by vote of the holders of Class A Common Stock and Class B Common Stock, voting together.

  3.  To amend the Adelphia 1998 Long-Term Incentive Compensation Plan.

  4. To consider and act upon such other matters as may properly come before the meeting.

   The Board of Directors has fixed the close of business on June 25, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

   IF YOU ARE UNABLE TO ATTEND THE MEETING AND YOU WISH TO VOTE YOUR STOCK, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John J. Rigas
                                          Chairman, President and Chief
                                           Executive Officer

July 5, 2001

                      ADELPHIA COMMUNICATIONS CORPORATION
                             One North Main Street
                        Coudersport, Pennsylvania 16915

                               ----------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                                 August 7, 2001

                               ----------------

   This proxy statement is being furnished to the stockholders of Adelphia Communications Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") scheduled to be held on Tuesday, August 7, 2001 at 10:00 a.m., at the Coudersport Theater, Main Street, Coudersport, Pennsylvania. The address of the principal executive offices of the Company is One North Main Street, Coudersport, Pennsylvania 16915, and the date this proxy statement was first mailed to stockholders was on or about July 5, 2001. A copy of the Annual Report to Stockholders for the year ended December 31, 2000 is being furnished with this proxy statement.

   Only stockholders of record as of the close of business on June 25, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding common stock of the Company on that date consisted of 153,895,704 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), and 19,235,998 shares of Class B Common Stock, $.01 par value ("Class B Common Stock"). With respect to the matters described in this proxy statement, other than the election of the Class A director as described below, the holders of Class A Common Stock and of Class B Common Stock vote together as a single class, and each holder of Class A Common Stock is entitled to cast one (1) vote for each share of Class A Common Stock standing in their name on the books of the Company and each holder of Class B Common Stock is entitled to cast ten (10) votes for each share of Class B Common Stock standing in their name on the books of the Company. The presence, in person or by proxy, of holders of a majority of the votes of all outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. A majority of the votes of all outstanding shares of the Company's common stock entitled to vote and represented at the Annual Meeting is required for the adoption of the proposals described below, except that for proposal 1 a majority of the votes of all outstanding shares of Class A Common Stock entitled to vote and represented at the Annual Meeting is required.

   All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted at the Annual Meeting as specified in the proxy, unless such proxies previously have been revoked. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR the amendment of the 1998 Long-Term Incentive Compensation Plan. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attendance at the meeting and voting his shares in person.

   Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions will count as shares entitled to vote and represented at the Annual Meeting and not voting in favor of the proposals. Broker non-votes will not count as shares entitled to vote and represented at the Annual Meeting and will not be included in calculating the number of votes necessary for approval of the proposals described below.

                               PROPOSALS 1 AND 2

                             ELECTION OF DIRECTORS

Description of Board of Directors

   The Certificate of Incorporation of the Company provides for the Board of Directors to be elected as follows: a majority of the votes cast by the holders of Class A Common Stock, voting as a separate class, are entitled to elect one
(1) director; and a majority of the votes cast by the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, are entitled to elect the remaining directors, with each share of Class A Common Stock entitled to one (1) vote and each share of Class B Common Stock entitled to ten (10) votes. Stockholders of the Company are not entitled to cumulate their votes in the election of directors.

   The Bylaws of the Company provide that the Board of Directors shall establish the number of directors, which shall not be less than five (5) nor more than twenty-five (25). The resolutions of the Board of Directors currently set the size of the Board at nine (9) directors, all of whom are also nominees for director.

   Each director is to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, subject to the right of the stockholders to remove any director as provided in the Bylaws, as amended. Any vacancy in the office of a director elected by the holders of Class A Common Stock voting as a separate class may be filled by such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting as a single class may be filled by such holders voting as a single class. In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class A Common Stock voting as a separate class or by the holders of Class A Common Stock and the holders of Class B Common Stock voting as a single class, as the case may be, may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

   The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Pete J. Metros, on behalf of the Class A Common Stockholders, and for the election of John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Dennis P. Coyle, Leslie J. Gelber, Peter L. Venetis and Erland E. Kailbourne, on behalf of all of the common stockholders of the Company. All nominees except Mr. Coyle, Mr. Gelber, Mr. Kailbourne and Mr. Venetis were first elected or appointed as directors of the Company in 1986. Mr. Coyle was first elected as a director of the Company in 1995. Mr. Gelber, Mr. Venetis and Mr. Kailbourne were first elected in 1999.

   The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

   The following sets forth certain information concerning each nominee for election as a director of the Company. All of the current directors of the Company are nominees for reelection as directors.

Proposal 1--Nominee for Election by Holders of Class A Common Stock

Pete J. Metros
Age 61

   Pete J. Metros became a director of Adelphia on November 4, 1986. Mr. Metros has been President and Managing Director and a member of the Board of Directors of Siemenes Dematic AG since December 1991.

From August 1987 to December 1991, he was President of Rapistan Corp., the predecessor of Rapistan Demag Corporation, and of Truck Products Corp., both of which were major subsidiaries of Lear Siegler Holdings Corp. From 1980 to August 1987, Mr. Metros was President of the Steam Turbine, Motor & Generator Division of Dresser-Rand Company. From 1964 to 1980, he held various positions at the General Electric Company, the last of which was Manager of Manufacturing for the Large Gas Turbine Division. Mr. Metros is also on the Board of Directors of Adelphia Business Solutions, Inc. ("Adelphia Business Solutions") and Borroughs Corporation of Kalamazoo, Michigan. Mr. Metros received a BS degree from the Georgia Institute of Technology in 1962.

Proposal 2--Nominees for Election by Holders of Class A Common Stock and Class B Common Stock

John J. Rigas
Age 76

   John J. Rigas is the founder, Chairman, President and Chief Executive Officer of Adelphia and is President of its subsidiaries. He is also Chairman and a director of Adelphia Business Solutions. Mr. Rigas has served as President or general partner of most of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the John J. Rigas family or entities controlled by them ("the Rigas Family"). Mr. Rigas has owned and operated cable television systems since 1952. Among business and community service activities, Mr. Rigas is Chairman of the Board of Directors of Citizens Bancorp., Inc., Coudersport, Pennsylvania, and a member of the Board of Directors of Charles Cole Memorial Hospital. He is a director of the National Cable Television Association and a past President of the Pennsylvania Cable Television Association. He is also a member of the Board of Directors of C-SPAN and the Cable Advertising Bureau, and is a Trustee of St. Bonaventure University. He graduated from Rensselaer Polytechnic Institute with a B.S. in Management Engineering in 1950.

   John J. Rigas is the father of Michael J. Rigas, Timothy J. Rigas and James
P. Rigas, each of whom currently serves as a director and executive officer of the Company, and is the father-in-law of Peter L. Venetis who also currently serves as a director of the Company.

Michael J. Rigas
Age 47

   Michael J. Rigas is Executive Vice President, Operations and Secretary of Adelphia and is a Vice President of its subsidiaries. He is also Vice Chairman, Secretary and a director of Adelphia Business Solutions. Since 1981, Mr. Rigas has served as a Senior Vice President, Vice President, general partner or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas Family. From 1979 to 1981, he worked for Webster, Chamberlain & Bean, a Washington, D.C. law firm. Mr. Rigas graduated from Harvard University (magna cum laude) in 1976 and received his Juris Doctor degree from Harvard Law School in 1979.

Timothy J. Rigas
Age 45

   Timothy J. Rigas is Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of Adelphia and its subsidiaries. He is also Vice Chairman, Chief Financial Officer, Treasurer and a director of Adelphia Business Solutions. Since 1979, Mr. Rigas has served as Senior Vice President, Vice President, general partner or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the

Company which were wholly or partially owned by members of the Rigas Family. Mr. Rigas graduated from the University of Pennsylvania, Wharton School, with a B.S. degree in Economics (cum laude) in 1978.

James P. Rigas
Age 43

   James P. Rigas is Executive Vice President, Strategic Planning of Adelphia and is a Vice President of its subsidiaries. He also serves as Vice Chairman, President, Chief Executive Officer, Chief Operating Officer and a director of Adelphia Business Solutions. Since February 1986, Mr. Rigas has served as a Senior Vice President, Vice President or other officer of the constituent entities which became wholly-owned subsidiaries of Adelphia upon its formation in 1986, as well as the cable television operating companies acquired by the Company which were wholly or partially owned by members of the Rigas Family. Among his business activities, Mr. Rigas is a member of the Board of Directors of Cable Labs. Mr. Rigas graduated from Harvard University (magna cum laude) in 1980 and received a Juris Doctor degree and an M.A. degree in Economics from Stanford University in 1984. From June 1984 to February 1986, he was a consultant with Bain & Co., a management consulting firm.

Dennis P. Coyle
Age 62

   Dennis P. Coyle is General Counsel and Secretary of FPL Group, Inc. and Florida Power & Light Company. Mr. Coyle was named General Counsel of FPL Group, Inc. in 1989 and Florida Power & Light Company in 1990, and assumed the additional title and responsibilities of Secretary of such companies in 1991. He graduated from Dartmouth College in 1960 and received his law degree from Columbia University in 1964.

Leslie J. Gelber
Age 44

   Leslie J. Gelber has been President and Chief Operating Officer of Caithness Corporation since January 1, 1999. Prior to this position, Mr. Gelber was President of Cogen Technologies, Inc. from July 1998 until December 1998. From 1993 until July 1998, Mr. Gelber was the President of ESI Energy, Inc., a subsidiary of FPL Group, Inc. Prior to joining ESI, Mr. Gelber was the Director of Corporate Development for FPL Group and was Chairman of FPL Group's cable television subsidiary and President of its information services subsidiary. Mr. Gelber received a B.A. degree from Alfred University in 1977 and a Master's degree in business administration from the University of Miami in 1978.

Peter L. Venetis
Age 43

   Peter L. Venetis is Managing Partner of Praxis Capital Ventures, L.P., a private equity investment firm providing growth capital to emerging companies in the telecommunications, digital media and related industries. Praxis Capital Ventures, L.P. is a subsidiary of Adelphia. Mr. Venetis was President and Chief Executive Officer of the Atlantic Bank of New York from March 1992 to April 2000. Prior to this position, Mr. Venetis was a Director in the Leveraged Finance Group at Salomon Brothers, Inc. where he was employed from 1985 to 1992. Mr. Venetis is also a member of the Board of Directors of Adelphia Business Solutions and of the Atlantic Bank of New York and is a Trustee of the Churchill School and Center in Manhattan. Mr. Venetis graduated from Columbia University (cum laude) in 1979 and received his MBA in Finance and International Business from the Columbia University Graduate School of Business in 1981.

Erland E. Kailbourne
Age 59

   Erland E. Kailbourne is the retired Chairman and Chief Executive Officer (New York Region) of Fleet National Bank. He served with the Fleet organization or its predecessors for 37 years prior to his retirement on December 31, 1998. Mr. Kailbourne is currently Chairman and President of The John R. Oishei Foundation, a director of the New York ISO Utilities Board, a director of Albany International Corporation, Bush Industries, Inc., Rand Capital Corporation, Statewide Zone Capital Corporation, Allegany Co-op Insurance Company, and USA Niagara Development Corporation. He is also a member of the Advisory Council of the New York State Office of Science, Technology and Academic Research and the New York State Banking Board and is a member of the Trooper Foundation. He is a past director of the New York Business Development Corporation, the Business Council of New York State, Inc., Fleet National Bank, Security New York State Corp., Fleet Trust Company, Robert Morris Associates, the Buffalo and Rochester Chambers of Commerce, the SUNY Albany Foundation, the SUNY Buffalo Foundation, WXXI-Public Television, WNED-Public Television, WMHT-Public Television and a member of the Advisory Board of Chautauqua Airlines. Mr. Kailbourne graduated with a degree in business administration from Alfred State College in 1961.

Audit, Compensation and Nominating Committees and Meetings of the Board of Directors

   The Board of Directors has a Compensation Committee, which as of December 31, 2000 consisted of Pete J. Metros, Erland E. Kailbourne, Leslie J. Gelber and Dennis P. Coyle. The Compensation Committee reviews and has authority to approve the compensation of the key officers and employees of the Company. The Compensation Committee met five times during the year ended December 31, 2000. The Board of Directors also has an Audit Committee, which as of March 31, 2001 was comprised of Pete J. Metros and Timothy J. Rigas. As of June 13, 2001, in compliance with NASD rules concerning the composition of the Audit Committee, the Audit Committee consisted of Erland E. Kailbourne, Pete J. Metros and Dennis P. Coyle, each an independent member of the Board of Directors. The Audit Committee is responsible for monitoring the financial reporting of the Company on behalf of the Board of Directors and the investing public, the approval of the selection of the Company's independent auditors, the review of the scope and results of the annual audit and determining the objectivity and independence of the Company's auditors. The Audit Committee met four times during the year ended December 31, 2000. The Board of Directors also has a Nominating Committee, comprised of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas, which is responsible for selecting the candidates to be nominated to the Board of Directors of the Company. The Nominating Committee met once during the year ended December 31, 2000. The Board of Directors met or acted by written consent in lieu of a meeting 10 times during the year ended December 31, 2000. Each director attended at least 75% of the meetings of the Board of Directors and the respective committees of which each is a member.

Recommendation of the Board of Directors

   The Board of Directors of the Company recommends a vote FOR each of the nominees named above for election as directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid by the Company for services rendered during the Company's twelve months ended December 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and the three most highly compensated executive officers whose compensation exceeded $100,000 in salary and bonus during the twelve months ended December 31, 2000:

                                                                      Long-Term
                                                                    Compensation
                                                                ---------------------
                                                    Annual      Restricted Securities
                                                Compensation($)   Stock    Underlying  All Other
Name and Principal                              --------------- Awards (d)  Options   Compensation
Position                    Period Ended (a)     Salary   Bonus    ($)      (d) (#)    (b)(c) ($)
------------------        --------------------- --------- ----- ---------- ---------- ------------
John J. Rigas...........  12 months ended 12/00 1,407,763   --         --        --     466,050
Chairman, President and   12 months ended 12/99 1,354,953   --  1,575,000   100,000     461,940
Chief Executive Officer   12 months ended 12/98 1,367,399   --         --        --     461,061

Michael J. Rigas........  12 months ended 12/00   236,883   --         --        --      20,996
Executive Vice
 President,               12 months ended 12/99   223,856   --  1,575,000   100,000      10,950
Operations and Secretary  12 months ended 12/98   229,866   --         --        --      10,950

Timothy J. Rigas........  12 months ended 12/00   236,883   --         --        --      19,944
Executive Vice
 President, Chief         12 months ended 12/99   223,856   --  1,575,000   100,000      10,950
Financial Officer, Chief  12 months ended 12/98   229,866   --         --        --      10,950
Accounting Officer and
 Treasurer

James P. Rigas..........  12 months ended 12/00   236,883   --         --        --      11,669
Executive Vice
 President,               12 months ended 12/99   223,856   --  1,575,000   100,000      11,669
Strategic Planning        12 months ended 12/98   229,385   --         --        --      11,431

--------
(a) On March 30, 1999, the Company changed its fiscal year end from March 31 to December 31, effective December 31, 1998. The year ended December 31, 1998 includes three months of compensation from the fiscal year ended March 31, 1998.
(b) Years ended December 31, 2000, 1999 and 1998 amounts include: (i) life insurance premiums paid during each respective period by the Company under employment agreements with John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas, in premium payment amounts of $200,000, $20,246, $19,194 and $10,919, respectively, during the year ended December 31, 2000, $200,000, $10,200, $10,200 and $10,919, respectively, during the year ended December 31, 1999, $200,000, $10,200, $10,200 and $10,681, respectively, during the year ended December 31, 1998 on policies owned by the respective named executive officers; (ii) $212,166, $216,270 and $227,805 for John J. Rigas which represents the dollar value of the benefit of the whole-life portion of the premiums paid by the Company during the years ended December 31, 2000, 1999 and 1998, respectively, pursuant to a split-dollar life insurance arrangement projected on an actuarial basis; (iii) $53,134, $44,920 and $32,506 for John J. Rigas, which represents payments by the Company during the years ended December 31, 2000, 1999 and 1998, respectively, pursuant to a split-dollar life insurance arrangement that is attributable to term life insurance coverage; and (iv) $750 in Company matching contributions for each executive officer under the Company's 401(k) savings plan for the years ended December 31, 2000, 1999 and 1998, respectively. The amounts shown above do not include transactions between the Company and certain executive officers or certain entities which are privately owned in whole or in part by the executive officers named in the table. See "Certain Transactions."
  In accordance with an agreement related to the split-dollar life insurance arrangement referred to above, the Company will be reimbursed for all premiums paid related to such arrangement upon the earlier of death of both the insured and his spouse or termination of the insurance policies related to such arrangement.

(c) Does not include the value of certain non-cash compensation to each respective named individual which did not exceed the lesser of $50,000 or 10% of such individual's total annual salary shown in the table.
(d) The respective amounts set forth represent restrictive stock awards of Adelphia Business Solutions Class A common stock, and stock options to purchase Adelphia Business Solutions Class A common stock, which were granted to the named executive officers by Adelphia Business Solutions under its 1996 Long-Term Incentive Compensation Plan ("1996 Plan"). The amounts shown represent the aggregate restricted stock awards held by the named executive officers at December 31, 2000. At that date, the value of each such award, based on the closing price of the Class A common stock was $425,000.

   All of the executive officers are eligible to receive stock options or stock bonuses of Class A common stock under the Company's 1998 Long-Term Incentive Compensation Plan ("1998 Plan"), to be awarded or granted at the discretion of the Plan Administrator (as defined therein), subject to certain limitations on the number of shares that may be awarded to each executive officer under the 1998 Plan. No awards were made to executive officers under the 1998 Plan during the years ended December 31, 1999 and 2000.

                 Aggregate Option Exercises In Last Fiscal Year
                      and December 31, 2000 Option Values

                                                       Number of Securities  Value of Unexercised
                                                            Underlying       In-The-Money Options
                                                      Unexercised Options at at December 31, 2000
                                                        December 31, 2000        Exercisable/
                         Shares Acquired    Value      (#) (1) Exercisable/   Unexercisable ($)
Name                     On Exercise (#) Realized ($)     Unexercisable              (1)
----                     --------------- ------------ ---------------------- --------------------
John J. Rigas...........         0             0            0/100,000                0/0
Michael J. Rigas........         0             0            0/100,000                0/0
Timothy J. Rigas........         0             0            0/100,000                0/0
James P. Rigas..........         0             0            0/100,000                0/0

--------
(1) All options granted were with respect to the Class A common stock of Adelphia Business Solutions, with an exercise price equal to the fair market value of such stock on the date of grant. These options all vest in three equal, annual amounts on the third, fourth and fifth anniversaries of the date of grant.

Employment Contracts and Termination of Employment

   During the year ended December 31, 2000, each of the named executive officers had an employment agreement with the Company which is automatically renewable each year unless one party gives the other prior notice and which provides among other things for compensation review by the Compensation Committee, the insurance premium payments listed in note (a)(i) to the Summary Compensation Table above, and benefits. In addition, under such employment agreements, upon termination of such employment for any reason other than "for cause," each of the executive officers will be entitled to receive severance pay equal to three months of his salary plus the amount of insurance premiums payable under such officer's employment agreement which, as of January 1, 2001, in the aggregate in the case of John J. Rigas would be approximately $343,218.

   The Company pays the annual premiums related to a split-dollar life insurance arrangement for joint and survivor life insurance coverage for John
J. Rigas and his spouse. Upon the earlier of the death of Mr. Rigas and the death of his spouse or the termination of the arrangement, the Company will recover all of the premiums previously paid by the Company. The compensation related to such arrangement is derived as described in notes (b)(ii) and (iii) to the Summary Compensation Table above.

Board of Directors Compensation

   Directors who are not also employees of the Company each receive compensation from the Company for services as a director at a rate of $1,000 plus reimbursement of expenses for each Board and committee meeting attended. Non-employee directors are eligible to receive grants or awards under the 1998 Plan and the

1996 Plan. Directors who are employees of the Company do not receive any compensation for services as a director or as a member of Board committees.

Audit Committee Charter

   On June 12, 2000, the Board of Directors of the Company adopted a written charter for the Audit Committee of the Board, a copy of which is attached as Appendix B.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors addresses issues relating to the compensation of the Company's executive officers. The Compensation Committee was composed of four independent, non-employee directors, Pete J. Metros, Erland E. Kailbourne, Leslie J. Gelber, and Dennis
P. Coyle.

   The Compensation Committee recognizes that the compensation of executive officers should be established at levels which are consistent with the Company's objectives and achievements. However, no part of executive compensation is strictly tied to statistical operating performance criteria. Each of the executive officers of the Company, including the Chief Executive Officer, entered into an employment agreement with the Company in July of 1986, which fixed the initial annual base salary of each executive and provided the Compensation Committee with the ability to increase the base salary as the Compensation Committee deems appropriate to adequately reflect the scope and success of the Company's operations, as well as to reflect increases in the Consumer Price Index. The agreements also provide for bonus compensation in amounts to be determined by the Compensation Committee from time to time, and for certain de minimis fringe benefits. The agreements are renewable and have been renewed at the end of each year.

   With respect to compensation of executive officers other than the Chief Executive Officer (the "Principal Executives"), the Compensation Committee receives and accords significant weight to the input of the Chief Executive Officer. Based on a review of public filings by other publicly-held cable system operators and other independent compensation survey data, the Compensation Committee believes that the annual base salaries and bonuses of the Company's Principal Executives historically have been materially lower than the annual base salaries and bonuses paid to corresponding Principal Executives of most other publicly-held cable system operators and other telecommunications firms, and remain relatively constant compared to increases made in the annual base salaries of Principal Executives of such other corporations over the past five years. The Compensation Committee believes that the annual base salaries and overall compensation packages of the Principal Executives continue to be set materially lower than those paid to corresponding Principal Executives of other publicly-held cable system operators and telecommunications firms.

   The Compensation Committee has recognized the success of the Principal Executives in accomplishing the Company's various strategic objectives. During 1999 and 2000, the Company made several significant and strategic acquisitions of existing cable systems and other telecommunications facilities resulting in increased operating efficiencies, increased cash flow and retaining the ability to compete in an increasingly consolidating industry. The Company has also continued to refinance its shorter-term debt at the level of the operating subsidiaries with longer-term fixed rate debt and new equity infusions at the parent Company level, and with new revolving credit facilities and public fixed rate debt at the subsidiary level. These actions extend the maturities of the Company's long-term debt and increase the Company's overall longer-term liquidity and flexibility to obtain financing, which in turn will assist the Company to meet the challenges of achieving growth while facing increased competition and regulation within the telecommunications industry. In addition, the Company has continued to develop and expand its other telecommunications product and service offerings, such as competitive local exchange services, digital cable services, Internet and cable data services. The Company has also continued to focus its efforts on other methods of increasing cash flow and on providing superior customer service while realizing operating efficiencies and cost-savings. Based upon its evaluation of these and other relevant factors, the Compensation Committee is satisfied that the Principal Executives have contributed positively to the Company's long-term financial performance, and the Compensation Committee, in consultation with the Chief Executive Officer of the Company, has set compensation under the employment agreements accordingly. In connection with setting the compensation of James P. Rigas, who serves as Chief Executive Officer of Adelphia Business Solutions, the Compensation Committee acted together with the Compensation Committee of Adelphia Communications.

   The annual base salary of John J. Rigas, the Chief Executive Officer, is determined by the Compensation Committee in accordance with Mr. Rigas's employment agreement. Over the past several years, the Compensation Committee has recognized Mr. Rigas's success in achieving the strategic objectives mentioned above with respect to the Principal Executives, and has also recognized Mr. Rigas's leadership and vision in formulating strategies for responding to the challenges of increased regulation and increasing competition, and for positioning the Company for growth in a regulated environment. Additionally, the Compensation Committee recognizes Mr. Rigas's crucial role in the Company's significant acquisitions. Based on compensation data for other companies, the Compensation Committee believes that Mr. Rigas's annual base salary and overall compensation package is lower than the compensation packages (including salary, bonus, options and deferred compensation) paid to chief executive officers of many other publicly-held cable system operators and other telecommunications firms.

   To date, the Company has not granted cash bonuses to its Chief Executive Officer or its Principal Executives.

                                          COMPENSATION COMMITTEE
                                          Erland E. Kailbourne, Chairman
                                          Pete J. Metros
                                          Dennis P. Coyle
                                          Leslie J. Gelber

Compensation Committee Interlocks and Insider Participation

   As of December 31, 2000, Pete J. Metros, Erland E. Kailbourne, Leslie J. Gelber, and Dennis P. Coyle served as members of the Compensation Committee of the Board of Directors. None of the members of the Compensation Committee is or has been an officer or employee of the Company or its subsidiaries.

Stock Performance Graph

   The following graph compares the percentage change for the periods presented, in the cumulative total stockholder return on the weighted average of the Company's Class A Common Stock ("Adelphia Class A Common Stock") during the three years ended March 31, 1998, the nine months ended, December 31, 1998, the years ended December 31, 1999 and 2000, with the cumulative total return on the Standard & Poor's 500 Stock Index, and with a selected peer group of four companies engaged in the cable communications industry (the "Peer Group"):
Cablevision Systems Corporation (Class A); Comcast Corporation (Class A); Charter Communications Inc.; and Cox Communications Inc. (Class A). The returns of each component issuer in the foregoing peer group have been weighted according to the respective issuer's market capitalization. The comparison assumes $100 was invested on March 31, 1995 in the Company's Class A common stock and in each of the foregoing indices, and also assumes reinvestment of dividends. The points marked on the horizontal axis correspond to March 31 of each year and December 31, 1998, 1999 and 2000.



                           [Stock Performance Graph]

                Comparison of 69 Month Cumulative Total Return*
                  Among Adelphia Communications Corporation,
                      The S&P 500 Index and a Peer Group

                          3/95   3/96   3/97    3/98    12/98   12/99   12/00
                          ----   ----   ----    ----    -----   -----   -----
                                               (In Dollars)
Adelphia Communications
  Corporation             100    70.00   53.75  296.25  457.50  656.25  516.25
Peer Group                100   125.65  113.07  247.77  404.04  584.39  563.88
S&P 500 Index             100   132.11  158.30  234.27  264.35  319.98  290.84

*  $100 invested on 3/31/95 in Stock of Index--including Reinvestment of
   Dividends.

                              CERTAIN TRANSACTIONS

Management Services

   During the year ended December 31, 2000, the Company provided management services for certain cable television systems not owned by the Company, including managed partnerships ("Managed Partnerships") in which John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen Rigas Venetis had varied ownership interests. These services included supervision of technical and business operations, accounting, marketing, programming, purchasing, field engineering and other technical and administrative nonfield services. During this period, the Managed Partnerships paid the Company up to five percent of system revenues for such services. Other fees were charged by the Company to the Managed Partnerships during this period for goods and services including mark-ups on the Company's pay programming, placement fees associated with completed and pending acquisitions, and other goods and services. In addition, the Managed Partnerships charged the Company for system and corporate costs during this period. The net fees and expenses charged by the Company to Managed Partnerships amounted to $37,579,000 for the year ended December 31, 2000. In addition, the Company paid $15,864,000 to other entities owned by members of the Rigas family, primarily for property, plant and equipment and services for the year ended December 31, 2000.

Loans to and from Affiliates

   Certain loans to and from the Company by or to affiliates as of December 31, 2000 are summarized below. Interest is charged on such loans to affiliates at rates which ranged from 9.00% to 11.31% for the year ended December 31, 2000.

   Total interest income on loans to managed affiliates aggregated $40,333,000 for the year ended December 31, 2000.

   Net receivables due from the Managed Partnerships and Dorellenic, a Rigas family partnership, for advances made by the Company for the construction and acquisition of cable television systems and for working capital purposes, including accrued interest thereon, were $3,071,000 at December 31, 2000.

   On an end-of-quarter basis, the largest aggregate amount of net outstanding loans and advances receivable from affiliates (directors, executive officers and five-percent stockholders) or entities they control, including John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis, Dorellenic and/or the Managed Partnerships during the year ended December 31, 2000 was $263,135,000 at June 30, 2000. No related party advances are collateralized.

Co-Borrowing Agreements

   On March 29, 1996, a subsidiary of the Company entered into a $200,000,000 loan agreement with a Managed Partnership and an Olympus subsidiary, as co-borrowers, which agreement remained in effect at December 31, 2000. On May 6, 1999, certain subsidiaries and affiliates of Adelphia and Olympus, including Hilton Head Communications, L.P., a Rigas family partnership, closed on an $850,000,000 credit facility with several banks, which consists of a $600,000,000 8 1/2 year reducing revolving credit loan and a $250,000,000 9 year term loan, and which remained in effect at December 31, 2000.

   On April 14, 2000, certain subsidiaries and affiliates of Adelphia, including Highland Prestige Georgia, Inc., a Rigas family partnership, closed on a $2,250,000,000 credit facility with several banks. The credit facility consists of a $1,500,000,000 8 3/4 year reducing revolving credit loan and a $750,000,000 9 year term loan. Additionally, on September 28, 2000, Adelphia closed on a $500,000,000 9 1/4 year term loan through certain subsidiaries and affiliates of Adelphia. This term loan is an additional part of the credit facility closed on April 14, 2000, all of which remained in effect at December 31, 2000.

   In the aggregate, at December 31, 2000, certain subsidiaries of Adelphia were co-borrowers with Managed Entities under these credit facilities for borrowings of up to $3,751,250,000. Each of the co-borrowers is liable for all borrowings under the credit agreements, and may borrow up to the entire amount of the available credit under the facility. The lenders have no recourse against Adelphia other than against Adelphia's interest in such subsidiaries.

Business Opportunities

   The Company's executive officers are parties to a Business Opportunity Agreement, dated July 1, 1986 (the "Business Opportunity Agreement"), under which they have agreed not to acquire an interest (except that such persons may, individually for their own account, engage in regular portfolio trading of publicly traded securities of companies in the cable television industry) in any cable television system except: cable television systems which they or their affiliates (excluding the Company) owned, in whole or in part, operated or had agreed to acquire as of July 1, 1986; any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems); and systems which the Company elects not to acquire under its right of first refusal described below and any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems). Otherwise, the executive officers will first offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to them. If a majority of the Company's Board of Directors, including a majority of the independent directors, rejects such offer, the executive officers may acquire or invest in all of such cable television systems or franchises therefor or interest therein or with others on terms no more favorable to them than those offered to the Company. During the year ended December 31, 2000, pursuant to the Business Opportunities Agreement, entities owned by the executive officers acquired cable television systems serving approximately 58,200 basic subscribers.

   The Company's executive officers may from time to time evaluate and, subject to the Company's rights and covenants in the Company's loan agreements and indentures, may acquire cable television systems or interests therein for their own accounts separately or along with the Company and/or other joint venture parties.

   Except for the limitations on the ownership of cable television systems as described herein, the executive officers of Adelphia and their affiliates are not subject to limitations with respect to their other business activities and may engage in other businesses related to cable television or other telecommunications media. The executive officers will devote as much of their time to the business of the Company as is reasonably required to fulfill the duties of their offices.

   In the event that any executive officer (or his affiliate) decides to offer for sale (other than to another executive officer or his or another executive officer's family member, trust or family controlled entity) for his account, his ownership interest in any cable television system or franchise, he or it will (subject to the rights of third parties existing at such time) first offer such interests to the Company. Such selling person or entity has a unilateral option to elect to require that, if the Company accepts such offer, up to one half of the consideration for his or its interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock, and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Company's independent directors rejects such offer, the executive officer (or his affiliate) may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

Registration Rights, Stock Purchase and Other Matters

   Pursuant to agreements and arrangements regarding registration rights between the Company and the holders of Class B common stock, during 2000 John
J. Rigas had the right, subject to certain limitations, to require the Company to register shares of the Company's common stock owned by him for sale to the public and pay the expenses (except for Mr. Rigas' counsel fees) of such registration on five occasions selected by him (subject to certain limitations intended to prevent undue interference with the Company's ability to distribute its securities) during a fourteen-year period which began in December 1986. The other holders of Class B common stock had the right to participate, at the option of John J. Rigas, as selling stockholders in any such registration initiated by John J. Rigas. The holders of Class B common stock also had unlimited rights to participate as selling stockholders in any registered public offering initiated by the Company and require the Company to pay their expenses (except counsel fees). Such rights of participation were subject to limitation at the discretion of the managing underwriter of any such offering.

   Substantially all of the Class A common stock and Class B common stock owned by the Rigas family or entities they own or control has been registered by the Company on shelf registration statements, which remain in effect, or is subject to registration rights agreements or arrangements for registration in the future.

   On April 9, 1999, Adelphia entered into a stock purchase agreement with Highland Holdings in which Adelphia agreed to sell to Highland Holdings, and Highland Holdings agreed to purchase $375,000,000 of Adelphia Class B common stock. The purchase price per share for the Class B common stock was $60.76 which is equal to the public offering price, less the underwriting discount, in the April 28, 1999 public offering of Class A common stock, plus an interest factor. This transaction, covering 5,901,522 shares of Class B common stock, was closed on January 21, 2000 with Highland 2000, L.P. In addition, the Rigas family waived their rights under the Business Opportunity Agreement to acquire certain basic subscribers in the Philadelphia area in connection with Adelphia's acquisition, on October 1, 1999, of the cable television systems owned by Harron Communications Corp.

   On October 1, 1999, Adelphia entered into a stock purchase agreement with Highland Holdings in which Adelphia agreed to sell to Highland Holdings and Highland Holdings agreed to purchase $137,500,000 of Adelphia's Class B common stock. The purchase price for the Class B common stock was $55.00 per share, which is equal to the public offering price less the underwriting discount in the October 6, 1999 public offering of Class A common stock, plus an interest factor. This transaction, covering 2,500,000 shares of Class B common stock, was closed on July 2, 2000 with Highland 2000, L.P.

   With respect to purchase agreements between the Company and Highland 2000, L.P., for Class B common stock and convertible subordinated notes which were entered into subsequent to December 31, 2000, reference is made to (i) Note 15 to the Company's Consolidated Financial Statements for the fiscal year ended December 31, 2000 contained in Item 8 of the Company's Annual Report on Form 10-K and (ii) Item 5 of the Company's Form 8-K filed on April 25, 2001.

   In July 2000, certain members of the Rigas family closed on their agreement to acquire all the voting interests of Niagara Frontier Hockey, L.P. ("NFHLP"). In conjunction with the closing of this agreement, Adelphia's Capital Funding Notes of NFHLP were converted to a $46,500,000, 10% partially subordinated note due in July 2010. Concurrently, with the recapitalization of NFHLP, Adelphia also purchased a $30,000,000, 10% fully subordinated note due July 2010. Both notes pay interest quarterly with principal due at maturity.

   The Company and Adelphia Business Solutions and members of or entities controlled by the Rigas family have entered into various registration rights agreements regarding the common stock and Senior Subordinated Notes owned by the Rigas family.

   From time to time, the Company makes announcements regarding proposed transactions that may involve affiliates of the Company. No assurance can be given that these transactions will be consummated.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company's directors, executive officers and more than ten percent stockholders filed on a timely basis all reports due under
Section 16(a) for the year ended December 31, 2000, except that John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis, Highland Holdings and Peter L. Venetis filed a late report with respect to the same, single transaction by Highland Holdings.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth, based on information available to the Company as of April 1, 2001, certain information with respect to the beneficial ownership of Class A common stock and Class B common stock by each director or nominee for director, all executive officers and directors of Adelphia as a group, and each person known to Adelphia to own beneficially more than 5% of either class of common stock, based on 153,439,270 shares of Class A common stock and 19,235,998 shares of Class B common stock outstanding, respectively, as of such date. Unless otherwise noted, each of the stockholders in the table has sole voting and investment power. The business address of each 5% beneficial owner named below, unless otherwise noted, is One North Main Street, Coudersport, Pennsylvania 16915.

                           Shares of        Percent of Shares of     Percent of
                            Class A          Class A    Class B       Class B
                             Common           Common     Common        Common
Name                         Stock            Stock      Stock         Stock
----                       ----------       ---------- ----------    ----------
John J. Rigas............     (a)              (b)     14,318,658(c)    74.4%
Michael J. Rigas.........     (a)              (b)     10,333,442(c)    53.7%
Timothy J. Rigas.........     (a)              (b)     10,333,442(c)    53.7%
James P. Rigas...........     (a)              (b)      9,569,106(c)    49.7%
Pete J. Metros...........         500          (d)             --         --
Dennis P. Coyle..........       1,000          (d)             --         --
Leslie J. Gelber.........       3,000          (d)             --         --
Erland E. Kailbourne.....         500          (d)             --         --
Peter L. Venetis.........     (e)              (e)      8,679,234(c)    45.1%
All executive officers
 and directors as a group
 (nine persons)..........  44,843,457(a)(c)    (b)     19,235,998(c)   100.0%
Ellen Rigas Venetis......     (f)              (g)      8,679,234(c)    45.1%
Doris Holdings, L.P.
 (h).....................   2,398,151           1.6%           --         --
Highland Holdings II
 (i).....................   4,000,000           2.6%           --         --
Highland Communications,
 L.L.C. (i)..............   8,556,268           5.6%           --         --
Highland Preferred
 Communications, L.L.C.
 (i).....................   9,433,962           6.1%           --         --
Highland Holdings (i)....  19,128,108          12.5%           --         --
Highland 2000, L.P.......     (j)              (j)      8,401,522(c)    43.7%
Leonard Tow..............  28,850,138(k)       18.8%           --         --
 50 Locust Avenue
 New Canaan, CT 06840
Claire L. Tow............  19,695,574(1)       12.8%           --         --
 50 Locust Avenue
 New Canaan, CT 06840
David Z. Rosensweig......  20,449,209(m)       13.3%           --         --
 162 Brite Avenue
 Scarsdale, NY 10583
Cablevision Systems
 Corporation.............  10,800,000           7.0%           --         --
 1111 Stewart Avenue
 Bethpage, NY 11714
AXA Financial, Inc.......   8,146,800(n)        5.3%           --         --
 1290 Avenue of the
  Americas
 New York, NY 10104
Wallace R. Weitz &
 Company.................   7,741,011(o)        5.0%           --         --
 1125 South 103rd Street
 Suite 600
 Omaha, NE 68124

--------
(a) The holders of Class B common stock are deemed to be beneficial owners of an equal number of shares of Class A common stock because Class B common stock is convertible into Class A common stock on a one-to-one basis. See note (c) below. In addition, the following persons own or have the power to direct the voting of shares of Class A common stock in the following amounts: John J. Rigas, 431,800 shares--71,700 shares directly and 360,100 shares through Doris Holdings, L.P. ("Doris"); Michael J. Rigas, 193,500 shares--200 shares directly and 193,300 shares through Doris; Timothy J. Rigas, 193,500 shares--200 shares directly and 193,300 shares through Doris; James P. Rigas, 193,300 shares through Doris. John J. Rigas shares voting power with his spouse with respect to 106,300 of such shares held through Doris. Each of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas also shares voting and dispositive power with respect to the 8,401,522 shares of Class B common stock owned by Highland 2000, L.P., the 19,128,108 shares of Class A common beneficially owned by Highland Holdings and subsidiaries ("Highland"), the 4,000,000 shares of Class A common held by Highland Holdings II ("Highland II") and the other 1,458,151 shares of Class A common stock held by Doris. See notes (h) and (i).
(b) After giving effect to the conversion solely by each individual holder of all of his Class B common stock into Class A common stock and including all shares of Class A common stock, currently held by such individual holder or over which such individual holder has or shares voting or investment power as disclosed in notes (a) above or (h) and (i) below, the percentage of Class A common stock owned by John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas would be 23.8%, 21.9%, 21.9% and 21.5%, respectively. Further, after giving effect to an additional 4,919,340 shares of Class A common stock of which John J. Rigas has the right to direct the voting in the election of directors pursuant to a Class B Stockholders Agreement (and assuming the parties to such agreement converted their Class B common stock into Class A common stock), as to all of which additional shares John J. Rigas disclaims beneficial ownership, the percentage of Class A common stock owned by John J. Rigas would be 26.0%.
(c) The respective amounts shown include, other than for Highland 2000, L.P., 97,949 of the same shares of Class B common stock which are owned of record by Dorellenic, a general partnership in which the five named individual Rigas family members are general partners and include, for all amounts shown, 8,401,522 of the same shares of Class B common stock which are owned by Highland 2000, L.P., a limited partnership in which the five named individual Rigas family members are limited partners, and such shares are only included once for "all executive officers and directors as a group." The named Rigas individuals have shared voting and investment power with respect to these shares. The shares of Class B common stock shown for Peter L. Venetis represent the shares beneficially owned by his wife, Ellen Rigas Venetis. The respective amounts shown for each individual or group do not include any of the 17,976,717 shares of Class B common stock consisting of (i) 5,819,637 shares of Class B common stock that Highland 2000, L.P. has agreed to purchase from Adelphia on or before October 20, 2001, pursuant to a pending purchase agreement and (ii) 3,016,165 shares and 9,141,185 shares of Class B common stock, respectively, which could be issued upon conversion of convertible notes that Highland 2000, L.P. has agreed to purchase from Adelphia on or before October 20, 2001 and January 20, 2002 pursuant to pending purchase agreements.
(d)  Less than 1%.
(e) Peter L. Venetis is the husband of Ellen Rigas Venetis. As a result, he is deemed to beneficially own indirectly the shares beneficially owned by Ellen Rigas Venetis. Based upon 2,500 shares of Class A common stock owned directly by Mr. Venetis and the shares of Class A common stock owned or deemed to be owned beneficially by Ellen Rigas Venetis, the percentage of Class A common stock owned or deemed to be beneficially owned by Mr. Venetis would be 19.6%. See notes (c), (f), (g) and (i).
(f) As a holder of Class B common stock, Ellen Rigas Venetis is deemed to be the beneficial owner of an equal number of shares of Class A common stock because Class B common stock is convertible into Class A common stock on a one-to-one basis. In addition, Ellen Rigas Venetis owns 1,600 shares of Class A common stock directly and shares voting and investment power with respect to 19,128,108 shares of Class A common stock held by Highland and 4,000,000 shares of Class A common stock held by Highland II. See also notes (c) and (i). Ellen Rigas Venetis is the daughter of John J. Rigas.
(g) After giving effect to the conversion of all of Ellen Rigas Venetis' Class B common stock into shares of Class A common stock and including all shares of Class A common stock held by Ellen Rigas Venetis or over which Ellen Rigas Venetis has or shares voting or investment power as discussed in note (i) below, the percentage of Class A common stock owned by Ellen Rigas Venetis would be 19.6%.
(h) Doris and Eleni Acquisition, Inc., the general partner of Doris, are affiliates of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James
     P. Rigas, each of whom has shared voting and investment power with respect to the shares held by Doris. In addition, through irrevocable proxies, each of the above-named individuals shares with Doris the power to vote or direct the vote of such number of shares of Class A common stock held as is described in note (a).
(i) Each of Highland and Highland II is a general partnership, the general partners of which are John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen Rigas Venetis. These Rigas family members may be deemed to share voting and investment power with respect to the shares held by Highland's wholly owned subsidiaries, Highland Communications, L.L.C. and Highland Preferred Communications, L.L.C., and also with respect to the shares held by Highland II. The amount shown for Highland Communications, L.L.C. includes 8,506,268 shares of Class A common stock held directly by it and 50,000 shares of Class A common stock held by Bucktail Broadcasting Corporation, another subsidiary of Highland.
(j) After giving effect to the conversion of all of Highland 2000, L.P.'s Class B common stock into shares of Class A common stock, the percentage of Class A common stock owned by Highland 2000, L.P. would be 5.2%.
(k)  According to a Schedule 13G, includes 6,207,204 shares as to which Mr.
     Tow has sole voting and investment power. Also includes 19,583,927 shares held by trusts and foundations (17,307,308 of which are held by the Claire Tow Trust, 50 Locust Avenue, New Canaan, CT 06840) as to all of which he may be deemed to share voting and investment power with his wife, Claire L. Tow, and David Z. Rosensweig and 3,059,007 shares held by Citizens Communications Company as to which he may be deemed to share voting and investment power, as to all of which shares Mr. Tow disclaims beneficial ownership. Does not include 111,647 shares described in note
     (1) as to which Mrs. Tow has sole voting and investment power, as to which shares Mr. Tow disclaims beneficial ownership.
(l) Includes 111,647 shares as to which Mrs. Tow has sole voting and investment power. Also includes the 19,583,927 shares described in note
     (k) as to which she may be deemed to share voting and investment power with Mr. Tow and Mr. Rosensweig and does not include the 6,207,204 shares described in note (k) as to which Mr. Tow has sole voting and investment power, as to all of which shares Mrs. Tow disclaims beneficial ownership.
(m) Includes 5,000 shares as to which Mr. Rosensweig has sole voting and investment power. Also includes the 19,583,927 shares described in note
     (k) as to which he may be deemed to share voting and investment power with Mr. and Mrs. Tow and 1,160,282 shares held in trust over which he is the sole trustee, as to all of which shares he disclaims beneficial ownership.
(n) According to a Schedule 13G, two subsidiaries of the named person, Alliance Capital Management L.P. and the Equitable Life Assurance Society of the United States, have shared voting power over an aggregate of 7,667,320 of such shares, sole voting power over 455,012 of such shares, and sole dispositive power over all of such shares.
(o) According to a Schedule 13G, the named person has sole voting power over all of such shares and has shared dispositive power over all of such shares with Wallace R. Weitz, president of the named person.

   John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen Rigas Venetis, Dorellenic and the Company are parties to a Class B Stockholders Agreement providing that such stockholders shall vote their shares of common stock for the election of directors designated by a majority of voting power (as defined in the Agreement) of the shares of common stock held by them. The Class B Stockholders Agreement also provides that, in the absence of the consent of the holders of a majority of the voting power of the shares of common stock owned by the parties to the Agreement, (i) none of the stockholder parties may sell, assign or transfer all or any part of their shares of common stock in a public sale (as defined in the Agreement) without first offering the shares to the other parties to the Agreement and (ii) no stockholder party may accept a bona fide offer from a third party to purchase shares of such stockholder without first offering the shares to the Company and then to the other parties to the Class B Stockholders Agreement. In addition, each party has certain rights to acquire the shares of common stock of the others under certain conditions.

                                  PROPOSAL 3

      APPROVAL OF AMENDMENT TO THE 1998 LONG-TERM INCENTIVE COMPENSATION
         PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK
                            AUTHORIZED FOR ISSUANCE

Proposed Amendment

   The Board of Directors, subject to stockholder approval, has amended the 1998 Plan to increase the number of authorized shares of Class A Common Stock that may be issued under the 1998 Plan by an additional 4,000,000 shares to a total of 7,500,000 shares. As of June 25, 2001, approximately 471,000 shares remained available for issuance under the Plan.

   The affirmative vote of the holders of a majority of the outstanding Class A Common Stock and Class B Common Stock, voting as a single class, present in person or by represented by proxy and entitled to vote at the Annual Meeting is required for the approval of this proposal. The Board of Directors recommends a vote FOR the amendment of the 1998 Plan to change the amount of authorized shares of Class A Common Stock reserved for issuance.

Description of the 1998 Plan

   The following description is intended to summarize certain provisions of the Plan if adopted as proposed.

   Administration. The Plan is to be administered by the full Board of Directors or by a committee of the Board (the "Plan Administrator"). Subject to the terms of the Plan, the Plan Administrator will select from eligible employees those persons to whom awards will be made. The Plan Administrator will determine the terms of each award including the type and number of shares to be included in any award, the price and the period in which any option award may be exercised, the terms and conditions which must be met in order for any such award to vest, the type of consideration to be paid with respect to any such award, and the other terms of the award.

   Eligibility. Awards may be granted under the Plan to directors, officers and employees of and consultants to the Corporation and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business of the Corporation. No determination has been made as to the individuals to whom awards may be made, or the amount of awards that may be granted, to any such individual under the Plan.

   Shares Available for Issuance. The Plan provides for the issuance of 7,500,000 shares of Class A Common Stock. The number of shares available under the Plan for awards is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Corporation. Shares covered by awards granted under the Plan that terminate or expire without being exercised, shares returned to the Plan in payment of an exercise price of an option or for any tax obligation and, in certain cases, shares that are awarded pursuant to the Plan but that are forfeited, will remain available for the future granting of awards under the Plan. No Incentive Stock Options (as defined below) can be granted under the Plan after July 27, 2008.

   Stock Options. The Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended, or other options ("Nonstatutory Stock Options"). See "Federal Income Tax Consequences" below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed $100,000 determined at the time of the grant. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the Plan.

   The price at which each share covered by an option granted under the Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to mean (i) the closing sale price of the Class A Common Stock on the day before the date in question (or if no sales were reported on such day, on the next preceding day on which sales were reported) if the Class A Common Stock is listed for trading on a national securities exchange, the Nasdaq National Market or other last reported sale system; (ii) if last reported sales information is not available for the Class A Common Stock, the closing bid price on the day before the date in question; or (iii) if the Common Stock is not listed for trading or quoted in a quotations system, a price determined by the Plan Administrator. On June 25, 2001, such fair market value for the Class A Common Stock was $40.49 per share.

   The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option (i) in cash, (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the Company or (iii) in the discretion of the Plan Administrator, (a) by delivering shares of Capital Stock (held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; (b) through an election to withhold shares of Capital Stock otherwise issuable having an aggregate fair market value equal to the option price of the shares being purchased; or (c) through any combination of the foregoing.

   Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant stock appreciation rights ("SARs") to eligible participants. Such SARs may be granted (i) alone, (ii) simultaneously with the grant of an option (either an Incentive Stock Option or Nonstatutory Stock Option) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Nonstatutory Stock Option and in conjunction therewith or in the alternative thereto.

   An SAR shall entitle the holder upon exercise thereof to receive from Adelphia, upon request, (i) a number of shares of Common Stock, (ii) cash, or
(iii) any combination of shares of Common Stock and cash, as specified in the request (but subject to the approval of the Plan Administrator in its sole discretion as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the day of such request, of one share of Common Stock over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares of Common Stock for which such SAR was exercised.

   The exercise price of an SAR granted alone shall be determined by the Plan Administrator. An SAR granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, will be exercisable only when the fair market value of the Common Stock subject to the SAR and related option exceeds the exercise price thereof.

   Upon exercise of an SAR granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Common Stock for which the related option will be exercisable shall be reduced by the number of shares of Common Stock for which the SAR shall have been exercised. The number of shares of Common Stock for which an SAR shall be exercisable will be reduced upon any exercise of a related option by the number of shares of Common Stock for which such option will have been exercised.

   Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

   An option or SAR may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator provided that the period for an Incentive Stock Option may not exceed ten years from the granting of the option. If the grantee ceases to be employed by the Corporation or any of its subsidiaries, the option or SAR may be exercised only within three months after the termination of employment and within the period, or, if such termination was due to disability or retirement, within one year after termination of employment and within the period, unless such termination of employment shall be for cause or the person becomes affiliated with a competing business, in which case the option shall terminate. In the discretion of the Plan Administrator, the period may be extended for up to three years from the date of termination regardless of the original period. Further, the option or SAR may be exercised only within one year after the grantee's death and within the period and only by the optionee's personal representatives or persons entitled thereto under the grantee's will or the laws of the descent and distribution.

   Share Awards; Phantom Stock. The Plan Administrator may from time to time award shares or stock equivalent units with a value equal to the Common Stock ("Phantom Stock") to participants pursuant to share award agreements which may contain such terms and conditions as the Plan Administrator shall determine. The Plan Administrator may establish such vesting period, schedule and criteria as it deems appropriate for each such award, such as vesting in installments upon the achievement by the Corporation or grantee of specified periods of continued employment, specific performance criteria or other goals. If the grantee or the Corporation, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Corporation for any reason prior to the expiration of the vesting period, the grantee will forfeit all non-vested shares in the award.

   Allotment of Shares. Not more than 25% of the aggregate number of shares subject to the Plan may be awarded in the aggregate to any one individual excluding shares covered by an option previously granted to the individual to the extent it has expired or terminated without being exercised and excluding shares to the extent the award has terminated without such shares having vested.

   Change in Control. The Plan provides that in the event of a change in control of the Corporation (as defined in the Plan to exclude transactions involving the Rigas Family or any affiliate of the Rigas Family), (a) all options and SARs that become exercisable in installments shall become immediately exercisable in full, (b) an optionee who ceases to be employed by the Corporation or a subsidiary within one year following the change in control may in all events exercise his or her options and SARs for a period of three months after the termination of employment and within the option period, and
(c) all awards of shares and Phantom Stock which have not previously vested shall become vested.

   Tax Withholding. When shares are issued under the Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the Corporation has the right to require the optionee to remit to the Corporation an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the Corporation withhold shares of stock otherwise issuable to him or her or by delivering to the Corporation previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

   Amendment or Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action may deprive any person without such person's consent of any rights granted under the plan.

   Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a stock award, or Phantom Stock award is made, subject to restrictions, nor will the Company be entitled to a tax deduction at that time. When any part of an option or SAR is exercised, when restrictions on restricted stock or Phantom Stock lapse or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

     (i) In the case of an exercise of a non-qualified stock option or a SAR, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the Common Stock on the exercise date.

     (ii) In the case of performance share awards or restricted stock awards, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income, taxable or ordinary income, when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock. Unrestricted stock awards will generally be taxable as ordinary income to the recipient upon receipt.

     (iii) In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock; if the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

     (iv) Upon the exercise of a non-qualified stock option or SAR, the award of unrestricted stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company will generally receive an income tax deduction for a corresponding amount. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

   THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON AWARD RECIPIENTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 1996 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

   Because executive officers (who may also be members of the Board) are eligible to receive awards under the Plan, each of them has a personal interest in the approval of these amendments.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of Adelphia hereby reports as follows with respect to the fiscal year ended December 31, 2000. Mr. Coyle and Mr. Kailbourne did not become members of the Audit Committee until April 1, 2001, and did not participate as committee members with respect to the fiscal year ended December 31, 2000:

  1. The Audit Committee has reviewed and discussed the audited financial statements with Adelphia's management.

  2. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards 61.

  3. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1, has discussed with Deloitte & Touche LLP their independence, and considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP's independence.

  4. Based on the review and discussion referred to in paragraphs (1) through
     (3) above, the Audit Committee recommended to the Board of Directors of Adelphia, and the Board has approved, that the audited financial statements to be included in Adelphia's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:
Pete J. Metros
Timothy J. Rigas (committee member prior to June 13, 2001)
Dennis P. Coyle (committee member as of April 1, 2001)
Erland E. Kailbourne (committee member as of April 1, 2001)

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Audit and Non-Audit Fees

 Audit Fees

   The aggregate fees billed by Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of Adelphia's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements included in Quarterly Reports on Form 10-Q for that fiscal year were $1,319,000.

 Financial Information Systems Design and Implementation Fees

   The Company did not engage Deloitte for professional information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

 All Other Fees

   The aggregate fees billed by Deloitte for services rendered to Adelphia, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $2,182,000.

      ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION

   A COPY OF THE ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) OF THE COMPANY FOR THE PERIOD FROM JANUARY 1, 2000 TO DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED FREE OF CHARGE, UPON WRITTEN REQUEST, TO STOCKHOLDERS WHO HAVE NOT PREVIOUSLY RECEIVED A COPY FROM THE COMPANY. WRITTEN REQUESTS MAY BE DIRECTED TO THE SECRETARY, ADELPHIA COMMUNICATIONS CORPORATION, ONE NORTH MAIN STREET, COUDERSPORT, PENNSYLVANIA 16915.

                                 OTHER MATTERS

   The Company knows of no other matters to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

   The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

   The Company's certified public accountants during the year ended December 31, 2000 were, and for fiscal 2001 will be, Deloitte & Touche LLP. Such accountants are expected to attend the Annual Meeting.

Stockholder Proposals

   Proposals of stockholders submitted for consideration at the 2002 Annual Meeting must be received by the Company no later than March 7, 2002, in order to be considered for inclusion in the Company's proxy materials for that meeting. Such proposals must also comply with the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the 2002 Annual Meeting proxy materials. Similarly, under the Company's By-laws, as amended, stockholders who wish to make a proposal at the 2002 Annual Meeting other than by inclusion in the Company's proxy materials, must also notify the Company of the matter no later than March 7, 2002. Notwithstanding the fact that the Company may at its discretion exclude any untimely proposal that is not submitted or presented by March 7, 2002, if a stockholder submits or presents a proposal after March 7, 2002 and that proposal is accepted by the Company, then the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if the proposal is otherwise properly brought before the meeting. Any stockholder wishing to submit a proposal at the 2002 Annual Meeting must also comply with the other provisions of the Company's By-laws, as amended. A copy of the applicable provisions of its By-laws, as amended, can be obtained by writing to the Secretary of the Company.

                                   APPENDIX A

                               TABLE OF CONTENTS

  Selected Financial Data.................................................  A-2
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  A-5
  Quantitative and Qualitative Disclosure About Market Risk............... A-21
  Financial Statements and Supplementary Data............................. A-22
  Independent Auditors' Report............................................ A-23
  Adelphia Communications Corporation and Subsidiaries Consolidated
   Balance Sheets......................................................... A-24
  Adelphia Communications Corporation and Subsidiaries Consolidated
   Statements of Operations and Comprehensive Income (Loss)............... A-25
  Adelphia Communications Corporation and Subsidiaries Consolidated
   Statements of Convertible Preferred Stock, Common Stock and Other
   Stockholders' Equity (Deficiency)...................................... A-26
  Adelphia Communications Corporation and Subsidiaries Consolidated
   Statements of Cash Flows............................................... A-28
  Adelphia Communications Corporation and Subsidiaries Notes to
   Consolidated Financial Statements...................................... A-29

                                   APPENDIX A

                            SELECTED FINANCIAL DATA
                (Dollars in thousands, except per share amounts)

   The selected consolidated financial data as of and for each of the two years in the period ended March 31, 1998, the nine months ended December 31, 1998 and for each of the two years in the period ended December 31, 2000 have been derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the year ended December 31, 1998 have been derived from unaudited condensed consolidated financial statements of the Company not included herein; however, in the opinion of management, such data reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the data for such period. This data should be read in conjunction with the consolidated financial statements and related notes thereto as of December 31, 1999 and 2000 and the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement. The statement of operations data with respect to fiscal years ended March 31, 1997 and 1998, and the balance sheet data at March 31, 1997 and 1998 and December 31, 1998, have been derived from audited consolidated financial statements of the Company not included herein.

                                                Nine Months
                              Year Ended           Ended
                               March 31,        December 31,      Year Ended December 31,
                          --------------------  ------------ ----------------------------------
                            1997       1998         1998        1998        1999        2000
                          ---------  ---------  ------------ ----------- ----------  ----------
                                                             (unaudited)
Revenues................  $ 472,778  $ 524,889   $ 496,014    $ 630,999  $1,287,968  $2,909,351
Direct operating and
 programming expense....    148,982    167,288     167,963      213,327     432,612   1,070,346
Selling, general and
 administrative
 expense................     81,763     95,731     107,249      132,895     340,579     749,612
Restructuring charges...         --         --          --           --          --       5,420
Depreciation and
 amortization expenses..    124,066    145,041     140,974      181,445     371,025     867,877
Merger and integration
 costs..................         --         --          --           --       4,736          --
                          ---------  ---------   ---------    ---------  ----------  ----------
Operating income........    117,967    116,829      79,828      103,332     139,016     216,096
                          ---------  ---------   ---------    ---------  ----------  ----------
Priority investment
 income from Olympus....     42,086     47,765      36,000       48,000      36,000          --
Cash interest expense--
 net....................   (190,965)  (206,124)   (156,789)    (205,554)   (307,517)   (778,481)
Noncash interest
 expense................    (41,360)   (37,430)    (23,663)     (31,112)    (52,068)   (144,384)
Equity in loss of joint
 ventures...............    (59,169)   (79,056)    (58,471)     (78,193)    (68,376)    (28,281)
Adelphia Business
 Solutions preferred
 stock dividends........         --    (12,682)    (21,536)     (28,230)    (32,173)    (36,219)
Minority interest in net
 losses of
 subsidiaries...........         --         --      25,772       25,772      38,699     138,531
Other-than-temporary
 impairment of
 marketable equity
 securities.............         --         --          --           --          --    (109,605)
Gain on cable systems
 swap...................         --         --      21,455       21,455          --      37,552
Other...................     12,151      2,538       1,113        2,633       1,865        (411)
                          ---------  ---------   ---------    ---------  ----------  ----------
Loss before income taxes
 and extraordinary
 loss...................   (119,290)  (168,160)    (96,291)    (141,897)   (244,554)   (705,202)
Income tax benefit......        358      5,606       6,802       12,967      14,493     157,634
                          ---------  ---------   ---------    ---------  ----------  ----------
Loss before
 extraordinary loss.....   (118,932)  (162,554)    (89,489)    (128,930)   (230,061)   (547,568)
Extraordinary loss on
 early retirement of
 debt...................    (11,710)   (11,325)     (4,337)      (4,337)    (10,658)         --
Net loss................   (130,642)  (173,879)    (93,826)    (133,267)   (240,719)   (547,568)
                          ---------  ---------   ---------    ---------  ----------  ----------
Dividend requirements
 applicable to preferred
 stock..................         --    (18,850)    (20,718)     (27,570)    (41,963)    (54,916)
                          ---------  ---------   ---------    ---------  ----------  ----------
Net loss applicable to
 common stockholders....  $(130,642) $(192,729)  $(114,544)   $(160,837) $ (282,682) $ (602,484)
                          =========  =========   =========    =========  ==========  ==========
Basic and diluted loss
 per weighted average
 share of common stock
 before extraordinary
 loss...................  $   (4.50) $   (6.07)  $   (3.04)   $   (4.49) $    (3.73) $    (4.45)
Basic and diluted net
 loss per weighted
 average share of common
 stock..................      (4.94)     (6.45)      (3.16)       (4.62)      (3.88)      (4.45)
Cash dividends declared
 per common share.......         --         --          --           --          --          --

   Adelphia operates primarily in two operating segments within the telecommunications industry: cable television and related investments ("Cable and Other Segment") and competitive local exchange carrier telephony ("Adelphia Business Solutions" or "CLEC Segment"). The balance sheet data and other data as of and for each of the two years in the period ended March 31, 1998, as of and for the nine months ended December 31, 1998 and as of and for the years ended December 31, 1999 and 2000 of Adelphia Business Solutions have been derived from audited consolidated financial statements of Adelphia Business Solutions not included herein.

                                    March 31,                  December 31,
                         -------------------------------- --------------------------
                            1997       1998       1998       1999           2000
                         ---------- ---------- ---------- -----------    -----------
Balance Sheet Data:
Adelphia Consolidated
  Total assets.......... $1,643,826 $2,304,671 $3,315,761 $17,288,615    $21,499,480
  Total debt............  2,544,039  2,909,745  3,527,452   9,291,732     12,603,413
  Cash and cash
   equivalents..........     61,539    276,895    398,644     186,874        124,634
  Restricted cash.......         --         --         --          --         54,178
  Investments (a).......    130,005    150,787    229,494     308,342        300,312
  Redeemable preferred
   stock................         --    355,266    376,865     409,211        445,602
  Convertible preferred
   stock (liquidation
   preference)..........         --    100,000    100,000     675,000        575,000
Adelphia Business
 Solutions
  Total assets.......... $  174,601 $  639,992 $  836,342 $ 1,171,074(b) $ 1,889,466
  Total debt............    215,675    528,776    494,109     845,178      1,390,456
  Cash and cash
   equivalents..........     59,814    230,750    242,570       2,133          3,543
  Restricted cash.......         --         --         --          --         54,178
  Investments (a).......     56,695     69,596    138,614      61,400         66,800
  Redeemable preferred
   stock................         --    207,204    228,674     260,848        297,067
Adelphia, excluding
 Adelphia Business
 Solutions
  Total assets.......... $1,469,225 $1,664,679 $2,479,419 $16,117,541    $19,610,014
  Total debt............  2,328,364  2,380,969  3,033,343   8,446,554     11,212,957
  Cash and cash
   equivalents..........      1,725     46,145    156,074     184,741        121,091
  Investments (a).......     73,310     81,191     90,880     246,942        233,512
  Redeemable preferred
   stock................         --    148,062    148,191     148,363        148,535
  Convertible preferred
   stock (liquidation
   preference)..........         --    100,000    100,000     675,000        575,000

                         See "Other Data" on next page.

                                               Nine Months
                             Year Ended           Ended          Year Ended           Three Months Ended
                              March 31,        December 31,     December 31,             December 31,
                         --------------------  ------------ ----------------------  ------------------------
                           1997       1998         1998        1999        2000        1999         2000
                         ---------  ---------  ------------ ----------  ----------  -----------  -----------
                                                                                    (unaudited)  (unaudited)
Other Data:
Adelphia Consolidated
 Revenues............... $ 472,778  $ 524,889   $ 496,014   $1,287,968  $2,909,351  $  635,273   $  804,649
 Priority income........    42,086     47,765      36,000       36,000          --          --           --
 Operating expenses
  (c)...................   230,745    263,019     275,212      773,191   1,819,958     367,608      528,775
 Depreciation and
  amortization
  expenses..............   124,066    145,041     140,974      371,025     867,877     184,693      242,924
 Operating income.......   117,967    116,829      79,828      139,016     216,096      78,236       27,530
 Interest expense--net..  (232,325)  (243,554)   (180,452)    (359,585)   (922,865)   (187,945)    (288,775)
 Preferred stock
  dividends.............        --    (31,532)    (42,254)     (74,136)    (91,135)    (23,217)     (21,181)
 Capital expenditures...   129,609    183,586     255,797      819,197   2,208,001     415,188      874,962
 Cash paid for
  acquisitions--net of
  cash acquired.........   143,412    146,546     403,851    2,178,037   1,880,800   1,988,249    1,094,557
 Cash used for
  investments...........    51,415     86,851      81,558       56,365      57,346      14,342        8,183
Adelphia Business
 Solutions
 Revenues............... $   5,088  $  13,510   $  34,776   $  154,575  $  351,974  $   55,575   $  108,908
 Operating expenses
  (c)...................    10,212     22,118      54,050      201,140     460,512      71,485      144,827
 Depreciation and
  amortization
  expenses..............     3,945     11,477      26,671       65,244     114,614      19,955       41,384
 Operating loss.........    (9,069)   (20,085)    (45,945)    (111,809)   (228,572)    (35,865)     (82,723)
 Interest expense--net
  (d)...................   (22,401)   (36,030)    (20,010)     (45,898)    (78,394)    (16,103)     (42,405)
 Preferred stock
  dividends.............        --    (12,682)    (21,536)     (32,173)    (36,219)     (8,586)      (9,483)
 Capital expenditures...    36,127     68,629     146,752      453,206     712,807     220,788      233,809
 Cash paid for
  acquisitions--net of
  cash acquired.........     5,040     65,968          --      129,118          --          --           --
 Cash used for
  investments...........    34,769     64,260      69,018       24,496      10,375      (2,925)          --
Adelphia, excluding
 Adelphia Business
 Solutions
 Revenues............... $ 467,690  $ 511,379   $ 461,238   $1,133,393  $2,557,377  $  579,698   $  695,741
 Priority income........    42,086     47,765      36,000       36,000          --          --           --
 Operating expenses
  (c)...................   220,533    240,901     221,162      572,051   1,359,446     296,123      383,948
 Depreciation and
  amortization
  expenses..............   120,121    133,564     114,303      305,781     753,263     164,738      201,540
 Operating income.......   127,036    136,914     125,773      250,825     444,668     114,101      110,253
 Interest expense--net
  (e)...................  (209,924)  (207,524)   (160,442)    (313,687)   (844,471)   (171,842)    (246,370)
 Preferred stock
  dividends.............        --    (18,850)    (20,718)     (41,963)    (54,916)    (14,631)     (11,698)
 Capital expenditures...    93,482    114,957     109,045      365,991   1,495,194     194,400      641,153
 Cash paid for
  acquisitions--net of
  cash acquired.........   138,372     80,578     403,851    2,048,919   1,880,800   1,988,249    1,094,557
 Cash used for
  investments...........    16,646     22,591      12,540       31,869      46,971      17,267        8,183

--------
(a) Represents total investments before cumulative equity in net losses.
(b) Amount excludes receivables from Adelphia of $392,629 as of December 31, 1999.
(c) Amount excludes depreciation and amortization expenses, restructuring charges and merger and integration costs.
(d) Amounts include interest income (expense) from Adelphia of $0, $0, $8,395, $8,483, $6,282, $1,540 and $(721) for the respective periods.
(e) Amounts include interest expense (income) to Adelphia Business Solutions of $0, $0, $8,395, $8,483, $6,282, $1,540 and $(721) for the respective periods.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                             (Dollars in thousands)

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this proxy statement, including Management's Discussion and Analysis of Financial Condition and Results of Operations, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, Adelphia Communications Corporation and subsidiaries ("Adelphia" or the "Company"). These "forward-looking statements" can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "intends" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These risks and uncertainties include, but are not limited to, uncertainties relating to general business and economic conditions, acquisitions and divestitures, risks associated with the Company's growth and financings, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to execute on its various business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, and changes in the competitive environment in which the Company operates. Persons reading this proxy statement are cautioned that forward-looking statements herein are only predictions, that no assurance can be given that the future results will be achieved, and that actual events or results may differ materially as a result of the risks and uncertainties facing the Company. For further information regarding those risks and uncertainties and their potential impact on the Company, see the prospectus and most recent prospectus supplement filed under Registration Statement No. 333-78027, under the caption "Risk Factors."

 Introduction

   During the year ended December 31, 1999, the Company completed the acquisition of the Olympus partnership interests held by FPL Group, Inc., and the acquisitions of FrontierVision Partners, L.P., Century Communications Corp. and Harron Communications Corp. (collectively, the "Acquisitions"). The Acquisitions were all completed on October 1, 1999 and were accounted for under the purchase method of accounting. Accordingly, the financial results of the Acquisitions have been included in the results of Adelphia effective from October 1, 1999. The Company had additional acquisitions during the years ended December 31, 1999 and 2000, which are disclosed in Note 1 to the Adelphia consolidated financial statements that are included in Adelphia's results of operations effective from the dates acquired. In addition, during the years ended December 31, 1999 and 2000, the Company entered into several financing transactions, the proceeds of which were partially used to fund one or more of the Acquisitions or for other acquisitions or general corporate purposes.

 Results of Operations

General

   On March 30, 1999, the Board of Directors of Adelphia changed its fiscal year from March 31 to December 31. The decision was made to conform to general industry practice and for administrative purposes. The change became effective for the nine months ended December 31, 1998. Management's discussion and analysis of financial condition and results of operations compares the years ended December 31, 1999 and 2000 and the years ended December 31, 1998 (unaudited) and 1999.

   Adelphia earned substantially all of its revenues in the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000 from monthly subscriber fees for basic, satellite, digital, premium and ancillary services (such as installations and equipment rentals), local and national advertising sales, pay-per-view programming, high speed data services and CLEC telecommunications services.

   The changes in Adelphia's results of operations for the year ended December 31, 1999 and 2000, compared to the respective prior periods, were primarily the result of acquisitions, expanding existing cable television operations and the impact of increased advertising sales and other service offerings as well as increases in cable rates, effective January 1, 1999 and August 1, 1999.

   The high level of depreciation and amortization associated with the significant number of acquisitions in recent years, the continued upgrade and expansion of systems, interest costs associated with financing activities and Adelphia Business Solutions' continued investment in the CLEC business will continue to have a negative impact on the reported results of operations. Adelphia expects to report net losses for the next several years.

   Adelphia Business Solutions, together with its subsidiaries, operates certain wholly owned CLEC telecommunications systems and owns a 50% interest in three CLEC joint ventures which it manages. Adelphia Business Solutions is an unrestricted subsidiary for purposes of the Company's indentures.

   The information below for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000 is derived from Adelphia's consolidated financial statements that are included in this proxy statement. Information for the twelve months ended December 31, 1998 is derived from unaudited condensed consolidated financial statements of the Company not included herein; however, in the opinion of management, such data reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the data for such periods. This table sets forth the percentage relationship to revenues of the components of operating income contained in such financial statements for the periods indicated.

                                                   Percentage of Revenues
                                               --------------------------------
                                               Nine Months     Year Ended
                                                  Ended       December 31,
                                               December 31, -------------------
                                                   1998     1998   1999   2000
                                               ------------ -----  -----  -----
Revenues......................................    100.0%    100.0% 100.0% 100.0%
Operating Expenses:
  Direct operating and programming............     33.9%     33.8%  33.6%  36.8%
  Selling, general and administrative.........     21.6%     21.1%  26.4%  26.0%
  Depreciation and amortization...............     28.4%     28.8%  28.8%  29.8%
  Merger and integration costs................       --        --    0.4%    --
                                                  -----     -----  -----  -----
Operating Income..............................     16.1%     16.3%  10.8%   7.4%
                                                  =====     =====  =====  =====

   The information below separately discusses the operating results of Adelphia's two operating segments: Cable and Other Segment and CLEC Segment.

Cable and Other Segment

 Comparison of the Years Ended December 31, 1999 and 2000

   Revenues. The primary revenue sources reflected as a percentage of total revenues for the Cable and Other Segment were as follows:

                                                                Year Ended
                                                               December 31,
                                                               ---------------
                                                                1999     2000
                                                               ------   ------
Service and equipment.........................................     79%      76%
Premium programming...........................................     10%      10%
Advertising sales and other services..........................     11%      14%

   Revenues increased approximately 125.6% for the year ended December 31, 2000 compared with the prior year. The increase is attributable to the following:

                                                                     Year Ended
                                                                    December 31,
                                                                        2000
                                                                    ------------
Acquisitions.......................................................      88%
Basic subscriber growth............................................       1%
Rate increases.....................................................       8%
Premium programming................................................      (4%)
Advertising sales and other services...............................       7%

   Effective August 1, 1999, certain rate increases related to regulated cable services were implemented in substantially all of the Company's systems. Advertising revenues and revenues derived from other strategic service offerings such as paging, high-speed data and long distance services also had a positive impact on revenues for the year ended December 31, 2000. The Company expects to implement rate increases related to certain cable services in substantially all of the Company's systems during 2001.

   Direct Operating and Programming Expenses. Direct operating and programming expenses, which are mainly basic and premium programming costs and technical expenses, increased 137.1% to $887,032 for the year ended December 31, 2000 from $374,087 for the same period of 1999. Acquisitions and increases in programming rates accounted for substantially all of the increase in 2000, while being partially offset by operational efficiencies recognized in connection with the acquisitions.

   Selling, General and Administrative Expenses. These expenses, which are mainly comprised of costs related to system offices, customer service representatives and sales and administrative employees, increased 138.6% to $472,414 for the year ended December 31, 2000 from $197,964 for the same period of 1999. Acquisitions, subscriber growth and new services accounted for substantially all of the increase in 2000.

   Depreciation and Amortization. Depreciation and amortization increased 146.3% to $753,263 for the year ended December 31, 2000, from $305,781 for the same period of 1999. Acquisitions and increased capital expenditures accounted for substantially all of the increase in 2000.

   Priority Investment Income from Olympus. Priority investment income is comprised of payments received from Olympus of accrued priority return on the Company's investment in 16.5% preferred limited partner ("PLP") interests in Olympus prior to the consolidation of Olympus effective October 1, 1999.

   Interest Expense--net. Interest expense--net increased 169.2% to $844,471 for the year ended December 31, 2000, from $313,687 for the same period of 1999. Acquisitions accounted for 73.4% of the increase in 2000. The remaining increase was due primarily to an increase in average outstanding debt and interest rates.

   Equity in Loss of Joint Ventures. The equity in loss of joint ventures represents primarily (i) the Company's pro-rata share of its less than majority owned entities operating losses and (ii) in 1999, the Company's pro-rata share of Olympus' losses and the accretion requirements of Olympus' PLP interests prior to the consolidation of Olympus. Equity in loss of joint ventures decreased in 2000 as compared to 1999, primarily due to the consolidation of Olympus.

   Minority Interest in Net Losses of Subsidiaries. Minority interest in net losses of subsidiaries increased 258.0% to $138,531 for the year ended December 31, 2000 from $38,699 for the same period in 1999. Acquisitions accounted for 4.4% of the increase in 2000. The remaining increase was primarily due to increased net losses of Adelphia Business Solutions attributable to minority interests.

   Gain on Cable Systems Swap. On May 1, 2000, Adelphia swapped certain of its cable systems for certain cable systems owned by AT&T. As a result of this transaction, a gain of $37,552 was recognized. There were no such cable system swaps for the year ended December 31, 1999.

   Other-Than-Temporary Impairment of Marketable Equity Securities. During 2000, the Company recognized losses of $109,605, which resulted from the write down of certain marketable equity securities classified as available-for-sale, which experienced a decline in value that was deemed other-than-temporary. There were no other-than-temporary declines in marketable equity securities during 1999.

   Preferred Stock Dividends. Preferred stock dividends increased 30.9% to $54,916 for the year ended December 31, 2000, from $41,963 for the same period in 1999. The increase for the year ended December 31, 2000 is due to a full year of dividends during 2000 on the Series D convertible preferred stock issued in April 1999.

   Comparison of the Years Ended December 31, 1998 and 1999

   Revenues. The primary revenue sources reflected as a percentage of total revenues for the Cable and Other Segment were as follows:

                                                                Year Ended
                                                               December 31,
                                                               ---------------
                                                                1998     1999
                                                               ------   ------
Service and equipment.........................................     79%      79%
Premium programming...........................................     10%      10%
Advertising sales and other services..........................     11%      11%

   Revenues increased approximately 91.6% for the year ended December 31, 1999 compared with the prior year. The increase is attributable to the following:

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
Acquisitions.......................................................      91%
Basic subscriber growth............................................       2%
Rate increases.....................................................      12%
Premium programming................................................      (8%)
Advertising sales and other services...............................       3%

   Effective August 1, 1999, certain rate increases related to regulated cable services were implemented in substantially all of the Company's systems. Advertising revenues and revenues derived from other strategic service offerings such as paging, high-speed data and long distance services also had a positive impact on revenues for the year ended December 31, 1999.

   Direct Operating and Programming Expenses. Direct operating and programming expenses, which are mainly basic and premium programming costs and technical expenses, increased 94.8% to $374,087 for the year ended December 31, 1999 from $192,077 for the same period of 1998. Acquisitions accounted for 91.0% of the increase in 1999. The remaining increase was due primarily to increased programming costs, incremental costs associated with increased subscribers and new services.

   Selling, General and Administrative Expenses. These expenses, which are mainly comprised of costs related to system offices, customer service representatives and sales and administrative employees, increased 114.4% to $197,964 for the year ended December 31, 1999 from $92,339 for the same period of 1998. Acquisitions accounted for 77.8% of the increase in 1999. The remaining increase was due primarily to subscriber growth, new services, and an increase in administrative employees due to the recently completed acquisitions.

   Depreciation and Amortization. Depreciation and amortization for the cable and other segment increased 103.4% to $305,781 for the year ended December 31, 1999, from $150,324 for the same period of 1998.

Acquisitions accounted for 84.3% of the increase in 1999. The remaining increase was due primarily to increased capital expenditures made during the past several years.

   Priority Investment Income from Olympus. Priority investment income is comprised of payments received from Olympus of accrued priority return on the Company's investment in 16.5% preferred limited partner ("PLP") interests in Olympus prior to the consolidation of Olympus effective October 1, 1999.

   Interest Expense--net. Interest expense--net increased 50.4% to $313,687 for the year ended December 31, 1999, from $208,609 for the same period in 1998. Acquisitions accounted for 114.7% of the increase in 1999. This increase was partially offset by paying down debt for a portion of the year due to financing transactions and increased interest income.

   Equity in Loss of Joint Ventures. The equity in loss of joint ventures represents primarily (i) the Company's pro-rata share of its less than majority owned entities operating losses, and (ii) the Company's pro-rata share of Olympus' losses and the accretion requirements of Olympus' PLP interests prior to the consolidation of Olympus. Equity in loss of joint ventures decreased in 1999 as compared to 1998, primarily due to the consolidation of Olympus.

   Minority Interest in Net Losses of Subsidiaries. Minority interest in net losses of subsidiaries increased 50.2% to $38,699 for the year ended December 31, 1999 from $25,772 for the same period in 1998. Acquisitions accounted for 45.4% of the increase in 1999. The remaining increase was primarily due to increased net losses of Adelphia Business Solutions attributable to minority interests.

   Gain on Cable Systems Swap. On April 1, 1998, Adelphia swapped certain of its cable systems for certain cable systems owned by Time Warner
Entertainment. As a result of this transaction, a gain of $21,455 was recognized. There were no such cable system swaps for the year ended December 31, 1999.

   Extraordinary Loss on Early Retirement of Debt. During the year ended December 31, 1999, Adelphia redeemed $154,500 of its 9 1/2% Senior Pay-in-Kind due 2004 at 103.56% of principal, $125,000 of its 11 7/8% Senior Debentures at 104.50% of principal and repaid certain institutional indebtedness. As a result of these transactions, Adelphia recognized an extraordinary loss on retirement of debt, net of income tax benefit, of $10,658 for the year ended December 31, 1999.

CLEC Segment

   Comparison of the Years Ended December 31, 1999 and 2000

   Revenues. The primary sources of revenues, reflected as a percentage of total revenue were as follows:

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  1999    2000
                                                                 ------  ------
Local service...................................................   69.2%   69.2%
Dedicated access................................................   21.1     9.7
Management fees.................................................    3.2     2.2
Enhanced services...............................................    3.1     8.9
Long distance...................................................    1.1     2.4
Other...........................................................    2.3     7.6

   Revenues increased 127.7% to $351,974 for the year ended December 31, 2000, from $154,575 in the prior year.

   The increase is attributable to the following:

Growth in Class of 1996 Markets....................................... $105,498
Growth in Class of 1997/98 Markets....................................   10,164
Acquisition of local partner interests................................   20,416
Growth in Class of 1999 Markets.......................................   56,580
Class of 2000 Markets.................................................    2,093
Management fees.......................................................    2,648

   Direct Operating and Programming. Direct operating and programming expense increased 213.2% to $183,314 for the year ended December 31, 2000, from $58,525 in the prior year.

   The increase is attributable to the following:

Growth in Original Markets............................................. $40,938
Acquisition of local partner interests.................................   8,299
Expansion markets......................................................  72,343
Network Operations Control Center ("NOCC").............................   3,209

   The increased number and size of the operations of the networks resulted in increased employee related costs, equipment maintenance costs and expansion costs.

   Selling, General and Administrative Expense. Selling, general and administrative expense increased 94.4% to $277,198 for the year ended December 31, 2000, from $142,615 in the prior year.

   The increase is attributable to the following:

Growth in Original Markets............................................. $35,303
Acquisition of local partner interests.................................   9,184
Expansion markets......................................................  49,171
Sales and marketing activities.........................................   2,616
Corporate overhead charges.............................................  38,309

   Restructuring Charges. Restructuring charges were $5,420 for the year ended December 31, 2000 as a result of Adelphia Business Solutions' revised network expansion plan.

   Depreciation and Amortization Expense. Depreciation and amortization expense increased 75.6% to $114,614 during the year ended December 31, 2000, from $65,244 in the prior year, primarily as a result of increased depreciation resulting from the higher depreciable asset base at the NOCC and the networks, amortization of deferred financing costs and the acquisition of local partner interests.

   Interest Expense--net. Interest expense--net increased 70.8% to $78,394 for the year ended December 31, 2000, from $45,898 in the prior year primarily as a result of the draws on the credit facility.

   Equity in Net Loss of Joint Ventures. Equity in net loss of joint ventures decreased by 63.1% to $2,858 for the year ended December 31, 2000, from $7,758 in the prior year as a result of the consolidation of several joint ventures resulting from the purchase of the local partners' interests, and to the maturing of the remaining joint venture networks. The decreased net losses of the joint ventures were primarily the result of increased revenues only partially offsetting startup and other costs and expenses associated with design, construction, operation and management of the networks.

   The number of non-consolidated joint venture networks paying management fees to Adelphia Business Solutions decreased from four at December 31, 1999 to three at December 31, 2000. These networks paid management and monitoring fees to Adelphia Business Solutions, which are included in revenues, aggregating approximately $7,600 for the year ended December 31, 2000, an increase of approximately $2,600 over the prior year. The non-consolidated networks' net losses, including networks under construction, for the year ended December 31, 1999 and 2000 aggregated approximately $15,200 and $6,200, respectively.

   Preferred Stock Dividends. Preferred stock dividends increased 12.6% to $36,219 during the year ended December 31, 2000 from $32,173 during the prior year. The increase was due to a higher outstanding preferred stock base resulting from the payment of dividends in additional shares of preferred stock.

 Comparison of the Years Ended December 31, 1998 and 1999

   Revenues. The primary sources of revenues, reflected as a percentage of total revenue were as follows:

                                                                  Year Ended
                                                                 December 31,
                                                                 --------------
                                                                  1998    1999
                                                                 ------  ------
Local service...................................................   53.0%   69.2%
Dedicated access................................................   37.5    21.1
Management fees.................................................    9.3     3.2
Enhanced services...............................................     --     3.1
Long distance and other.........................................    0.2     3.4

   Revenues increased 290.4% to $154,575 for the year ended December 31, 1999, from $39,596 in the prior year.

   The increase is attributable to the following:

Growth in Original Markets............................................. $75,978
Acquisition of local partner interests.................................  27,955
Expansion markets......................................................   9,798
Management fees........................................................   1,248

   Direct Operating and Programming. Direct operating and programming expense increased 175.4% to $58,525 for the year ended December 31, 1999, from $21,250 in the prior year.

   The increase is attributable to the following:

Growth in Original Markets............................................. $17,270
Acquisition of local partner interests.................................   8,381
Expansion markets......................................................  10,888
Network control center.................................................     736

   The increased number and size of the operations of the networks resulted in increased employee related costs, equipment maintenance costs and expansion costs.

   Selling, General and Administrative Expense. Selling, general and administrative expense increased 251.6% to $142,615 for the year ended December 31, 1999, from $40,556 in the prior year.

   The increase is attributable to the following:

Growth in Original Markets............................................. $28,406
Acquisition of local partner interests.................................  12,242
Expansion markets......................................................  42,609
Sales and marketing activities.........................................   6,865
Corporate overhead charges.............................................  11,937

   Depreciation and Amortization Expense. Depreciation and amortization expense increased 109.6% to $65,244 during the year ended December 31, 1999, from $31,121 in the prior year, primarily as a result of increased depreciation resulting from the higher depreciable asset base at the NOCC and the networks, amortization of deferred financing costs and the acquisition of local partner interests.

   Interest Expense--net. Interest expense--net increased 63.6% to $45,898 for the year ended December 31, 1999, from $28,057 in the prior year as a result of the issuance of the 12% Senior Subordinated Notes due 2007 discussed previously partially offset by an increase in the amount of interest capitalized on projects under construction in 1998.

   Equity in Net Loss of Joint Ventures. Equity in net loss of joint ventures decreased by 41.5% to $7,758 for the year ended December 31, 1999, from $13,263 in the prior year as a result of the consolidation of several joint ventures resulting from the purchase of the local partners' interests, and to the maturing of the remaining joint venture networks. The decreased net losses of the joint ventures were primarily the result of increased revenues only partially offsetting startup and other costs and expenses associated with design, construction, operation and management of the networks.

   The number of non-consolidated joint venture networks paying management fees to Adelphia Business Solutions decreased from eight at December 31, 1998 to four at December 31, 1999. These networks paid management and monitoring fees to Adelphia Business Solutions, which are included in revenues, aggregating approximately $4,900 for the twelve months ended December 31, 1999, an increase of approximately $1,200 over the prior twelve-month period. The non-consolidated networks' net losses, including networks under construction, for the twelve months ended December 31, 1998 and 1999 aggregated approximately $28,400 and $15,200 respectively.

   Preferred Stock Dividends. Preferred stock dividends increased 14.0% to $32,173 during the year ended December 31, 1999 from $28,230 during the prior year. The increase was due to a higher outstanding preferred stock base resulting from the payment of dividends in additional shares of preferred stock.

Liquidity and Capital Resources

   Cable television and other telecommunications businesses are capital intensive and typically require continual financing for the construction, modernization, maintenance, expansion and acquisition of cable and other telecommunications systems. During the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, the Company committed substantial capital resources for these purposes and for investments in Olympus and other affiliates and entities. These expenditures were funded through the sale of common and preferred stock, long-term borrowings and internally generated funds. The Company's ability to generate cash to meet its future needs will depend generally on its results of operations and the continued availability of external financing.

   For information regarding significant events and financings subsequent to December 31, 2000, see Note 15 to Adelphia's Consolidated Financial Statements.

   For the year ended December 31, 1999 and 2000, cash provided by operating activities totaled $332,139 and $558,775, respectively; cash used for investing activities totaled $3,522,222 and $4,137,819, respectively and cash provided by financing activities totaled $2,978,313 and $3,516,804, respectively. The Company's aggregate outstanding borrowings as of December 31, 2000 were $12,603,413. The Company also had total redeemable preferred stock of $445,602 outstanding as of December 31, 2000.

   For the year ended December 31, 1998 and 1999, cash provided by operating activities totaled $145,592 and $332,139, respectively; cash used for investing activities totaled $1,155,245 and $3,522,222, respectively, and cash provided by financing activities totaled $1,029,894 and $2,978,313, respectively. The Company's aggregate outstanding borrowings as of December 31, 1999 were $9,291,732. The Company also had total redeemable preferred stock of $409,211 outstanding as of December 31, 1999.

Capital Expenditures

 Cable and Other Segment

   Capital expenditures for the years ended December 31, 1998, 1999 and 2000 were $141,276, $365,991 and $1,495,194, respectively. This increase was primarily due to acquisitions and cable plant rebuilds and upgrades to expand services. The Company expects that capital expenditures for the Cable and Other Segment for the year ending December 31, 2001 will be in a range of approximately $1,300,000 to $1,500,000.

 CLEC Segment

   Capital expenditures for the years ended December 31, 1998, 1999 and 2000 were $180,547, $453,206 and $712,807, respectively. This increase was primarily due to expenditures necessary to develop the Original Markets and the Expansion Markets, as well as the fiber purchases to interconnect the networks. Adelphia Business Solutions estimates that a total of approximately $500,000 will be required to fund Adelphia Business Solutions capital expenditures, working capital requirements, operating losses and pro rata investments in the joint ventures for the year ending December 31, 2001.

Financing Activities

   The Company's financing strategy has been to maintain its public long-term debt at the parent holding company level while the Company's consolidated subsidiaries have their own senior and subordinated credit arrangements with banks and insurance companies, or for Adelphia Business Solutions, its own public debt and equity. As a result of the Acquisitions, Adelphia has four other wholly owned subsidiaries with public long-term debt: Olympus, Arahova, FrontierVision Holdings, L.P. and FrontierVision Operating Partners, L.P. The Company's ability to generate cash adequate to meet its future needs will depend generally on its results of operations and the continued availability of external financing. During the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, the Company generally funded its acquisitions, working capital requirements, capital expenditures, and investments in Olympus, CLEC joint ventures and other affiliates and entities through long-term borrowings primarily from banks, short-term borrowings, internally generated funds and the issuance of public debt or equity. The Company generally has funded the principal and interest obligations on its long-term borrowings from banks and insurance companies by refinancing the principal with new loans or through the issuance of parent and subsidiary company debt securities, and by paying the interest out of internally generated funds. Adelphia has generally funded the interest obligations on its public borrowings from internally generated funds.

   Most of Adelphia's wholly or majority-owned subsidiaries have their own senior credit agreements with banks and/or insurance companies. Typically, borrowings under these agreements are collateralized by the stock and, in some cases, by the assets of the borrowing subsidiary and its subsidiaries and, in some cases, are guaranteed by such subsidiary's subsidiaries. At December 31, 2000, an aggregate of $5,708,529 in borrowings was outstanding under these agreements. These agreements contain certain provisions which, among other things, provide for limitations on borrowings of and investments by the borrowing subsidiaries, transactions between the borrowing subsidiaries and Adelphia and its other subsidiaries and affiliates, and the payment of dividends and fees by the borrowing subsidiaries. These agreements also require the maintenance of certain financial ratios by the borrowing subsidiaries. For further information on subsidiary debt, see Note 4 to the Adelphia Communications Corporation consolidated financial statements. Management believes the Company is in compliance with the financial covenants and related financial ratio requirements contained in its various credit agreements.

   On January 3, 2001, certain subsidiaries of Adelphia closed on a short term secured revolving credit facility. In January 2000, Adelphia also closed on offerings of Class A common stock and 6% convertible subordinated notes due 2006. Proceeds from these offerings were used to repay subsidiary bank debt. For additional information regarding these transactions, see Note 15 to Adelphia's consolidated financial statements.

   At December 31, 2000, after giving effect to the short term secured revolving credit facility, the Class A common stock offering and the 6% convertible subordinated notes due 2006, Adelphia's subsidiaries had an aggregate of $3,181,807 in cash and unused credit lines with banks, part of which is subject to achieving certain levels of operating performance. At December 31, 2000, a portion of the Company's unused credit lines was provided by reducing revolving credit facilities whose revolver periods expire through December 31, 2009.

   At December 31, 2000, the Company's total outstanding debt aggregated $12,603,413, which included $3,423,640 of parent debt and $9,179,773 of subsidiary debt. Bank debt interest rates are based upon one or more of the following rates at the option of Adelphia: prime rate plus 0% to 1.5%; certificate of deposit rate plus 1.25% to 2.75%; or LIBOR plus .625% to 2.5%. The Company's weighted average interest rate on notes payable to banks and institutions was approximately 7.72% at December 31, 1999, compared to 7.90% at December 31, 2000. At December 31, 2000, approximately 11.2% of subsidiary debt with banks and institutions was subject to fixed interest rates for at least one year under the terms of such debt or applicable interest rate swap, cap and collar agreements. Approximately 59.0% of the Company's total indebtedness was at fixed interest rates as of December 31, 2000 after giving effect to certain interest rate swaps, caps and collars.

   Adelphia has entered into interest rate swap, cap and collar agreements with banks and affiliates to reduce the impact of changes in interest rates on its debt. Adelphia enters into pay-fixed agreements to effectively convert a portion of its variable-rate debt to fixed-rate debt. Adelphia enters into receive-fixed agreements to effectively convert a portion of its fixed-rate debt to variable-rate debt which is indexed to LIBOR. Interest rate cap and collar agreements are used to reduce the impact of increases in interest rates on variable rate debt. Adelphia is exposed to market risk in the event of nonperformance by the banks and the affiliates. The Company does not expect any such nonperformance. At December 31, 2000, Adelphia would have received approximately $262 to settle its interest rate swap, cap and collar agreements, representing the excess of fair market value over carrying value of these agreements.

Financing Transactions

   On September 20, 2000, Adelphia issued a total of $750,000 of 10 7/8% Senior Notes due 2010.

   On January 21, 2000, Adelphia closed the previously announced direct placement of 5,901,522 shares of Adelphia Class B common stock with Highland 2000, L.P., a limited partnership owned by the Rigas family. Adelphia used a portion of the proceeds of approximately $375,000 from this direct placement to repay borrowings under revolving credit facilities of its subsidiaries, which may be reborrowed and used for general corporate purposes.

   On April 14, 2000, Adelphia closed on a $2,250,000 bank credit facility through certain subsidiaries and affiliates of Adelphia. The credit facility consists of a $1,500,000 8 3/4 year reducing revolving credit loan and a $750,000 9 year term loan.

   On July 3, 2000, Adelphia closed the previously announced direct placement of 2,500,000 shares of Adelphia Class B common stock with Highland 2000, L.P., a limited partnership owned by the Rigas family.

Adelphia used a portion of the proceeds of approximately $145,000 from this direct placement to repay borrowings under revolving credit facilities of its subsidiaries, which may be reborrowed and used for general corporate purposes.

   On September 28, 2000, Adelphia closed on a $500,000 9 1/4 year term loan through certain subsidiaries and affiliates of Adelphia. This term loan is an additional part of the credit facility closed on April 14, 2000. This brings the total amount of that bank facility to $2,750,000.

   During July 2000, Adelphia Business Solutions consummated a purchase agreement with Allegheny Energy, Inc. ("Allegheny") to acquire interests in a jointly owned network located in State College, Pennsylvania. Consideration paid to Allegheny was 330,000 shares of Adelphia Business Solutions' Class A common stock. This purchase increased Adelphia Business Solutions' ownership in this network to 100%. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired network have been included in the consolidated results of Adelphia Business Solutions effective from the date acquired.

   For additional information regarding Adelphia's and Adelphia Business Solutions' financing transactions, see Notes 4, 5, 7 and 15 to Adelphia's Consolidated Financial Statements.

Acquisitions

   Adelphia, excluding Adelphia Business Solutions (Cable and Other Segment)

   On January 21, 1999, Adelphia acquired Verto Communications, Inc. ("Verto") pursuant to a merger agreement between Adelphia, Verto and Verto's shareholders. These systems served approximately 56,000 subscribers in the greater Scranton, PA area at the date of acquisition. In connection with the Verto acquisition, Adelphia issued 2,561,024 shares of its Class A common stock to the former owners of Verto and assumed approximately $35,000 of net liabilities of Verto. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   On October 1, 1999, the redemption of the partnership interests in Olympus held by Telesat Cablevision, Inc. ("Telesat"), a subsidiary of FPL Group, Inc. was completed. The redemption was made in exchange for non cash assets of Olympus of approximately $100,000.

   On October 1, 1999, Adelphia acquired Century through a merger whereby Century was merged with and into a wholly owned subsidiary of Adelphia, Arahova, pursuant to an agreement and plan of merger, dated as of March 5, 1999, and as amended on July 12, 1999 and as further amended on July 29, 1999. In connection with the closing of the Century acquisition, Adelphia issued approximately 47,800,000 new shares of Adelphia Class A common stock and paid approximately $811,900 to the stockholders of Century, and assumed approximately $1,700,000 of debt. This transaction was approved by Century and Adelphia stockholders at their respective stockholders' meetings on October 1, 1999. As of October 1, 1999, Century had approximately 1,610,000 basic subscribers after giving effect to Century's pending joint venture with AT&T, which closed on December 7, 1999. At the effective time of the merger, Adelphia also purchased Citizens Cable Company's 50% interest in the Citizens/Century Cable Television Joint Venture, one of Century's 50% owned joint ventures, for a purchase price of approximately $131,900, comprised of approximately $27,700 in cash, approximately 1,850,000 shares of Adelphia Class A common stock and the assumption of indebtedness. As of October 1, 1999, this joint venture served approximately 92,300 basic subscribers in California and was jointly owned by Century and Citizens Cable Company, a subsidiary of Citizens Utilities Company. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   On October 1, 1999, Adelphia acquired FrontierVision. As of October 1, 1999, FrontierVision served approximately 710,000 basic subscribers primarily in Ohio, Kentucky, New England and Virginia. In connection with the acquisition, Adelphia issued 7,000,000 shares of its Class A common stock, assumed debt of approximately $1,150,000 and paid cash of approximately $543,300. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   On October 1, 1999, Adelphia acquired Harron Communications Corp. ("Harron"). As of October 1, 1999, Harron served approximately 296,000 basic subscribers primarily in Southeastern Pennsylvania, Michigan, Massachusetts and New Hampshire and were purchased for an aggregate purchase price of approximately $1,211,704. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   On December 7, 1999, subsidiaries of Arahova consummated a transaction with AT&T to form a joint venture limited partnership in the Los Angeles, CA area. Pursuant to this agreement, the Company, Arahova and AT&T contributed cable systems that served approximately 800,000 basic subscribers. Arahova and Adelphia hold a combined interest of 75% and AT&T holds a 25% interest in the partnership. As part of this transaction, Arahova and AT&T exchanged cable systems owned by Arahova in certain communities in northern California for certain cable systems owned by AT&T in southern California, allowing each of them to unify operations in existing service areas. AT&T exchanged its East San Fernando Valley cable system serving approximately 103,500 basic subscribers for Arahova's northern California cable systems (San Pablo, Benecia, Fairfield and Rohnert Park, California), which serve approximately 96,500 basic subscribers. No gain or loss was recognized on this system swap due to the Company's application of purchase accounting in connection with the Arahova merger.

   In addition to the acquisitions mentioned above, for the year ended December 31, 1999, Adelphia completed several other acquisitions. These acquisitions served approximately 136,700 basic subscribers at the date of acquisition primarily in Ohio, Virginia, Kentucky, Pennsylvania, California and West Virginia and were purchased for an aggregate price of approximately $539,200. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   On May 1, 2000, Adelphia and AT&T completed a swap of cable systems serving approximately 13,000 basic subscribers. As a result of this transaction, the Company recorded a gain of $37,552.

   On July 5, 2000, Adelphia acquired Prestige Communications of NC, Inc. These systems served approximately 118,250 subscribers in North Carolina, Virginia and Maryland at the date of acquisition and were purchased for approximately $700,000. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquire systems have been included in the consolidated results of Adelphia effective from the date acquired.

   On November 1, 2000, Adelphia acquired cable systems in the Cleveland, Ohio area from Cablevision Systems Corp. These systems served approximately 310,000 subscribers at the date of acquisition. In connection with the acquisition, Adelphia issued 10,800,000 shares of its Class A common stock and paid cash of approximately $990,000. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

   In addition to the acquisitions mentioned above, for the year ended December 31, 2000, Adelphia completed several other acquisitions. These acquisitions served approximately 76,000 basic subscribers at the date of acquisition primarily in California, Colorado, Maine, New Hampshire and New York and were purchased for an aggregate price of approximately $174,000 of cash and Class A common stock. The acquisition was accounted for under the purchase method of accounting. Accordingly, the financial results of the acquired systems are included in the consolidated results of Adelphia effective from the date acquired.

 Adelphia Business Solutions (CLEC Segment)

   During March 1999, Adelphia Business Solutions consummated purchase agreements with subsidiaries of Multimedia, Inc. and MediaOne of Colorado Inc. to acquire their respective interests in jointly owned networks located in the Wichita, KS, Jacksonville, FL and Richmond, VA markets for an aggregate of approximately $89,800. The agreements increased Adelphia Business Solutions' ownership interest in each of these networks to 100%. Accordingly, the financial results of the acquired networks are included in the consolidated results of Adelphia Business Solutions effective from the date acquired.

   During June 1999, Adelphia Business Solutions consummated a purchase agreement with Entergy Corporation ("Entergy"), the parent of its local partner in the Baton Rouge, LA, Little Rock, AR, and Jackson, MS markets, whereby Entergy received approximately $36,500 for its ownership interests in these markets. The agreements increased Adelphia Business Solutions' ownership interest in each of these networks to 100%. Accordingly, the financial results of the acquired networks are included in the consolidated results of Adelphia Business Solutions effective from the date acquired.

   During July 2000, Adelphia Business Solutions consummated a purchase agreement with Allegheny Communications Connect, Inc. ("Allegheny") to acquire its interest in a jointly owned network located in State College, PA. Consideration paid to Allegheny was 330,000 shares of Adelphia Business Solutions' Class A common stock. This purchase increased Adelphia Business Solutions' ownership in this network to 100%. Accordingly, the financial results of the acquired network have been included in the consolidated results of Adelphia Business Solutions effective from the date acquired.

   For additional information regarding Adelphia's and Adelphia Business Solutions' acquisitions after December 31, 2000, see Note 15 to Adelphia's Consolidated Financial Statements.

Resources

   The Company plans to continue to explore and consider new commitments, arrangements or transactions to refinance existing debt, increase the Company's liquidity or decrease the Company's leverage. These could include, among other things, the future issuance by Adelphia, or its subsidiaries, of public or private equity or debt and the negotiation of new or amended credit facilities. These could also include entering into acquisitions, joint ventures or other investment or financing activities, although no assurance can be given that any such transactions will be consummated. The Company's ability to borrow under current credit facilities and to enter into refinancings and new financings is limited by covenants contained in Adelphia's indentures and its subsidiaries' credit agreements, including covenants under which the ability to incur indebtedness is in part a function of applicable ratios of total debt to cash flow.

   The Company believes that cash and cash equivalents, internally generated funds, borrowings under existing credit facilities, and future financing sources will be sufficient to meet its short-term and long-term liquidity and capital requirements. Although in the past the Company has been able to refinance its indebtedness or obtain new financing, there can be no assurance that the Company will be able to do so in the future or that the terms of such financings would be favorable.

   Management believes that the telecommunications industry, including the cable television and telephone industries, continues to be in a period of consolidation characterized by mergers, joint ventures, acquisitions, systems swaps, sales of all or part of cable companies or their assets, and other partnering and investment transactions of various structures and sizes involving cable or other telecommunications companies. The Company continues to evaluate new opportunities that allow for the expansion of its business through the acquisition of additional cable television systems in geographic proximity to its existing regional markets or in locations that can serve as a basis for new market areas. The Company, like other telecommunications companies, has participated from time to time and is participating in preliminary discussions with third parties regarding a variety of potential transactions, and the Company has considered and expects to continue to consider and explore potential transactions of various types with other cable and telecommunications companies. However, no assurances can be given as to whether any such transaction may be consummated or, if so, when.

Affiliates

   On October 1, 1999, the remaining 50% partnership interest in Olympus was redeemed and Olympus became a consolidated, wholly owned subsidiary of Adelphia as of that date. Therefore, all intercompany accounts and transactions have been eliminated subsequent to October 1, 1999. Prior to October 1, 1999, the Company served as the managing general partner of Olympus and held $5 of voting general partnership interests representing, in the aggregate, 50% of the voting interests of Olympus. The Company also held nonvoting PLP interests in Olympus, which entitled the Company to a 16.5% per annum priority return. The remaining equity in Olympus consisted of voting and non-voting partnership interests held by Telesat, which were redeemed on October 1, 1999.

   On January 29, 1999, Adelphia purchased from Telesat shares of Adelphia's stock owned by Telesat for a price of $149,213. In the transaction, Adelphia purchased 1,091,524 shares of Class A common stock and 20,000 shares of Series C Cumulative convertible preferred stock which are convertible into an additional 2,358,490 shares of Class A common stock. These shares represent 3,450,014 shares of Class A common stock on a fully converted basis. Adelphia and Telesat also agreed to a redemption of Telesat's interests in Olympus for approximately $100,000. The redemption occurred on October 1, 1999.

   During the nine months ended December 31, 1998 and the nine months ended September 30, 1999, the Company made net investments in and advances to Olympus totaling $222,610 and $350,053, respectively. The increase in the investments and advances to Olympus for the nine months ended September 30, 1999 was due primarily to advances used to pay down subsidiary credit facilities with banks and institutions. During the nine months ended December 31, 1998, and the nine months ended September 30, 1999, the Company received priority investment income from Olympus of $36,000 and $36,000, respectively.

   During the nine months ended December 31, 1998, Olympus acquired several cable and security systems, adding approximately 70,000 subscribers for approximately $150,000. No significant acquisitions occurred during the years ended December 31, 1999 and 2000. For additional information regarding Olympus acquisitions and financings, see Olympus' Annual Report on Form 10-K for the year ended December 31, 2000, also filed with the SEC.

   For the year ended December 31, 1999, the Company made advances in the net amount of $134,469 to the Managed Entities, primarily for capital expenditures and working capital purposes. For the year ended December 31, 2000, the Company received net payments in the amount of $175,505 from the Managed Entities.

Recent Accounting Pronouncements

   Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133", and by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," is effective for the Company as of January 1, 2001. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value with changes in fair value reflected in the statement of operations or other comprehensive income. In conjunction with preparing for the implementation of this standard, the Company has determined that its derivative instruments are primarily in the form of interest rate protection instruments such as interest rate swaps, caps and collars and common stock purchase warrants. The adoption of this statement or any transition adjustment will not have a significant effect on the Company's consolidated results of operations or financial position.

Inflation

   In the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, inflation did not have a significant effect on the Company. Periods of high inflation could have an adverse effect to the extent that increased borrowing costs for floating-rate debt may not be offset by increases in subscriber rates. At December 31, 2000, after giving effect to interest rate hedging agreements, approximately $5,186,852 of the Company's total debt was subject to floating interest rates.

Regulatory and Competitive Matters

   The cable television operations of the Company may be adversely affected by changes and developments in governmental regulation, competitive forces and technology. The cable television industry and the Company are subject to extensive regulation at the federal, state and local levels. The 1992 Cable Act significantly expanded the scope of regulation of certain subscriber rates and a number of other matters in the cable industry, such as mandatory carriage of local broadcast stations and retransmission consent, and increased the administrative costs of complying with such regulations. The FCC has adopted rate regulations that establish, on a system-by-system basis, maximum allowable rates for (i) basic programming services based upon a benchmark methodology, and (ii) associated equipment and installation services based upon cost plus a reasonable profit. Under the FCC rules, franchising authorities are authorized to regulate rates for basic services and associated equipment and installation services. The 1996 Act ended FCC regulation of cable programming service tier rates on March 31, 1999.

   Rates for basic services are set pursuant to a benchmark formula. Alternatively, a cable operator may elect to use a cost-of-service methodology to show that rates for basic services are reasonable. Refunds with interest will be required to be paid by cable operators who are required to reduce regulated rates. The FCC has reserved the right to reduce or increase the benchmarks it has established. The rate regulations also limit increases in regulated rates to an inflation indexed amount plus increases in certain costs such as taxes, franchise fees, costs associated with specific franchise requirements and increased programming costs. Cost-based adjustments to these capped rates can also be made in the event a cable operator adds or deletes channels or completes a significant system rebuild or upgrade. Because of the limitation on rate increases for regulated services, future revenue growth from cable services will rely to a much greater extent than has been true in the past on increased revenues from unregulated services and new subscribers than from increases in previously unregulated rates.

   The FCC has adopted regulations implementing all of the requirements of the 1992 Cable Act. The FCC is also likely to continue to modify, clarify or refine the rate regulations. Adelphia cannot predict the effect of future rulemaking proceedings or changes to the rate regulations.

   Cable television companies operate under franchises granted by local authorities, which are subject to renewal and renegotiation from time to time. Because such franchises are generally non-exclusive, there is a potential for competition with the systems from other operators of cable television systems, including public systems operated by municipal franchising authorities themselves, and from other distribution systems capable of delivering television programming to homes. The 1992 Cable Act and the 1996 Act contain provisions which encourage competition from such other sources. The Company cannot predict the extent to which competition will materialize from other cable television operators, local telephone companies, other distribution systems for delivering television programming to the home, or other potential competitors, or, if such competition materializes, the extent of its effect on the Company.

   The 1996 Act repealed the prohibition on CLECs from providing video programming directly to customers within their local exchange areas other than in rural areas or by specific waiver of FCC rules. The 1996 Act also authorized CLECs to operate "open video systems" ("OVS") without obtaining a local cable franchise, although CLECs operating such a system can be required to make payments to local governmental bodies in lieu of cable franchise fees. Where demand exceeds capacity, up to two-thirds of the channels on an OVS must be available to programmers unaffiliated with the CLEC. The statute states that the OVS scheme supplants the FCC's "video dialtone" rules. The FCC has promulgated rules to implement the OVS concept.

   The Company believes that the provision of video programming by telephone companies in competition with the Company's existing operations could have an adverse effect on the Company's financial condition and results of operations. At this time, the impact of any such effect is not known or estimable.

   The Company also competes with DBS service providers. DBS has been available to consumers since 1994. A single DBS satellite can provide more than 100 channels of programming. DBS service can be received virtually anywhere in the United States through the installation of a small outdoor antenna. DBS service is being heavily marketed on a nationwide basis by several service providers, some of which are now offering local programming channels. At this time, any impact of DBS competition on the Company's future results is not known or estimable.

           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK
                             (Dollars in thousands)

   The Company uses fixed and variable rate debt to fund its working capital requirements, capital expenditures and acquisitions. These debt arrangements expose the Company to market risk related to changes in interest rates. The Company enters into pay-fixed agreements to effectively convert a portion of its variable-rate debt to fixed-rate debt to reduce the risk of incurring higher interest costs due to rising interest rates. As of December 31, 2000, the Company had interest rate swap agreements covering notional principal of $75,000 that expire through 2008 and that fix the interest rate at an average of 6.05%. The Company also enters into receive-fixed agreements to effectively convert a portion of its fixed-rate debt to a variable-rate debt which is indexed to LIBOR to reduce the risk of incurring higher interest costs in periods of falling interest rates. As of December 31, 2000, the Company had interest rate swap agreements covering notional principal of $35,000 and $45,000 that expire in 2002 and 2003, respectively, and that have a variable rate at an average of 6.76% and 6.77%, respectively. The Company enters into interest rate caps to reduce the risk of incurring higher interest costs due to rising interest rates. As of December 31, 2000, the Company had interest rate cap agreements covering a notional amount of $400,000, which expire in 2002 and cap rates at an average rate of 7.25%. As of December 31, 2000, the Company had interest rate collar agreements covering a notional amount of $200,000, with $100,000 expiring in each of 2001 and 2002. The interest rate collar agreements have average cap and floor rates of 5.95% and 6.30%, respectively. These agreements also have maximum cap rates of 6.64% and minimum floor rates of 4.65% and 4.95%, respectively. The Company does not enter into any interest rate swaps, caps or collars agreements for trading purposes. The Company is exposed to market risk in the event of non-performance by the banks. No such non-performance is expected. The table below summarizes the fair values and contract terms of the Company's financial instruments subject to interest rate risk based on amounts outstanding as of December 31, 2000.

                                      Expected Maturity
                         ------------------------------------------------
                           2001      2002      2003      2004      2005    Thereafter    Total    Fair Value
                         --------  --------  --------  --------  --------  ----------  ---------- ----------
Debt and Redeemable
 Preferred Stock:
Fixed Rate.............. $ 23,000  $545,000  $805,917  $531,847  $380,000  $4,999,897  $7,285,661 $6,287,502
 Average Interest Rate..    10.16%    10.03%    10.04%    10.05%    10.00%       9.56%
Variable Rate...........  283,006   441,866   700,537   712,724   980,647   2,692,854   5,811,634  5,811,634
 Average Interest Rate..     7.25%     6.92%     7.16%     7.35%     7.24%       7.23%
Interest Rate Swaps,
 Caps
 and Collars:
Variable to Fixed
 Swaps.................. $     --  $     --  $     --  $     --  $     --  $   75,000  $   75,000 $       76
Average Pay Rate........       --        --        --        --        --        6.05%
Average Receive Rate....       --        --        --        --        --        6.77%
Fixed to Variable
 Swaps..................       --    35,000    45,000        --        --          --      80,000        202
Average Pay Rate........       --      6.76%     6.77%       --        --          --
Average Receive Rate....       --      6.70%     5.90%       --        --          --
Interest Rate Caps......       --   400,000        --        --        --          --     400,000        150
Average Cap Rate........       --      7.25%       --        --        --          --
Interest Rate Collars...  100,000   100,000        --        --        --          --     200,000       (166)
Maximum Cap Rate........     6.64%     6.64%       --        --        --          --
Average Cap and Floor
 Rate...................     5.95%     6.30%       --        --        --          --
Minimum Floor Rate......     4.65%     4.95%       --        --        --          --

   Interest rates on variable debt are estimated by us using the average implied forward London Interbank Offer Rate ("LIBOR") rates for the year of maturity based on the yield curve in effect at December 31, 2000, plus the borrowing margin in effect at December 31, 2000.

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   The consolidated financial statements of Adelphia and related notes thereto and independent auditors' report follow.

                          INDEPENDENT AUDITORS' REPORT

Adelphia Communications Corporation:

   We have audited the accompanying consolidated balance sheets of Adelphia Communications Corporation and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations and comprehensive income
(loss), of convertible preferred stock, common stock and other stockholders' equity (deficiency), and of cash flows for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Adelphia Communications Corporation and subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 29, 2001

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (Dollars in thousands, except per share amounts)

                                                           December 31,
                                                      ------------------------
                                                         1999         2000
                                                      -----------  -----------
ASSETS
Property, plant and equipment--net..................  $ 3,961,704  $ 6,124,820
Intangible assets--net..............................   12,127,613   14,091,402
Cash and cash equivalents...........................      186,874      124,634
Restricted cash.....................................           --       54,178
U.S. government securities--pledged.................       29,899           --
Investments.........................................      280,874      246,974
Subscriber receivables--net.........................      194,399      248,582
Prepaid expenses and other assets--net..............      328,675      605,819
Related party receivables--net......................      178,577        3,071
                                                      -----------  -----------
  Total.............................................  $17,288,615  $21,499,480
                                                      ===========  ===========
LIABILITIES, PREFERRED STOCK, COMMON STOCK AND
 OTHER STOCKHOLDERS' EQUITY
Subsidiary debt.....................................  $ 6,513,813  $ 9,179,773
Parent debt.........................................    2,777,919    3,423,640
Accounts payable....................................      442,561      845,486
Subscriber advance payments and deposits............       57,651       58,222
Accrued interest and other liabilities..............      495,564      706,217
Deferred income taxes...............................    2,113,097    2,074,038
                                                      -----------  -----------
  Total liabilities.................................   12,400,605   16,287,376
                                                      -----------  -----------
Minority interests..................................      736,497      616,223
                                                      -----------  -----------
Adelphia Business Solutions redeemable exchangeable
 preferred stock....................................      260,848      297,067
                                                      -----------  -----------
13% Series B cumulative redeemable exchangeable
 preferred stock....................................      148,363      148,535
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Convertible preferred stock, common stock and other
 stockholders' equity:
8 1/8% Series C convertible preferred stock
 ($100,000 liquidation preference)..................            1           --
5 1/2% Series D convertible preferred stock
 ($575,000 liquidation preference)..................           29           29
Class A common stock, $.01 par value, 1,200,000,000
 shares authorized, 113,051,118 and 133,788,334
 shares outstanding, respectively...................        1,131        1,338
Class B common stock, $.01 par value, 300,000,000
 shares authorized, 10,834,476 and 19,235,998 shares
 outstanding, respectively..........................          108          192
Additional paid-in capital..........................    5,863,633    6,839,686
Accumulated other comprehensive income (loss).......        3,239      (16,362)
Accumulated deficit.................................   (1,976,438)  (2,525,203)
Treasury stock, at cost, 1,091,524 shares of Class A
 common stock and 20,000 shares of 8 1/8% Series C
 convertible preferred stock........................     (149,401)    (149,401)
                                                      -----------  -----------
Convertible preferred stock, common stock and other
 stockholders' equity...............................    3,742,302    4,150,279
                                                      -----------  -----------
  Total.............................................  $17,288,615  $21,499,480
                                                      ===========  ===========

                See notes to consolidated financial statements.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                (Dollars in thousands, except per share amounts)

                                            Nine Months
                                               Ended          Year Ended
                                            December 31,     December 31,
                                            ------------ ----------------------
                                                1998        1999        2000
                                            ------------ ----------  ----------
Revenues..................................   $ 496,014   $1,287,968  $2,909,351
                                             ---------   ----------  ----------
Operating expenses:
  Direct operating and programming........     167,963      432,612   1,070,346
  Selling, general and administrative.....     107,249      340,579     749,612
  Restructuring charges...................          --           --       5,420
  Depreciation and amortization...........     140,974      371,025     867,877
  Merger and integration costs............          --        4,736          --
                                             ---------   ----------  ----------
    Total.................................     416,186    1,148,952   2,693,255
                                             ---------   ----------  ----------
Operating income..........................      79,828      139,016     216,096
                                             ---------   ----------  ----------
Other income (expense):
  Priority investment income from
   Olympus................................      36,000       36,000          --
  Interest expense--net (Note 2)..........    (180,452)    (359,585)   (922,865)
  Equity in loss of Olympus and other
   joint ventures.........................     (48,891)     (60,618)    (25,423)
  Equity in loss of Adelphia Business
   Solutions joint ventures...............      (9,580)      (7,758)     (2,858)
  Minority interest in net losses of
   subsidiaries...........................      25,772       38,699     138,531
  Adelphia Business Solutions preferred
   stock dividends........................     (21,536)     (32,173)    (36,219)
  Gain on cable systems swap..............      21,455           --      37,552
  Other-than-temporary impairment of
   marketable equity securities...........          --           --    (109,605)
  Other...................................       1,113        1,865        (411)
                                             ---------   ----------  ----------
    Total.................................    (176,119)    (383,570)   (921,298)
                                             ---------   ----------  ----------
Loss before income taxes and extraordinary
 loss.....................................     (96,291)    (244,554)   (705,202)
Income tax benefit........................       6,802       14,493     157,634
                                             ---------   ----------  ----------
Loss before extraordinary loss............     (89,489)    (230,061)   (547,568)
Extraordinary loss on early retirement of
 debt (net of income taxes of $7,200 in
 1999)....................................      (4,337)     (10,658)         --
                                             ---------   ----------  ----------
Net loss..................................     (93,826)    (240,719)   (547,568)
Dividend requirements applicable to
 preferred stock..........................     (20,718)     (41,963)    (54,916)
                                             ---------   ----------  ----------
Net loss applicable to common
 stockholders.............................    (114,544)    (282,682)   (602,484)
Other comprehensive income (loss)--
 unrealized gain (loss) on available-for-
 sale securities (net of income taxes of
 $2,237 and $50,164)......................          --        3,239     (90,844)
Other-than-temporary impairment of
 marketable equity securities
 reclassification adjustment (net of
 income taxes of $38,362).................          --           --      71,243
                                             ---------   ----------  ----------
Comprehensive loss........................   $(114,544)  $ (279,443) $ (622,085)
                                             =========   ==========  ==========
Basic and diluted loss per weighted
 average share of common stock before
 extraordinary loss.......................   $   (3.04)  $    (3.73) $    (4.45)
Basic and diluted extraordinary loss on
 early retirement of debt per weighted
 average share of common stock............       (0.12)       (0.15)         --
                                             ---------   ----------  ----------
Basic and diluted net loss per weighted
 average share of common stock............   $   (3.16)  $    (3.88) $    (4.45)
                                             =========   ==========  ==========
Weighted average shares of common stock
 outstanding
 (in thousands)...........................      36,226       72,824     135,515
                                             =========   ==========  ==========

                See notes to consolidated financial statements.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK, COMMON STOCK
                  AND OTHER STOCKHOLDERS' EQUITY (DEFICIENCY)
                             (Dollars in thousands)

                        Series C    Series D   Class  Class               Accumulated
                       Convertible Convertible   A      B    Additional      Other
                        Preferred   Preferred  Common Common  Paid-In    Comprehensive Accumulated  Treasury
                          Stock       Stock    Stock  Stock   Capital    Income (loss)   Deficit      Stock       Total
                       ----------- ----------- ------ ------ ----------  ------------- -----------  ---------  -----------
 Balance, March 31,
  1998..............       $ 1         $--     $  200  $109  $  331,263     $   --     $(1,647,438) $      --  $(1,315,865)
                           ---         ---     ------  ----  ----------     ------     -----------  ---------  -----------
 Adelphia Business
  Solutions issuance
  of Class A common
  stock.............        --          --         --    --     146,440         --              --         --      146,440
 Issuance of Class A
  common stock......        --          --         88    --     267,838         --              --         --      267,926
 Dividend
  requirements
  applicable to
  exchangeable
  preferred stock...        --          --         --    --     (14,625)        --              --         --      (14,625)
 Dividend
  requirements
  applicable to
  convertible
  preferred stock...        --          --         --    --      (6,093)        --              --         --       (6,093)
 Issuance of Class A
  common stock for
  affiliate cable
  television
  assets............        --          --         23    --      77,085         --              --         --       77,108
 Excess of purchase
  price over
  carrying value of
  cable television
  assets purchased
  from affiliate....        --          --         --    --     (63,676)        --              --         --      (63,676)
 Conversion of Class
  B common stock
  into Class A
  common stock......        --          --          1    (1)         --         --              --         --           --
 Other..............        --          --          1    --        (130)        --           2,298         --        2,169
 Net loss...........        --          --         --    --          --         --         (93,826)        --      (93,826)
                           ---         ---     ------  ----  ----------     ------     -----------  ---------  -----------
 Balance, December
  31, 1998..........       $ 1         $--     $  313  $108  $  738,102     $   --     $(1,738,966) $      --  $(1,000,442)
                           ---         ---     ------  ----  ----------     ------     -----------  ---------  -----------
 Net proceeds from
  issuance of Class
  A common stock....        --          --        225    --   1,186,290         --              --         --    1,186,515
 Net proceeds from
  issuance of Series
  D Convertible
  Preferred stock...        --          29         --    --     557,430         --              --         --      557,459
 Adelphia Business
  Solutions issuance
  of Class A common
  stock.............        --          --         --    --     109,015         --              --         --      109,015
 Treasury stock
  purchase..........        --          --         --    --          --         --              --   (149,401)    (149,401)
 Dividend
  requirements
  applicable to
  exchangeable
  preferred stock...        --          --         --    --     (19,500)        --              --         --      (19,500)
 Dividend
  requirements
  applicable to
  convertible
  preferred stock...        --          --         --    --     (22,239)        --              --         --      (22,239)
 Issuance of Class A
  common stock in
  connection with
  acquisitions......        --          --        593    --   3,336,145         --              --         --    3,336,738
 Other comprehensive
  income............        --          --         --    --          --      3,239              --         --        3,239
 Other..............        --          --         --    --     (21,610)        --           3,247         --      (18,363)
 Net loss...........        --          --         --    --          --         --        (240,719)        --     (240,719)
                           ---         ---     ------  ----  ----------     ------     -----------  ---------  -----------
 Balance, December
  31, 1999..........       $ 1         $29     $1,131  $108  $5,863,633     $3,239     $(1,976,438) $(149,401) $ 3,742,302
                           ===         ===     ======  ====  ==========     ======     ===========  =========  ===========

                See notes to consolidated financial statements.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK, COMMON STOCK
            AND OTHER STOCKHOLDERS' EQUITY (DEFICIENCY) (continued)
                             (Dollars in thousands)

                         Series C    Series D   Class  Class               Accumulated
                        Convertible Convertible   A      B    Additional      Other
                         Preferred   Preferred  Common Common  Paid-In    Comprehensive Accumulated  Treasury
                           Stock       Stock    Stock  Stock   Capital    Income (loss)   Deficit      Stock      Total
                        ----------- ----------- ------ ------ ----------  ------------- -----------  ---------  ----------
Balance, December 31,
 1999.................      $ 1         $29     $1,131  $108  $5,863,633    $  3,239    $(1,976,438) $(149,401) $3,742,302
                            ---         ---     ------  ----  ----------    --------    -----------  ---------  ----------
Net proceeds from
 issuance of Class B
 common stock.........       --          --         --    84     519,452          --             --         --     519,536
Conversion of Series C
 convertible preferred
 stock into Class A
 common stock.........       (1)         --         94    --         (93)         --             --         --          --
Dividend requirements
 applicable to
 exchangeable
 preferred stock......       --          --         --    --     (19,500)         --             --         --     (19,500)
Dividend requirements
 applicable to
 convertible preferred
 stock................       --          --         --    --     (35,416)         --             --         --     (35,416)
Issuance of Class A
 common stock in
 connection with
 acquisitions.........       --          --        109    --     510,766          --             --         --     510,875
Issuance of Class A
 common stock to fund
 stock incentive
 plans................       --          --          2    --       2,937          --             --         --       2,939
Options exercised for
 Class A common
 stock................       --          --          2    --       4,346          --             --         --       4,348
Other comprehensive
 loss.................       --          --         --    --          --     (19,601)            --         --     (19,601)
Other.................       --          --         --    --      (6,439)         --         (1,197)        --      (7,636)
Net loss..............       --          --         --    --          --          --       (547,568)        --    (547,568)
                            ---         ---     ------  ----  ----------    --------    -----------  ---------  ----------
Balance, December 31,
 2000.................      $--         $29     $1,338  $192  $6,839,686    $(16,362)   $(2,525,203) $(149,401) $4,150,279
                            ===         ===     ======  ====  ==========    ========    ===========  =========  ==========


                See notes to consolidated financial statements.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                          Nine Months
                                             Ended      Year Ended December 31,
                                          December 31,  ------------------------
                                              1998         1999         2000
                                          ------------  -----------  -----------
Cash flows from operating activities:
 Net loss...............................  $   (93,826)  $  (240,719) $  (547,568)
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities:
 Depreciation and amortization..........      140,974       371,025      867,877
 Noncash interest expense...............       23,663        52,068      144,384
 Noncash restructuring charges..........           --            --        5,420
 Noncash dividends......................       21,536        32,173       36,219
 Equity in loss of Olympus and other
  joint ventures........................       48,891        60,618       25,423
 Equity in loss of Adelphia Business
  Solutions joint ventures..............        9,580         7,758        2,858
 Gain on cable systems swap.............      (21,455)           --      (37,552)
 Gain on sale of investments............           --        (2,354)          --
 Minority interest in net losses of
  subsidiaries..........................      (25,772)      (38,699)    (138,531)
 Extraordinary loss on early retirement
  of debt--net of income tax benefit....        4,337        10,658           --
 Other-than-temporary impairment of
  marketable equity securities..........           --            --      109,605
 Decrease in deferred income taxes, net
  of effects of acquisitions............       (6,510)      (18,179)    (176,582)
 Changes in operating assets and
  liabilities, net of effects of
  acquisitions:
  Subscriber receivables................      (19,874)      (70,110)     (49,965)
  Prepaid expenses and other............       (6,942)      (53,461)    (153,738)
  Accounts payable......................       31,029       232,991      395,766
  Subscriber advance payments and
   deposits.............................        1,678       (14,594)      (1,956)
  Accrued interest and other............       31,051         2,964       77,115
                                          -----------   -----------  -----------
Net cash provided by operating
 activities.............................      138,360       332,139      558,775
                                          -----------   -----------  -----------
Cash flows used for investing
 activities:
 Acquisitions, net of cash acquired.....     (403,851)   (2,178,037)  (1,880,800)
 Expenditures for property, plant and
  equipment.............................     (255,797)     (819,197)  (2,208,001)
 Investments in Adelphia Business
  Solutions joint ventures..............      (69,018)      (24,496)     (10,375)
 Investments in other joint ventures....      (12,540)      (31,869)     (46,971)
 Investments in fixed wireless
  licenses..............................           --            --      (77,632)
 Purchase of minority interest in
  Adelphia Business Solutions...........      (15,580)           --           --
 Sale of U.S. government securities--
  pledged...............................       15,312        30,626       30,624
 Investments in restricted cash.........           --            --      (54,178)
 Amounts (advanced to) received from
  related parties.......................     (274,216)     (521,649)     102,345
 Other..................................           --        22,400        7,169
                                          -----------   -----------  -----------
Net cash used for investing activities..   (1,015,690)   (3,522,222)  (4,137,819)
                                          -----------   -----------  -----------
Cash flows from financing activities:
 Proceeds from debt.....................      836,176     3,184,579    7,179,972
 Repayments of debt.....................     (269,778)   (1,971,534)  (4,096,030)
 Costs associated with debt financings..       (7,125)      (35,562)     (31,497)
 Premium paid on early retirement of
  debt..................................       (3,634)      (13,566)          --
 Issuance of Adelphia Business Solutions
  Class A common stock..................      205,599       262,413           --
 Issuance of Class A common stock.......      275,880     1,215,999           --
 Issuance of Class B common stock.......           --            --      519,275
 Costs associated with issuances of
  common stock..........................      (22,196)      (30,366)          --
 Issuance of convertible preferred
  stock.................................           --       557,649           --
 Payments to acquire treasury stock.....           --      (149,401)          --
 Preferred stock dividends paid.........      (15,843)      (41,898)     (54,916)
                                          -----------   -----------  -----------
Net cash provided by financing
 activities.............................      999,079     2,978,313    3,516,804
                                          -----------   -----------  -----------
Increase (decrease) in cash and cash
 equivalents............................      121,749      (211,770)     (62,240)
Cash and cash equivalents, beginning of
 period.................................      276,895       398,644      186,874
                                          -----------   -----------  -----------
Cash and cash equivalents, end of
 period.................................  $   398,644   $   186,874  $   124,634
                                          ===========   ===========  ===========
Supplemental disclosure of cash flow
 activity--cash payments for interest...  $   162,113   $   331,427  $   840,657
                                          ===========   ===========  ===========

                See notes to consolidated financial statements.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

1. The Company and Basis for Consolidation

   Adelphia Communications Corporation and subsidiaries ("Adelphia") owns, operates and manages cable television systems and other related telecommunications businesses. Adelphia's operations consist primarily of selling video programming which is distributed to subscribers for a monthly fee through a network of fiber optic and coaxial cables. These services are offered in the respective franchise areas under the name Adelphia. Adelphia Business Solutions, Inc. and subsidiaries ("Adelphia Business Solutions" or "ABIZ") is a consolidated subsidiary of Adelphia which owns, operates and manages entities which provide competitive local exchange carrier ("CLEC") telecommunications services under the name Adelphia Business Solutions.

   On March 30, 1999, the Board of Directors of Adelphia changed Adelphia's fiscal year from March 31 to December 31. The decision was made to conform to general industry practice and for administrative purposes. The change became effective for the nine months ended December 31, 1998.

   The consolidated financial statements include the accounts of Adelphia, its majority owned subsidiaries and subsidiaries that are 50% owned and controlled by Adelphia. All significant intercompany accounts and transactions have been eliminated in consolidation.

   During the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, Adelphia consummated several acquisitions and cable systems swaps, each of which was accounted for using the purchase method. Accordingly, the financial results of each acquisition have been included in the consolidated results of Adelphia effective from the date acquired.

   On April 1, 1998, Adelphia exchanged its interest in its Mansfield, Ohio area systems, which served approximately 64,400 subscribers, and approximately $11,000 cash for Time Warner Entertainment's interests in systems adjacent to systems owned or managed by Adelphia in Virginia, New England and New York, which served approximately 70,200 subscribers. As a result of this transaction, the Company recorded a gain of approximately $21,455.

   On July 31, 1998, Adelphia consummated its transaction with AT&T to form a joint venture limited partnership in the Western New York region. Pursuant to this agreement, Adelphia contributed its Western New York and Lorain, Ohio systems totaling approximately 298,000 subscribers and certain programming assets and $440,000 in debt. Subsidiaries of AT&T contributed their cable systems in Buffalo, New York; Erie, Pennsylvania; and Ashtabula and Lake County, Ohio, totaling approximately 171,000 subscribers and $228,000 in debt. Adelphia and AT&T hold a 66.7% and 33.3% interest, respectively, in the partnership. Adelphia manages the partnership.

   On September 30, 1998, Adelphia merged one of its subsidiaries with the subsidiary of AT&T that held an interest in Syracuse Hilton Head Holdings, L.P. ("SHHH, L.P."), an Adelphia managed partnership controlled by the Rigas family, principal stockholders of Adelphia. Pursuant to the merger agreement, AT&T received 2,250,000 newly issued shares of Adelphia's Class A common stock. Simultaneously, SHHH, L.P. distributed certain cable systems, which served approximately 34,100 subscribers, in Virginia and North Carolina to Adelphia, in exchange for the interest acquired by Adelphia from AT&T as described above, Adelphia's preferred equity investment in SHHH, L.P. and certain affiliate receivables owed to Adelphia.

   In addition to the acquisitions mentioned above, for the nine months ended December 31, 1998, Adelphia completed several other acquisitions. These acquisitions served approximately 75,250 basic subscribers at the date of acquisition primarily in southern New York, western Pennsylvania, Connecticut and Vermont and were purchased for an aggregate price of approximately $163,500.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   On January 21, 1999, Adelphia acquired Verto Communications, Inc. ("Verto") pursuant to a merger agreement among Adelphia, Verto and Verto's shareholders. These systems served approximately 56,000 subscribers in the greater Scranton, PA area at the date of acquisition. In connection with the Verto acquisition, Adelphia issued 2,561,024 shares of its Class A common stock to the former owners of Verto and assumed approximately $35,000 of net liabilities of Verto.

   On March 31, 1999, Adelphia Business Solutions consummated purchase agreements with subsidiaries of MediaOne of Colorado, Inc. ("MediaOne"), its local partner in the Jacksonville, FL and Richmond, VA networks, whereby MediaOne received approximately $81,520 in cash for MediaOne's ownership interests in these networks. In addition, Adelphia Business Solutions will be responsible for the payment of fiber lease liabilities due to MediaOne in the amount of approximately $14,500 over the next ten years. As a result of the transactions, Adelphia Business Solutions' ownership interest in each of these networks increased to 100%.

   On October 1, 1999, the partnership interests of Olympus Communications, L.P. ("Olympus") held by Telesat Cablevision, Inc., ("Telesat") a subsidiary of FPL Group, Inc. were redeemed. The redemption was made in exchange for noncash assets of Olympus of approximately $100,000. As a result of this transaction, Adelphia's ownership in Olympus increased to 100% and Adelphia began to consolidate Olympus into its financial statements effective October 1, 1999.

   On October 1, 1999, Adelphia acquired Century Communications Corp., ("Century") through a merger whereby Century was merged with and into a wholly owned subsidiary of Adelphia, Arahova Communications, Inc., ("Arahova") pursuant to an agreement and plan of merger, dated as of March 5, 1999, and as amended on July 12, 1999 and as further amended on July 29, 1999. In connection with the closing of the Century acquisition, Adelphia issued approximately 47,800,000 new shares of Adelphia Class A common stock and paid approximately $811,900 to the stockholders of Century, and assumed approximately $1,700,000 of debt. This transaction was approved by Century and Adelphia stockholders at their respective stockholders' meetings on October 1, 1999. As of October 1, 1999, Century had approximately 1,610,000 basic subscribers primarily in California, Puerto Rico, and throughout the United States after giving effect to Century's pending joint venture with AT&T, which closed on December 7, 1999. At the effective time of the merger, Adelphia also purchased Citizens Cable Company's 50% interest in the Citizens/Century Cable Television Joint Venture, one of Century's 50% owned joint ventures, for a purchase price of approximately $131,900, comprised of approximately $27,700 in cash, approximately 1,850,000 shares of Adelphia Class A common stock and the assumption of indebtedness. As of October 1, 1999, this joint venture served approximately 92,300 basic subscribers in California.

   On October 1, 1999, Adelphia acquired FrontierVision Partners, L.P. ("FrontierVision"). As of October 1, 1999, FrontierVision served approximately 710,000 basic subscribers primarily in Ohio, Kentucky, New England and Virginia. In connection with the acquisition, Adelphia issued approximately 6,900,000 shares of its Class A common stock, assumed debt of approximately $1,150,000 and paid cash of approximately $543,300.

   On October 1, 1999, Adelphia acquired Harron Communications Corp. ("Harron") for an aggregate price of approximately $1,211,704. As of October 1, 1999, Harron served approximately 296,000 basic subscribers primarily in southeastern Pennsylvania, Michigan, Massachusetts and New Hampshire.

   On December 7, 1999, subsidiaries of Arahova consummated a transaction with AT&T to form a joint venture limited partnership in the Los Angeles, CA area. Pursuant to this agreement, Arahova, Adelphia and AT&T contributed cable systems that served approximately 800,000 basic subscribers. Arahova and Adelphia hold a combined interest of 75% and AT&T holds a 25% interest in the partnership. As part of this transaction, Arahova and AT&T exchanged cable systems owned by Arahova in certain communities in northern California

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

for certain cable systems owned by AT&T in southern California, allowing each of them to unify operations in existing service areas. AT&T exchanged its East San Fernando Valley cable system serving approximately 103,500 basic subscribers for Arahova's northern California cable systems (San Pablo, Benecia, Fairfield and Rohnert Park, California), serving approximately 96,500 basic subscribers. No gain or loss was recognized on this system swap due to the Company's application of purchase accounting in connection with the Arahova merger.

   In addition to the acquisitions mentioned above, for the year ended December 31, 1999, Adelphia completed several other acquisitions. These acquisitions served approximately 136,700 basic subscribers at the date of acquisition primarily in Ohio, Virginia, Kentucky, Pennsylvania, California and West Virginia and were purchased for an aggregate price of approximately $539,200.

   The approximate aggregate purchase price for the significant 1999 acquisitions was comprised of the following:

Cash, net of cash acquired.......................................... $1,992,000
Assumed debt and working capital liabilities........................  4,530,000
Adelphia Class A common stock.......................................  3,337,000
                                                                     ----------
                                                                     $9,859,000
                                                                     ==========

   The value assigned to the Adelphia Class A common stock was based on the average closing price of Adelphia Class A common stock a few days before and after the respective acquisitions were agreed to and announced.

   In 1999, the Company made a preliminary allocation of the purchase price based on estimated fair values. A final allocation of the purchase price was made upon receipt of final third party appraisals. The final allocation, which approximated the preliminary allocation, was as follows:

Property, plant and equipment...................................... $ 1,827,236
Intangible assets (primarily franchise)............................  10,961,533
Other..............................................................  (2,929,769)
                                                                    -----------
                                                                    $ 9,859,000
                                                                    ===========

   On May 1, 2000, Adelphia and AT&T completed a swap of cable systems serving approximately 13,000 basic subscribers. As a result of this transaction, the Company recorded a gain of $37,552.

   On July 5, 2000, Adelphia acquired Prestige Communications of NC, Inc. These systems served approximately 118,250 subscribers in North Carolina, Virginia and Maryland at the date of acquisition and were purchased for approximately $700,000.

   During July 2000, Adelphia Business Solutions consummated a purchase agreement with Allegheny Energy, Inc. ("Allegheny") to acquire interests in a jointly owned network located in State College, Pennsylvania. Consideration paid to Allegheny was 330,000 shares of Adelphia Business Solutions' Class A common stock.

   On November 1, 2000, Adelphia acquired cable systems in the Cleveland, Ohio area from Cablevision Systems Corp. These systems served approximately 310,000 subscribers at the date of acquisition. In connection with the acquisition, Adelphia issued 10,800,000 shares of its Class A common stock and paid cash

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

of approximately $990,000. The value assigned to the Adelphia Class A common stock was based on the average closing price of Adelphia Class A common stock a few days before and after the number of shares to be issued became fixed.

   In addition to the acquisitions mentioned above, for the year ended December 31, 2000, Adelphia completed several other acquisitions. These acquisitions served approximately 76,000 basic subscribers at the date of acquisition primarily in California, Colorado, Maine, New Hampshire and New York, and were purchased for an aggregate price of approximately $174,000.

   For acquisitions during the year ended December 31, 2000, the Company has made a preliminary allocation of the purchase price based on estimated fair values. A final allocation will be based upon final appraisals.

   The following unaudited financial information assumes that the significant acquisitions that were consummated during the year ended December 31, 1999 had occurred on April 1, 1998 and that the significant acquisitions that were consummated during the year ended December 31, 2000 had occurred on January 1, 1999.

                                         Nine Months
                                            Ended      Year Ended   Year Ended
                                         December 31, December 31, December 31,
                                             1998         1999         2000
                                         ------------ ------------ ------------
Revenues...............................   $1,583,431   $2,707,785   $3,078,818
Loss before extraordinary loss.........      348,417      722,760      671,417
Net loss...............................      417,925      775,986      726,334
Basic and diluted net loss per weighted
 average share of common stock.........         4.38         6.15         5.03

 Investment in Olympus Joint Venture Partnership

   As described above, Adelphia's ownership in Olympus increased to 100% effective October 1, 1999, at which time Adelphia began to consolidate Olympus into its financial statements. Prior to October 1, 1999, Adelphia's investment in the partnership comprised both limited and general partner interests. The general partner interest represented a 50% voting interest in Olympus and was being accounted for using the equity method. Under this method, Adelphia's investment, initially recorded at the historical cost of contributed property, was adjusted for subsequent capital contributions and its share of the losses of the partnership as well as its share of the accretion requirements of the partnership's interests. The limited partner interest represented a preferred interest ("PLP interests") entitled to a 16.5% annual return. The PLP interests were nonvoting, were senior to claims of certain other partner interests, and provided for an annual priority return of 16.5%. Olympus was not required to pay the entire 16.5% return currently and priority return on PLP interests was recognized as income by Adelphia only when received. Correspondingly, equity in net loss of Olympus excluded accumulated unpaid priority return.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


2. Significant Accounting Policies

 Property, Plant and Equipment

   Property, plant and equipment, at cost, are comprised of the following:

                                                            December 31,
                                                       ------------------------
                                                          1999         2000
                                                       -----------  -----------
Operating plant and equipment......................... $ 3,459,131  $ 4,511,245
Telecommunications networks...........................     139,248      214,856
Network monitoring....................................     431,078      760,784
Real estate and improvements..........................     177,688      237,429
Support equipment.....................................      78,708      103,458
Construction in progress..............................     825,265    1,872,989
                                                       -----------  -----------
                                                         5,111,118    7,700,761
Accumulated depreciation..............................  (1,149,414)  (1,575,941)
                                                       -----------  -----------
                                                       $ 3,961,704  $ 6,124,820
                                                       ===========  ===========

   Depreciation is computed on the straight-line method using estimated useful lives of 5 to 12 years for operating plant and equipment and 3 to 20 years for support equipment and real estate. Additions to property, plant and equipment are recorded at cost which includes amounts for material, applicable labor and overhead, and interest. Depreciation expense amounted to $98,218, $221,516 and $459,086 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively. Capitalized interest amounted to $11,285, $25,135 and $45,735 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively.

 Intangible Assets

   Intangible assets, at cost, net of accumulated amortization, are comprised of the following:

                                                             December 31,
                                                        -----------------------
                                                           1999        2000
                                                        ----------- -----------
Purchased franchises................................... $ 9,496,354 $10,737,586
Goodwill...............................................   2,405,560   3,155,579
Non-compete agreements.................................      15,382      15,160
Purchased subscribers lists............................     210,317     183,077
                                                        ----------- -----------
                                                        $12,127,613 $14,091,402
                                                        =========== ===========

   A portion of the aggregate purchase price of systems acquired has been allocated to purchased franchises, purchased subscriber lists, goodwill and non-compete agreements. Purchased franchises and goodwill are amortized on the straight-line method over periods of up to 40 years. At December 31, 2000, the actual unexpired periods under purchased franchise agreements range from 1 to 15 years. Purchased subscriber lists are amortized on the straight-line method over periods which range from 5 to 10 years. Non-compete agreements are amortized on the straight-line method over their contractual lives which range from 4 to 12 years. Accumulated amortization of intangible assets amounted to $617,235 and $911,679 at December 31, 1999 and 2000, respectively.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


 Cash and Cash Equivalents

   Adelphia considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Book overdrafts of $35,000 and $46,302 existed at December 31, 1999 and 2000, respectively. These book overdrafts were reclassified as accounts payable.

 Restricted Cash

   Restricted cash consists of highly liquid investments with an initial maturity date of three months or less reserved for the construction of the advanced information technology infrastructure under Adelphia Business Solutions' contract with the Pennsylvania government. The contract was entered into on May 3, 2000.

 U.S. Government Securities--Pledged

   U.S. Government Securities--Pledged consist of highly liquid investments which were used to pay the first six semi-annual interest payments of the Adelphia Business Solutions 12 1/4% Senior Secured Notes. Such investments were classified as held-to-maturity and the carrying value approximated market value as of December 31, 1999.

 Investments

   The equity method of accounting is generally used to account for investments which are 20% or more but not more than 50% owned. Under this method, Adelphia's initial investment is recorded at cost and subsequently adjusted for the amount of its equity in the net income or losses of its investees. Dividends or other distributions are recorded as a reduction of Adelphia's investment. Investments accounted for using the equity method generally reflect Adelphia's equity in the investee's underlying assets.

   Investments in entities in which Adelphia's ownership is less than 20% and equity securities that do not have a readily determinable fair value are generally accounted for using the cost method. Under the cost method, Adelphia's initial investment is recorded at cost and subsequently adjusted for the excess, if any, of dividends or other distributions received over its share of cumulative earnings. Dividends received in excess of earnings subsequent to the date the investment was made are recorded as reductions of the cost of the investment.

   Investments accounted for as available-for-sale securities are those that the Company intends to hold for an indefinite period of time. Within the available-for-sale category, equity securities with a readily determinable fair value are reported at fair value, with unrealized gains and losses, net of tax, included in other comprehensive income (loss). The Company recognized losses of $109,605 in 2000 which resulted from the write-down of certain available-for-sale securities, which experienced a decline in value that was deemed other than temporary. Realized gains and losses, which are computed using the specific identification method, and unrealized losses in individual securities that are deemed to be other than temporary are recorded as a loss on investment.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   Adelphia's nonconsolidated investments are as follows:

                                December 31,
                              ------------------
                                1999      2000
                              --------  --------
Investments accounted for
 using the equity method:
Gross investment:
  Adelphia Business
   Solutions' joint
   ventures.................  $ 61,400  $ 64,300
  Mobile communications.....    19,865    23,391
  Media ventures............    10,627    16,508
  Other.....................     1,430     2,920
                              --------  --------
    Total...................    93,322   107,119
                              --------  --------
Investments accounted for
 using the cost method:
  Niagara Frontier Hockey,
   L.P......................    47,533        --
  Benbow PCS Ventures,
   Inc......................    17,192        --
  Convertible preferred
   stock....................    87,433    94,780
  Interactive Ventures......        --    41,946
  Other.....................    12,972    19,865
                              --------  --------
    Total...................   165,130   156,591
                              --------  --------
Investments accounted for as
 available-for-sale
 securities:
  Common stock and common
   stock warrants...........    49,890    36,602
                              --------  --------
  Total investments before
   cumulative equity in net
   losses...................   308,342   300,312
  Cumulative equity in net
   losses...................   (27,468)  (53,338)
                              --------  --------
    Total investments.......  $280,874  $246,974
                              ========  ========

   As a result of the acquisition of Arahova, Adelphia obtained approximately 113,983 shares of United International Holdings, Inc. ("UIH") Series B convertible preferred stock. Each share of this stock is convertible into approximately 21 shares of UIH Class A common stock, at a conversion price of $10.625 per share. For the years ended December 31, 1999 and 2000, Adelphia recognized investment income of $0 and $7,347 related to this convertible stock, respectively. Adelphia's investment in UIH convertible preferred stock amounted to $75,756 and $83,103 at December 31, 1999 and 2000, respectively.

   In July 2000, certain members of the Rigas family closed on their agreement to acquire all the voting interests of Niagara Frontier Hockey, L.P. ("NFHLP"). In conjunction with the closing of this agreement, Adelphia's Capital Funding Notes of NFHLP were converted to a $46,500, 10% partially subordinated note due in July 2010. Concurrently with the recapitalization of NFHLP, Adelphia also purchased a $30,000, 10% fully subordinated note due July 2010. Both notes pay interest quarterly with principal due at maturity. These notes receivable are included in prepaid expenses and other assets as of December 31, 2000.

   As a result of a contract between Arahova and At Home Corporation ("@Home") to provide @Home high speed internet access on certain systems, Adelphia has received a warrant contract to purchase up to 5,260,000 shares of @Home Series A common stock at $5.25 per share. The Company records an investment in @Home and related deferred revenue based on the fair value of the warrants at the time which performance requirements under the contract with @Home are achieved. Corresponding revenue is recognized on the straight-line basis over the remaining life of the contract, which expires in May 2004. The investment in @Home warrants is classified as an available-for-sale security. For the years ended December 31, 1999 and 2000, Adelphia recognized revenue of $1,500 and $16,450 related to these warrants, respectively. Adelphia's

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

investment in @Home warrants amounted to $34,366 and $16,243 at December 31, 1999 and 2000, respectively. Adelphia recorded a write down of its investment in @Home of $94,179 during the year ended December 31, 2000 because the decline in fair value was deemed to be other than temporary.

   Pursuant to an agreement dated December 16, 1997, Adelphia received 325,259 warrants to purchase shares of General Instruments ("GI") common stock in connection with the purchase of digital converters. Each warrant enables Adelphia to purchase one share of GI common stock. On January 5, 2000, GI merged with a wholly owned subsidiary of Motorola, Inc. ("Motorola"). As a result of this merger, each GI warrant was converted into a warrant to purchase Motorola common stock at a ratio of .575 to 1. Additionally, on February 29, 2000, Motorola declared a 3-for-1 stock split. On June 30, 2000, Adelphia exercised 62,340 of these warrants for 187,020 shares of Motorola common stock. As of December 31, 2000, Adelphia has 124,682 of these warrants outstanding, of which 62,341 expire June 30, 2001 and 2002. As of December 31, 1999 and 2000, Adelphia's investment in the warrants totaled $15,524 and $4,698, respectively, and includes an unrealized gain of $7,830 and an unrealized loss of $2,995, respectively. As of December 31, 2000, Adelphia's investment in Motorola common stock totaled $3,787 and includes an unrealized gain of $2,242. These warrants are recorded at fair value as a reduction of the cost of such converters when earned.

   Pursuant to an agreement dated June 29, 1998, Adelphia sold its stock in Page Call, Inc. ("Page Call") to Benbow PCS Ventures, Inc. ("Benbow"). In exchange for the Page Call stock, Adelphia received 1,731,964 shares of Benbow Series A Redeemable Preferred Stock, convertible into 2,826,629 shares of Arch Communications Group, Inc. (now known as Arch Wireless, Inc.) ("Arch") Class A common stock. On April 7, 2000, Adelphia converted its Benbow stock into Arch stock and recorded an unrealized gain of $4,539. Adelphia's investment in Benbow and Arch amounted to $17,192 and $1,767, respectively, at December 31, 1999 and 2000, respectively. The investment is classified as an available-for-sale security. Adelphia recorded a write down of its investment in Arch of $15,426 during the year ended December 31, 2000 because the decline in fair value was deemed to be other than temporary.

   Adelphia has agreements with various interactive television ventures. Under the terms of these agreements, Adelphia has received non-refundable warrants to purchase common stock, convertible preferred stock and the right to purchase certain common stock at a discount. Adelphia has also agreed to deploy the interactive television services in certain markets over periods of approximately one year to five years, as provided in the various agreements. The Company records an investment and deferred revenue for the fair value of the non-refundable consideration received. Corresponding revenue is recognized on the straight-line basis over the remaining lives of the respective agreements, which expire on various dates through July 2005. Adelphia's investment in such companies as of December 31, 2000 was $30,704, which includes $14,737 of unrealized loss.

 Subscriber Receivables

   An allowance for doubtful accounts of $17,796 and $57,672 is recorded as a reduction of subscriber receivables at December 31, 1999 and 2000, respectively.

 Amortization of Other Assets and Debt Discounts

   Deferred debt financing costs, included in prepaid expenses and other assets, and debt discounts, a reduction of the carrying amount of the debt, are amortized over the term of the related debt. The unamortized amounts of deferred debt financing costs included in prepaid expenses and other assets were $117,838 and $129,018 at December 31, 1999 and 2000, respectively. The aggregate amount by which fair value assigned in

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

purchase accounting to debt and interest rate swaps exceeded or was less than carrying value at the acquisition date is being amortized over the respective remaining 1 to 18 year lives of the underlying debt obligations.

 Other Assets--net

   Included in prepaid expenses and other assets--net at December 31, 1999 and 2000 is $44,605 and $122,504 regarding licenses of spectrum for a fixed wireless technology known as local multipoint distribution service ("LMDS"), which is being amortized on a straight-line basis over 10 years, which is the life of the licenses.

 Asset Impairments

   Adelphia periodically reviews the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Measurement of any impairment would include a comparison of estimated future operating cash flows anticipated to be generated during the remaining life of the assets with their net carrying value. An impairment loss would be recognized as the amount by which the carrying value of the assets exceeds their fair value.

 Revenues

   Subscriber revenues are recorded in the month the service is provided. Advertising revenue is recognized in the period during which the underlying advertisements are broadcast. Adelphia Business Solutions recognizes revenue from communications services in the month the related service is provided. Revenues on billings to customers for services in advance of providing such services are deferred and recognized when earned. Reciprocal compensation revenue is an element of switched service revenue, which represents compensation for Local Exchange Carriers ("LECs") for local exchange traffic originated by other LECs terminated on Adelphia Business Solutions' facilities. Adelphia Business Solutions recognizes revenue based upon established contracts with the LECs and has established a reserve for a portion of those revenues that are under dispute.

 Franchise Expense

   The typical term of Adelphia's franchise agreements upon renewal is 10 to 15 years. Franchise fees range from 3% to 5% of certain subscriber revenues and are expensed currently.

 Interest Expense--Net

   Interest expense--net includes interest income of $20,952, $97,797 and $60,868 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively. Interest income includes interest income from liquid investments, from affiliates on long-term loans and for reimbursement of interest expense on revolving credit agreements, related to short term borrowings by such affiliates (Note 13).

 Interest Rate Swaps, Caps and Collar Agreements

   Net settlement amounts under interest rate swaps, caps and collar agreements are recorded as adjustments to interest expense during the period incurred (Note 4).

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


 Basic and Diluted Net Loss Per Weighted Average Share of Common Stock

   Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on Adelphia's preferred stock. Diluted net loss per weighted average common share is equal to basic net loss per weighted average common share because Adelphia's convertible preferred stock had an antidilutive effect for the periods presented; however, the convertible preferred stock could have a dilutive effect on earnings per share in future periods.

 Noncash Financing and Investing Activities

   Capital leases entered into during the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000 totaled $15,522, $10,034 and $58,071, respectively, for Adelphia, excluding Adelphia Business Solutions. Adelphia Business Solutions entered into capital leases totaling $1,156, $5,772 and $17,747, respectively, during the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000. Reference is made to Notes 1, 2 and 7 for descriptions of additional noncash financing and investing activities.

 Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

   Certain December 31, 1998 and 1999 amounts have been reclassified to conform with the December 31, 2000 presentation.

 Recent Accounting Pronouncements

   Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133", and by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," is effective for the Company as of January 1, 2001. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value with changes in fair value reflected in the statement of operations or other comprehensive income. In conjunction with preparing for the implementation of this standard, the Company has determined that its derivative instruments are primarily in the form of interest rate protection instruments such as interest rate swaps, caps and collars and common stock purchase warrants. The adoption of this statement or any transition adjustment will not have a significant effect on the Company's consolidated results of operations or financial position.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


3. Related Party Investments and Receivables

   Related party receivables--net represent advances to managed entities (Note
13), John J. Rigas and certain members of his immediate family (collectively, the "Rigas family"), including entities they own or control (the "Managed Entities"). No related party advances are collateralized.

   As described in Note 1, effective October 1, 1999, Adelphia's ownership interest in Olympus increased to 100%. The information below is for the year ended December 31, 1998, when Adelphia accounted for Olympus under the equity method.

   Olympus' results of operations for the year ended December 31, 1998 are summarized as follows:

                                                                   December 31,
                                                                       1998
                                                                   ------------
Revenues..........................................................  $ 215,642
Operating income..................................................     38,944
Net loss..........................................................    (16,074)
Net loss of general and limited partners after priority return....   (105,530)

4. Debt

 Subsidiary Debt

                                                              December 31,
                                                          ---------------------
                                                             1999       2000
                                                          ---------- ----------
Notes to banks and institutions.......................... $3,088,477 $5,708,529
Subsidiary public debt...................................  3,337,376  3,322,334
Other debt...............................................     87,960    148,910
                                                          ---------- ----------
Total subsidiary debt.................................... $6,513,813 $9,179,773
                                                          ========== ==========

 Notes to Banks and Institutions

   Borrowings under most of these credit arrangements of subsidiaries are collateralized by a pledge of the stock in their respective subsidiaries, and, in some cases, by other assets. These agreements limit, among other things, additional borrowings, investments, transactions with affiliates and other subsidiaries, and the payment of dividends and fees by the subsidiaries. The agreements also require maintenance of certain financial ratios by the subsidiaries. At December 31, 2000, approximately $1,106,656 of the net assets of subsidiaries would be permitted to be transferred to the parent company in the form of dividends and loans without the prior approval of the lenders based upon the results of operations of such subsidiaries for the quarter ended December 31, 2000. The subsidiaries are permitted to pay management fees to the parent company or other subsidiaries. Such fees are limited to a percentage of the subsidiaries' revenues.

   Certain subsidiaries of Adelphia are co-borrowers with Managed Entities under credit facilities for borrowings of up to $3,751,250. Each of the co-borrowers is liable for all borrowings under the credit agreements, and may borrow up to the entire amount of the available credit under the facility. The lenders have no recourse against Adelphia other than against Adelphia's interest in such subsidiaries.

   Notes to banks and institutions mature at various dates through 2009. Bank debt interest rates are based upon one or more of the following rates at the option of Adelphia: prime rate plus 0% to 1.5%; certificate of deposit rate plus 1.25% to 2.75%; or LIBOR plus .625% to 2.5%. Total bank debt with interest rates under these options was approximately $3,073,102 and $5,662,724 at December 31, 1999 and 2000, respectively. At

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

December 31, 1999 and 2000, the weighted average interest rate on notes payable to banks and institutions was 7.72% and 7.90%, respectively. At December 31, 1999 and 2000, the rates on 26.2% and 11.2%, respectively, of Adelphia's notes payable to banks and institutions were fixed for at least one year through the terms of the notes or interest rate swap, cap or collar agreements. Adelphia pays commitment fees of up to 0.5% of unused principal.

   During the year ended December 31, 1999, Adelphia redeemed $37,815 aggregate principal amount of subsidiary notes to banks and institutions. As a result of this transaction, Adelphia recognized an extraordinary loss on early retirement of debt of $2,441.

 Subsidiary Public Debt

   Interest on subsidiary public debt is generally due semi-annually. The subsidiary public debt is effectively subordinated to all liabilities of subsidiary notes to banks and institutions and is senior to the parent debt. The subsidiary public debt agreements contain restrictions on, among other things, the incurrence of indebtedness, mergers and sale of assets, certain restricted payments, investments in affiliates and certain other affiliate transactions. The agreements also require maintenance of certain financial ratios.

   The following table summarizes the subsidiary public debt:

                                                 Outstanding as of
                                             -------------------------
                 Interest    Issue   Amount  December 31, December 31, Maturity First Call First Call
Subsidiary         Rate       Date   Issued    1999 (a)     2000 (a)     Date      Date       Date
----------      ----------- -------- ------- ------------ ------------ -------- ---------- ----------
ABIZ                13.000% 04/15/96 329,000  $  253,860   $  291,891  04/15/03  04/15/01   106.500%
ABIZ                12.250% 08/27/97 250,000     250,000      250,000  09/01/04  09/01/01   106.125%
ABIZ                12.000% 03/02/99 300,000     300,000      300,000  11/01/07  11/01/03   106.000%
Olympus             10.625% 11/12/96 200,000     203,537      203,020  11/15/06  11/15/01   105.313%
FrontierVision      11.000% 10/02/96 200,000     212,541      210,706  10/15/06  10/15/01   105.500%
FrontierVision      11.875% 09/16/97 237,650     205,979      228,519  09/15/07  09/15/01   107.917%
FrontierVision      11.875% 12/02/98  91,298      78,522       84,820  09/15/07  09/15/01   107.917%
Arahova              9.500% 08/14/92 150,000     148,773           --  08/15/00  Non-call       N/A
Arahova              9.750% 02/15/92 200,000     201,172      201,005  02/15/02  Non-call       N/A
Arahova         Zero coupon 04/01/93 444,000     318,234      354,392  03/15/03  Non-call       N/A
Arahova              9.500% 03/06/95 250,000     250,852      250,950  03/01/05  Non-call       N/A
Arahova              8.875% 01/17/97 250,000     242,542      243,805  01/15/07  Non-call       N/A
Arahova              8.750% 09/23/97 225,000     216,105      217,440  10/01/07  Non-call       N/A
Arahova              8.375% 11/07/97 100,000      94,048       94,420  11/15/17  Non-call       N/A
Arahova              8.375% 12/04/97 100,000      94,106       94,930  12/15/07  Non-call       N/A
Arahova         Zero coupon 01/08/98 605,000     267,105      296,436  01/15/08  Non-call       N/A
                                              ----------   ----------
                                              $3,337,376   $3,322,334
                                              ==========   ==========

--------
(a) Amounts outstanding include discounts or premiums recorded as a result of purchase accounting, if applicable.

 Other Subsidiary Debt

   As of December 31, 1999 and 2000, other debt consists of capital leases that were incurred in connection with the acquisition of, and are collateralized by, certain equipment. The interest rate on such debt is based on various published rates, such as the Federal Funds or U.S. Treasury rates, plus applicable margin.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


 Parent Debt

   Interest on the Parent Debt is due semi-annually. The Parent Debt is effectively subordinated to all liabilities of the subsidiaries and the agreements contain restrictions on, among other things, the incurrence of indebtedness, mergers and sale of assets, certain restricted payments by Adelphia, investments in affiliates and certain other affiliate transactions. The agreements further require that Adelphia maintain a ratio of debt to annualized operating cash flow not greater than 8.75 to 1.00, based on the latest fiscal quarter. Net proceeds from the issuance of notes during the years ended December 31, 1999 and 2000 were used to reduce amounts outstanding on Adelphia's subsidiaries' notes payable to banks and to purchase, redeem or otherwise retire all or a portion of the 9 1/2% Senior Notes Paid-In-Kind due 2004 and 11 7/8% Senior Debentures due 2004. The 1999 retirement resulted in a loss on early retirement of debt, net of income tax benefit, of $6,778.

   The following table summarizes the parent debt:

                                 Outstanding as of
                             -------------------------
                                                                 First    First
Interest    Issue    Amount  December 31, December 31, Maturity   Call    Call
Rate         Date    Issued      1999         2000       Date     Date    Rate
--------   -------- -------- ------------ ------------ -------- -------- -------
10 1/4%    07/28/93 $110,000  $   99,872   $       --  07/15/00 Non-call     N/A
9 1/4%     09/25/97  325,000     325,000      325,000  10/01/02 Non-call     N/A
9 1/2%(a)  02/15/94  150,000      31,847       31,847  02/15/04  2/15/99 103.56%
10 1/2%    07/07/97  150,000     150,000      150,000  07/15/04 Non-call     N/A
9 7/8%     03/11/93  130,000     128,711      128,944  03/01/05 Non-call     N/A
9 7/8%     02/26/97  350,000     347,791      348,033  03/01/07 Non-call     N/A
8 3/8%     01/21/98  150,000     149,259      149,326  02/01/08 Non-call     N/A
8 3/8%     11/12/98  150,000     150,000      150,000  02/01/08 Non-call     N/A
8 1/8%     07/02/98  150,000     149,419      149,575  07/15/03 Non-call     N/A
7 1/2%     01/13/99  100,000     100,000      100,000  01/15/04 Non-call     N/A
7 3/4%     01/13/99  300,000     300,000      300,000  01/15/09 Non-call     N/A
7 7/8%     04/28/99  350,000     350,000      350,000  05/01/09 Non-call     N/A
9 3/8%     11/16/99  500,000     496,020      496,451  11/15/09 Non-call     N/A
10 7/8%    09/20/00  750,000          --      744,464  10/01/10 Non-call     N/A
                              ----------   ----------
                              $2,777,919   $3,423,640
                              ==========   ==========

--------
(a) These Senior Notes are Pay-in-Kind with respect to interest payments at the option of Adelphia.

 Maturities of Debt

   The following table sets forth the mandatory reductions in principal under all debt agreements for each of the next five years based on amounts outstanding at December 31, 2000:

   Year ending December 31:
       2001.......................................................... $  306,006
       2002..........................................................    986,866
       2003..........................................................  1,506,454
       2004..........................................................  1,244,571
       2005..........................................................  1,360,647

   The above amounts exclude the short term secured revolving credit facility that closed on January 3, 2001. Adelphia intends to fund its requirements for maturities of debt through borrowings under new and existing

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

credit arrangements and internally generated funds. Changing conditions in the financial markets may have an impact on how Adelphia will refinance its debt in the future.

 Interest Rate Swaps, Caps and Collar Agreements

   Adelphia has entered into interest rate swaps, caps and collar agreements with banks, Olympus (prior to October 1, 1999) and Managed Entities (Note 13) to reduce the impact of changes in interest rates on its debt. Several of Adelphia's credit arrangements include provisions which require interest rate protection for a portion of its debt. Adelphia enters into pay-fixed swap agreements to effectively convert a portion of its variable-rate debt to fixed-rate debt to reduce the risk of incurring higher interest costs due to rising interest rates. Adelphia enters into receive-fixed swap agreements to effectively convert a portion of its fixed-rate debt to variable-rate debt which is indexed to LIBOR to reduce the risk of incurring higher interest costs in periods of falling interest rates. Interest rate cap and collar agreements are used to reduce the impact of increases in interest rates on variable-rate debt. Adelphia is exposed to market risk in the event of nonperformance by the banks or by the Managed Entities. Adelphia does not expect any such nonperformance.

   The following table summarizes the notional amounts outstanding and weighted average interest rate data, based on variable rates in effect at December 31, 1999 and 2000, for these swaps, caps and collar agreements, which expire through 2008.

                                                               December 31,
                                                             ------------------
                                                               1999      2000
                                                             --------  --------
   Pay Fixed Swaps:
   Notional amount.......................................... $115,000  $ 75,000
   Average receive rate.....................................     6.24%     6.13%
   Average pay rate.........................................     6.68%     6.86%
   Receive Fixed Swaps:
   Notional amount.......................................... $ 80,000  $ 80,000
   Average receive rate.....................................     6.35%     6.86%
   Average pay rate.........................................     5.86%     6.33%
   Interest Rate Caps:
   Notional amount.......................................... $400,000  $400,000
   Average cap rate.........................................     7.25%     7.25%
   Interest Rate Collars:
   Notional amount.......................................... $200,000  $200,000
   Average cap and floor rate...............................     6.13%     6.13%
   Maximum cap rate.........................................     6.64%     6.64%
   Maximum floor rate.......................................     4.80%     4.80%

   On September 17, 1999, a subsidiary of Adelphia terminated a $400,000 interest rate swap agreement with a financial institution, which resulted in a $15,200 gain that has been deferred and included in accrued interest and other liabilities in the accompanying 1999 consolidated balance sheet. The amortization of the deferred gain, which amounted to $558 and $1,952 in 1999 and 2000, respectively, is being recognized as an adjustment to interest expense over the term of the related debt.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


5. Redeemable Preferred Stock

 12 7/8% Adelphia Business Solutions Redeemable Exchangeable Preferred Stock

   On October 9, 1997, Adelphia Business Solutions issued $200,000 aggregate liquidation preference of 12 7/8% Senior Exchangeable Redeemable Preferred Stock due October 15, 2007. Dividends are payable quarterly commencing January 15, 1998 at 12 7/8% of the liquidation preference of outstanding preferred stock. Through October 15, 2002, dividends are payable in cash or additional shares of preferred stock at Adelphia Business Solutions' option. Subsequent to October 15, 2002, dividends are payable in cash. The preferred stock ranks junior in right of payment to all indebtedness of Adelphia Business Solutions, its subsidiaries and Joint Ventures. On or after October 15, 2002, Adelphia Business Solutions may redeem, at its option, all or a portion of the preferred stock at 106.438% of the liquidation preference thereof declining to 100% of the liquidation preference in 2005 plus accrued interest. Adelphia Business Solutions is required to redeem all of the shares of preferred stock outstanding on October 15, 2007 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption. The preferred stock contains restrictions and covenants similar to subsidiary public debt.

   Adelphia Business Solutions may, at its option, on any dividend payment date, exchange in whole, but not in part, the then outstanding shares of preferred stock for 12 7/8% Senior Subordinated Debentures due October 15, 2007 which have provisions consistent with the provisions of the preferred stock. Adelphia Business Solutions has to date satisfied the dividend requirements on this preferred stock by issuing additional shares.

 13% Redeemable Exchangeable Preferred Stock

   On July 7, 1997, Adelphia issued $150,000 aggregate liquidation preference of 13% Cumulative Exchangeable Preferred Stock due July 15, 2009. Dividends are payable semi-annually at 13% of the liquidation preference of outstanding preferred stock. Dividends are payable in cash with any accumulated unpaid dividends bearing interest at 13% per annum. The preferred stock ranks junior in right of payment to all indebtedness of Adelphia. On or after July 15, 2002, Adelphia may redeem, at its option, all or a portion of the preferred stock at 106.500% of the liquidation preference thereof declining to 100% of the liquidation preference in 2008. Adelphia is required to redeem all of the shares of preferred stock outstanding on July 15, 2009 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption. The preferred stock contains restrictions and covenants similar to Adelphia's parent debt.

   Adelphia may, at its option, on any dividend payment date, exchange in whole or in part (subject to certain restrictions), the then outstanding shares of preferred stock for 13% Senior Subordinated Exchange Debentures due July 15, 2009 which have provisions consistent with the provisions of the preferred stock. Adelphia paid cash dividends on this preferred stock of $9,750, $19,500 and $19,500 during the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively.

   No mandatory redemptions of redeemable preferred stock of Adelphia are required for the next five years as of December 31, 2000.

6. Commitments and Contingencies

   Adelphia rents office and studio space, tower sites, and space on utility poles under leases with terms which are generally less than one year or under agreements that are generally cancelable on short notice. Total rental expense under all operating leases aggregated $8,054, $27,713 and $65,516 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   In connection with certain obligations under franchise agreements, Adelphia obtains surety bonds guaranteeing performance to municipalities and public utilities. Payment is required only in the event of nonperformance. Management believes Adelphia has fulfilled all of its obligations such that no payments under surety bonds have been required.

   Adelphia Business Solutions has entered into a series of agreements with several local and long-haul fiber optic network providers. These agreements provide Adelphia Business Solutions with ownership or an IRU to local and long-haul fiber optic cable. Management of Adelphia Business Solutions believes this will allow it to expand its business strategy to include on-net provisioning of regional, local and long distance, internet and data communications and to cost-effectively further interconnect its markets in the eastern half of the United States.

   The estimated obligations under these long haul fiber arrangements as of December 31, 2000 are approximately:

   Period ending December 31,
       2001............................................................ $111,270
       2002............................................................   22,408
       2003............................................................      895
       2004............................................................      897
       2005............................................................      898
       Thereafter......................................................   18,304

   In addition to the amount due under the agreements for the fiber optic cable, Adelphia Business Solutions is also required to pay certain fiber optic network providers for pro-rated maintenance and rights of ways fees on a yearly basis.

   The cable television industry and Adelphia are subject to extensive regulation at the federal, state and local levels. Pursuant to the 1992 Cable Act, which significantly expanded the scope of regulation of certain subscriber rates and a number of other matters in the cable industry the FCC adopted rate regulations that establish, on a system-by-system basis, maximum allowable rates for (i) basic and cable programming services (other than programming offered on a per-channel or per-program basis), based upon a benchmark methodology, or, in the alternative, a cost of service showing, and (ii) associated equipment and installation services based upon cost plus a reasonable profit. Under the FCC rules, franchising authorities are authorized to regulate rates for basic services and associated equipment and installation services. In 1996, Congress modified the cable rate regulations with the Telecommunications Act of 1996 (the "1996 Act"). This 1996 Act deregulated the rates for cable programming services on March 31, 1999. Adelphia cannot predict the effect or outcome of the future rulemaking proceedings, changes to the rate regulations, or litigation.

   On or about March 24, 2000, ML Media Partners, L.P. ("ML Media") commenced an action by filing a Verified Complaint (the "Complaint") in the Supreme Court of the State of New York, New York County, against Arahova Communications, Inc. ("Arahova"), Century Communications Corp., a Texas subsidiary of Arahova ("Century"), and Adelphia. In the nine count Complaint, ML Media alleges that it entered into a joint venture agreement (the "Agreement") with Century which, as subsequently modified, governed the ownership, operation and disposition of cable television systems in Puerto Rico (the "Joint Venture"). The Complaint alleges that Adelphia and its affiliates took over Century's interest in the Joint Venture on or around October 1, 1999, and have, according to the Complaint, breached their fiduciary obligations to the Joint Venture and violated certain provisions of the Agreement. The Complaint further alleges that ML Media gave Century

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

notice that ML Media was exercising its rights under the Agreement to require that Century elect to (A) purchase ML Media's interest in the Joint Venture at an appraised fair value, or (B) seek to sell the cable systems to one or more third parties. Century, according to the Complaint, elected to pursue the sale of the cable systems and indicated that it was evaluating whether it or an affiliate thereof would make an offer for the cable systems. The Complaint alleges that Century or its affiliates' potential participation in the sale process is improper. The Complaint asks for, among other things, the dissolution of the Joint Venture and the appointment of a receiver to effect a prompt sale of the Joint Venture. The parties completed discovery in the action and each filed motions for partial summary judgment. On July 10, 2000, the court granted ML Media's motion for partial summary judgment on the fourth cause of action and declared that neither Century nor any of its affiliates may bid on or attempt to purchase the assets and business of the Joint Venture. The court also dismissed the fourth count of the counterclaim and required Century to proceed diligently with ML Media in locating one or more third parties to complete the sale and prohibited any defendant from interfering with the sale. On July 26, 2000, the court also ordered that the sale may be a sale of either the assets of the Joint Venture or the partnership interests in the Joint Venture. The court did not address other issues concerning the motion for summary judgment and did not schedule a full hearing on the merits. On August 7, 2000, Adelphia and the other defendants filed a notice of appeal with respect to the above described orders and judgment of the Court. On January 23, 2001, the Appellate Division affirmed the decision of the court. On February 26, 2001, the defendants filed with the Appellate Division a Motion for Leave to Appeal to the Court of Appeals and supporting Affirmation. The management of Adelphia and Arahova intend to vigorously defend this action. Management believes that this matter will not have a material adverse effect on the financial statements of the Company.

   In November 1999, Arahova, a subsidiary of Adelphia, was sued in a class-action case, Galley vs. American Telephone & Telegraph Corp. et al., where the plaintiffs allege, that by requiring customers to purchase the @Home service, rather than offering the option of access alone, Arahova and the other defendant Multiple System Operators ("MSOs") are illegally "tying" internet content to internet access, thereby violating both the federal antitrust laws and California unfair trade practice statutes. The plaintiffs also allege that the defendants have entered into an illegal conspiracy to require all MSO's providing, or desiring to provide, the @Home service to enter into contracts precluding them from offering any competing internet service. The plaintiffs have recently filed an amended complaint alleging that the violations are national in scope (rather than merely local). Arahova is vigorously defending this case. Due to the preliminary nature of the litigation, the outcome cannot be predicted.

   Adelphia and certain subsidiaries are defendants in several putative subscriber class action suits in state courts in Pennsylvania and Mississippi initiated during 1999. The suits all challenge the propriety of late fees charged by the subsidiaries to customers who fail to pay for services in a timely manner. The suits seek injunctive relief and various formulations of damages under various claimed causes of action under various bodies of state law. These actions are in various stages of defense and are being defended vigorously. The outcome of these matters cannot be predicted at this time. In May 2000, Adelphia settled similar litigation in the state courts of Vermont. The settlement of this matter did not have a material adverse effect on the financial statements of the Company.

   During July 1999, Adelphia Business Solutions purchased the naming rights to the NFL Football Tennessee Titans stadium in Nashville, Tennessee. The term of the naming rights contract is for 15 years and requires Adelphia Business Solutions to pay $2,000 per year.

   There are no other material pending legal proceedings, other than routine litigation incidental to the business, to which Adelphia is a part of or which any of its property is subject.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   For additional information regarding Adelphia's commitments and contingencies after December 31, 2000, see Note 15.

7. Convertible Preferred Stock, Common Stock and Other Stockholders' Equity (Deficiency)

 Series C Convertible Preferred Stock

   On July 7, 1997, Adelphia issued 100,000 shares of 8 1/8% Series C Cumulative Convertible Preferred Stock with a par value of $.01 per share and an aggregate liquidation preference of $100,000 of which $80,000 was sold to a Rigas family entity and the remainder was sold to Telesat. The preferred stock accrues dividends at the rate of 8 1/8% of the liquidation preference per annum, and is convertible at $8.48 per share into an aggregate of 11,792,450 shares of Class A common stock of Adelphia. The preferred stock is redeemable at the option of Adelphia on or after August 1, 2000 at 104% of the liquidation preference declining to 100% of the liquidation preference in 2002. Adelphia paid cash dividends on this preferred stock of $6,093, $6,500 and $3,792 during the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively. On January 29, 1999, Adelphia purchased from Telesat its 20,000 shares of Series C cumulative convertible preferred stock.

   On August 2, 2000, 80,000 shares of Series C convertible preferred stock held by Highland Holdings, a general partnership owned by the Rigas family, were converted into 9,433,962 shares of Adelphia Class A common stock.

 Series D Convertible Preferred Stock

   On April 30, 1999, and, in a related transaction on May 14, 1999, Adelphia sold an aggregate 2,875,000 shares of 5 1/2% Series D convertible preferred stock with a liquidation preference of $200 per share. The preferred stock accrues dividends at $11 per share annually and is convertible at $81.45 per share into an aggregate of 7,059,546 shares of Class A common stock of Adelphia. The preferred stock is redeemable at the option of Adelphia on or after May 1, 2002 at 103% of the liquidation preference. Adelphia paid cash dividends on this preferred stock of $15,738 and $31,625 during the years ended December 31, 1999 and 2000, respectively.

 Adelphia Common Stock Issued

   On August 18, 1998, Adelphia issued 8,190,315 shares of Class A common stock to the public and to the Rigas family. Of this total, 4,100,000 shares were sold to the public at a price of $32.00 per share, with an underwriter discount of $1.44 per share. The remaining 4,090,315 shares were sold to entities controlled by the Rigas family at the public offering price less the underwriters discount. In a related transaction on September 14, 1998, the Company issued and sold 615,000 shares of Class A common stock at the offering price of $32.00, with an underwriter discount of $1.44 per share pursuant to the underwriters' over-allotment option. Adelphia realized aggregate net proceeds of $267,926 after deducting underwriter and other fees.

   On September 30, 1998, Adelphia issued 2,250,000 shares of Class A common stock in connection with the acquisition of AT&T interests in SHHH, L.P. (Note
1).

   On January 14, 1999, Adelphia completed offerings totaling 8,600,000 shares of its Class A common stock. In those offerings, Adelphia sold 4,600,000 newly issued shares of Class A common stock to Goldman, Sachs & Co. at $43.25 per share and it also sold 4,000,000 shares of its Class A common stock at $43.25 per share to entities controlled by the Rigas family. Adelphia used the proceeds of approximately $372,000 from these offerings to repay subsidiary bank debt.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

   On January 21, 1999, Adelphia issued 2,561,024 shares of Class A common stock in connection with the acquisition of Verto (Note 1).

   On April 28, 1999, Adelphia sold 8,000,000 shares of its Class A common stock to the public. Net proceeds of the offering, after deducting offering expenses, were approximately $485,500. Adelphia used the net proceeds to repay borrowings under subsidiary credit agreements, a portion of which the Company reborrowed to fund the acquisitions which closed on October 1, 1999.

   On October 1, 1999, Adelphia issued 47,800,000, 1,850,000 and 7,000,000 shares of Class A common stock in connection with the acquisitions of Century, the remaining 50% of the Citizens/Century Joint Venture and FrontierVision, respectively. (Note 1).

   On October 6, 1999, Adelphia sold 6,000,000 shares of its Class A common stock. Net proceeds of the offering, after deducting offering expenses, were approximately $330,000. Adelphia initially invested the net proceeds in cash equivalents and advanced or contributed a portion of the remaining net proceeds to certain subsidiaries to repay borrowings under subsidiary credit agreements.

   On January 21, 2000, Adelphia issued 5,901,522 shares of Class B common stock in connection with a direct placement with Highland 2000, L.P., a limited partnership owned by the Rigas family.

   On June 2, 2000, Adelphia issued 167,500 shares of Class A common stock in connection with the acquisition of cable systems in the Colorado Springs, Colorado area from Searle Communications.

   On July 3, 2000, Adelphia issued 2,500,000 shares of Class B common stock in connection with a direct placement with Highland 2000, L.P., a limited partnership owned by the Rigas family.

   On November 1, 2000, Adelphia issued 10,800,000 shares of Class A common stock in connection with the acquisition of cable systems in the Cleveland, Ohio area from Cablevision Systems Corp. (Note 1).

   The Certificate of Incorporation of Adelphia authorizes two classes of common stock, Class A and Class B. Holders of Class A common stock and Class B common stock vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except (i) for the election of directors and (ii) as otherwise provided by law. In the annual election of directors, the holders of Class A common stock voting as a separate class, are entitled to elect one of Adelphia's directors. In addition, each share of Class B common stock is automatically convertible into a share of Class A common stock upon transfer, subject to certain limited exceptions. In the event a cash dividend is paid, the holders of Class A common stock will be paid 105% of the amount payable per share for each share of Class B common stock.

   Upon liquidation, dissolution or winding up of Adelphia, the holders of Class A common stock are entitled to a preference of $1.00 per share. After such amount is paid, holders of Class B common stock are entitled to receive $1.00 per share. Any remaining amount would then be shared ratably by both classes.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   Changes in the number of shares outstanding for the Company's common stock are as follows:

                                                      Class A       Class B
                                                    Common Stock  Common Stock
                                                    ------------  ------------
Shares Outstanding, March 31, 1998.................  20,043,528    10,944,476
                                                    -----------    ----------
Issuance of Class A common stock...................   8,805,315            --
Issuance of Class A common stock for affiliate
 cable television assets...........................   2,250,000            --
Conversion of Class B common stock into Class A
 common stock......................................     110,000      (110,000)
Other..............................................      50,000            --
                                                    -----------    ----------
Shares Outstanding, December 31, 1998..............  31,258,843    10,834,476
                                                    -----------    ----------
Issuances of Class A common stock..................  22,600,000            --
Issuances of Class A common stock in connection
 with acquisitions.................................  59,195,275            --
Other..............................................      (3,000)           --
                                                    -----------    ----------
Shares Outstanding, December 31, 1999.............. 113,051,118    10,834,476
                                                    -----------    ----------
Issuance of Class A common stock to fund stock
 incentive plans...................................     137,663            --
Options exercised for Class A common stock.........     298,041            --
Issuances of Class A common stock in connection
 with acquisitions.................................  10,967,500            --
Retirement of FrontierVision escrow account........    (102,950)           --
Conversion of Series C convertible preferred
 stock.............................................   9,433,962            --
Issuances of Class B common stock..................          --     8,401,522
Other..............................................       3,000            --
                                                    -----------    ----------
Shares Outstanding, December 31, 2000.............. 133,788,334    19,235,998
                                                    ===========    ==========

 Treasury Stock

   On January 29, 1999, Adelphia purchased from Telesat shares of Adelphia's stock, owned by Telesat, for a price of $149,213. In the transaction, Adelphia purchased 1,091,524 shares of Class A common stock and 20,000 shares of Series C cumulative convertible preferred stock which are convertible into an additional 2,358,490 shares of Class A common stock. These shares represent 3,450,014 shares of common stock on a fully converted basis.

   For additional information regarding Adelphia's financing transactions after December 31, 2000, see Note 15.

 Adelphia Business Solutions Common Stock Issued

   On May 8, 1998, Adelphia Business Solutions completed an IPO of its Class A common stock ("ABIZ Stock"). As part of the offering, Adelphia purchased an incremental 3,324,001 shares of ABIZ Stock for $49,900 and converted indebtedness owed to the Company by Adelphia Business Solutions into 3,642,666 shares of ABIZ Stock. In addition, Adelphia purchased warrants issued by Adelphia Business Solutions to MCI Metro Access Transmission Services, Inc., and purchased shares of Adelphia Business Solutions Class B common stock from certain executive officers of Adelphia Business Solutions for a total purchase price of approximately $12,580 and $3,000, respectively. Additional net proceeds of $191,411 to Adelphia Business Solutions were received as a result of the sale of 12,500,000 shares of ABIZ Stock to the public. In a related transaction on June 5, 1998, Adelphia Business Solutions issued and sold 350,000 shares of its Class A common stock at the $16.00 IPO price pursuant to the underwriters' over allotment option in the IPO. As a

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

result of the IPO, Adelphia's additional paid-in capital increased approximately $147,000 and minority interests increased approximately $45,000.
   On November 30, 1999, Adelphia Business Solutions issued and sold 8,750,000 shares of Class A common stock at a price to the public of $30.00 per share. Simultaneously with the closing of this transaction, Adelphia Business Solutions issued and sold 5,181,350 shares of its Class B common stock to Adelphia at a price equal to the public offering price less the underwriting discount for the Class A common stock (collectively "the Secondary Offering"). The Secondary Offering raised net proceeds of approximately $403,000 to continue the expansion of Adelphia Business Solutions' existing markets and to build new markets. As a result of the Secondary Offering, Adelphia's additional paid-in-capital increased approximately $109,000 and minority interests increased approximately $144,000. At December 31, 2000, Adelphia owned 59.4% of the Adelphia Business Solutions' outstanding common stock and 90.6% of the total voting power.

8. Employee Benefit Plans:

 Savings Plan

   Adelphia has a 401(k) and stock value plan (the "Plan") which provides that eligible full-time employees may contribute from 2% to 16% of their pre-tax compensation subject to certain limitations. The Plan also provides for certain stock incentive awards on an annual basis. Adelphia makes matching contributions not exceeding 1.5% of each participant's pre-tax compensation. Adelphia's contributions amounted to $605, $1,732 and $3,388 for the nine months ended December 31, 1998, and the years ended December 31, 1999 and 2000, respectively.

 Adelphia Long-Term Incentive Compensation Plan

   On October 6, 1998, Adelphia adopted its 1998 Long-Term Incentive Compensation Plan (the "1998 Plan"). The 1998 Plan provides for the granting of
(i) options which qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, (ii) options which do not so qualify, (iii) share awards (with or without restrictions on vesting), (iv) stock appreciation rights and (v) stock equivalent or phantom units. The number of shares of Adelphia Class A common stock available for issuance under the 1998 Plan is 3,500,000. Options, awards and units may be granted under the 1998 Plan to directors, officers, employees and consultants of Adelphia. The 1998 Plan provides that incentive stock options must be granted with an exercise price of not less than the fair market value of the underlying Adelphia common stock on the date of the grant. Options outstanding under the Plan may be exercised by paying the exercise price per share through various alternative settlement methods. During 1999, Adelphia granted phantom units to certain management employees which represent compensation bonuses based on Adelphia Class A common stock performance. Such awards vest over three years from the date of grant. During the years ended December 31, 1999 and 2000, Adelphia recorded compensation expense of $2,621 and $244 related to these grants, respectively. No phantom units were granted during the year ended December 31, 2000. During 2000, Adelphia granted 441,311 options. Certain of the options vest immediately and others vest over periods up to 10 years and were granted with a strike price equal to fair value as of the date of grant. No compensation expense was recorded related to these options.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   The following table summarizes Adelphia stock option activity:

                                                                     Weighted
                                                     Number of       average
                                                   shares subject exercise price
                                                     to options     per share
                                                   -------------- --------------
   Outstanding, December 31, 1998.................         --         $   --
   Granted........................................    337,922          11.68
   Exercised......................................     15,825          10.73
                                                      -------
   Outstanding, December 31, 1999.................    322,098          11.73
   Granted........................................    441,311          48.72
   Exercised......................................    298,041          11.90
                                                      -------
   Outstanding, December 31, 2000.................    465,368         $46.73
                                                      =======

   The following table summarizes information about the Adelphia stock options outstanding and exercisable at December 31, 2000:

                  Options outstanding                               Options exercisable
-------------------------------------------------------- -----------------------------------------
                       Weighted average                          Weighted average
  Exercise     Number     remaining     Weighted average Number     remaining     Weighted average
  price per      of    contractual life  exercise price    of    contractual life  exercise price
    share      shares      (years)         per share     shares      (years)         per share
  ---------    ------- ---------------- ---------------- ------- ---------------- ----------------
$5.15--$60.00  465,368       9.3             $46.73      308,868       8.55            $52.75

 Adelphia Business Solutions Long-Term Incentive Compensation Plan

   On October 3, 1996, the Board of Directors and stockholders of Adelphia Business Solutions approved its 1996 Long-Term Incentive Compensation Plan (the "1996 Plan"). The 1996 Plan provides for the grant of (i) options which qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (ii) options which do not so qualify, (iii) share awards (with or without restrictions on vesting), (iv) stock appreciation rights and (v) stock equivalent or phantom units. The number of shares of Adelphia Business Solutions' Class A common stock available for issuance initially was 5,687,500. Such number is to increase each year by 1% of outstanding shares of all classes of Adelphia Business Solutions' common stock, up to a maximum of 8,125,000 shares. Options, awards and units may be granted under the 1996 Plan to directors, officers, employees and consultants. The 1996 Plan provides the incentive stock options must be granted with an exercise price of not less than the fair market value of the underlying common stock on the date of grant. Options outstanding under the Plan may be exercised by paying the exercise price per share through various alternative settlement methods.

   In August 1999, Adelphia Business Solutions issued under the 1996 Plan to each of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas
(i) stock options (the "Rigas Options") covering 100,000 shares of Adelphia Business Solutions' Class A common stock, which options will vest in equal one-third amounts on the third, fourth and fifth year anniversaries of grant (vesting conditioned on continued service as an employee or director) and which shall be exercisable at $16.00 per share and (ii) stock awards (the "Rigas Grants") covering 100,000 shares of Adelphia Business Solutions' Class A common stock, which stock awards will vest in equal one-third amounts on the third, fourth and fifth year anniversaries of grant (vesting conditioned on continued service as an employee or director). Compensation expense associated with these grants is recognized ratably over the vesting periods.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   In addition to the Rigas Options, certain employees have been granted options to purchase shares of ABIZ Class A common stock at prices equal to the fair market value of the shares on the date the option was granted. Options are exercisable immediately after grant and have a maximum term of ten years.

   The following table summarizes stock option activity under Adelphia Business
Solutions:

                                                                    Weighted
                                                    Number of       average
                                                  shares subject exercise price
                                                    to options     per share
                                                  -------------- --------------
   Outstanding, December 31, 1998................             --         $   --
   Granted.......................................        600,417          15.13
                                                         -------
   Outstanding, December 31, 1999................        600,417          15.13
   Granted.......................................        216,050          32.71
                                                         -------
   Outstanding, December 31, 2000................        816,467         $19.78
                                                         =======

   The following table summarizes information about Adelphia Business Solutions' stock options outstanding and exercisable at December 31, 2000:

                  Options outstanding                               Options exercisable
-------------------------------------------------------- -----------------------------------------
                       Weighted average                          Weighted average
  Exercise     Number     remaining     Weighted average Number     remaining     Weighted average
  price per      of    contractual life  exercise price    of    contractual life  exercise price
    share      shares      (years)         per share     shares      (years)         per share
  ---------    ------- ---------------- ---------------- ------- ---------------- ----------------
$8.69--$61.63  816,467       5.4             $19.78      361,667       6.9             $23.59

   SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's statement of operations, because Adelphia applies the provisions of APB 25, "Accounting for Stock Issued to Employees," which specifies that no compensation charge arises when the exercise price of the employees' stock options equals or exceeds the market value of the underlying stock at the grant date, as in the case of options granted to Adelphia employees.

   SFAS 123 pro forma numbers are as follows:

                                                             Year Ended
                                                            December 31,
                                                         --------------------
                                                           1999       2000
                                                         ---------  ---------
Net loss-as reported.................................... $(282,682) $(602,484)
Net loss-Pro forma applying SFAS 123....................  (285,016)  (609,272)
Basic and diluted net loss per common share-as reported
 under ABP 25...........................................     (3.88)     (4.45)
Basic and diluted net loss per common share--pro forma
 under SFAS 123.........................................     (3.91)     (4.50)

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   Under SFAS 123, the fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                    Employee
                                                                     Stock
                                                                    Options
                                                                   Year Ended
                                                                  December 31,
                                                                  -------------
                                                                  1999   2000
                                                                  ----  -------
   Expected dividend yield.......................................    0%       0%
   Risk-free interest rate....................................... 6.93%    6.00%
   Expected volatility...........................................   50% 50%-116%
   Expected life (in years)......................................  5.2     6.82

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because Adelphia's and Adelphia Business Solutions' employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of Adelphia's and Adelphia Business Solutions' options.

   In addition to the stock options and Rigas Grants, Adelphia Business Solutions issued 58,500 and 98,500 shares of Adelphia Business Solutions' Class A common stock to certain employees for the nine months ended December 31, 1998 and the year ended December 31, 2000, respectively, resulting in the recognition of $761 and $387 of compensation expense, respectively.

9. Taxes on Income

   Adelphia and its corporate subsidiaries file federal income tax returns, which include their share of the subsidiary partnerships and joint venture partnership results of operations. Depreciation and amortization expense differs for tax and financial statement purposes due to the use of prescribed periods rather than useful lives for tax purposes and also as a result of differences between tax basis and book basis of certain acquisitions.

   The tax effects of significant items comprising Adelphia's net deferred tax liability are as follows:

                                                           December 31,
                                                       ----------------------
                                                          1999        2000
                                                       ----------  ----------
   Deferred tax liabilities:
     Differences between book and tax basis of
      property, plant and equipment and intangible
      assets.......................................... $2,738,782  $2,993,957
                                                       ----------  ----------
   Deferred tax assets:
     Tax credits and other assets.....................     23,911     124,120
     Operating loss carryforwards.....................    855,377   1,205,420
                                                       ----------  ----------
                                                          879,288   1,329,540
     Valuation allowance..............................   (253,603)   (409,621)
                                                       ----------  ----------
     Subtotal.........................................    625,685     919,919
                                                       ----------  ----------
   Net deferred tax liability......................... $2,113,097  $2,074,038
                                                       ==========  ==========

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   The net change in the valuation allowance from operations for the years ended December 31, 1999 and 2000 was an increase of $72,192 and $156,018, respectively. There was also a decrease in the valuation allowance of $256,768 due to acquisitions during the year ended December 31, 1999.

   Income tax benefit (expense) is as follows:

                                                 Nine Months     Year Ended
                                                    Ended       December 31,
                                                 December 31, -----------------
                                                     1998      1999      2000
                                                 ------------ -------  --------
   Current......................................       $   60 $(1,950) $(18,948)
   Deferred.....................................        6,742  16,443   176,582
                                                       ------ -------  --------
     Total......................................       $6,802 $14,493  $157,634
                                                       ====== =======  ========

   A reconciliation of the statutory federal income tax rate and Adelphia's effective income tax rate is as follows:

                                                  Nine Months   Year Ended
                                                     Ended     December 31,
                                                  December 31, ---------------
                                                      1998      1999     2000
                                                  ------------ ------   ------
   Statutory federal income tax rate.............      35%         35%      35%
   Change in federal valuation allowance.........     (26)        (23)     (15)
   Preferred stock dividends of subsidiary.......      (6)         (5)      (2)
   State taxes, net of federal benefit...........       1          --        2
   Goodwill......................................      --          (2)      (3)
   Other.........................................       3           1        5
                                                      ---      ------   ------
   Effective income tax rate.....................       7%          6%      22%
                                                      ===      ======   ======

   At December 31, 2000, Adelphia and its corporate subsidiaries had net operating loss carryforwards for federal income tax purposes of approximately $3,024,642 expiring through 2020 as follows:

   Year of expiration:

   2001    $ 12,956     2006     $209,933     2011     $124,382     2016     $     --
   2002      71,524     2007      190,686     2012      107,539     2017        2,207
   2003     153,884     2008      218,195     2013           --     2018      168,566
   2004     225,658     2009      181,156     2014           --     2019      299,356
   2005     234,444     2010      147,174     2015           --     2020      676,982

10. Restructuring Charges

   During December, 2000, Adelphia Business Solutions initiated a plan to reduce its network expansion plan from its former target of 175 to 200 markets nationwide by the end of 2001 to a new target of approximately 80 markets, thereby canceling plans to enter or continue operations in approximately 125 markets. In January 2001, Adelphia Business Solutions reduced its national staff by approximately 8% as a result of Adelphia Business Solutions' revised business plan. Most of the affected employees were located in markets in which Adelphia Business Solutions has stopped expansion. For the year ended December 31, 2000, Adelphia Business Solutions recorded a charge of approximately $5,420 to cover a portion of the costs associated with this revised

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

business plan. Approximately $4,568 of the charge relates to cash expenses relating to the termination of lease contracts in the eliminated markets.

   Approximately $852 of the charge relates to severance for certain executive employees. No amounts were recorded for severance for terminated non-executive employees as of December 31, 2000. In addition, no amounts were recorded for the disposal of assets as most equipment deployed in the terminated markets can be redeployed in Adelphia Business Solutions' surviving markets, at little or no incremental costs.

11. Disclosures about Fair Value of Financial Instruments

   Included in Adelphia's financial instrument portfolio are cash and cash equivalents, U.S. government securities, restricted cash, investments in marketable securities, fixed and variable rate notes payable to banks and institutions, debentures, redeemable preferred stock and interest rate swaps, caps and collars. The carrying values of cash and cash equivalents, U.S. government securities, restricted cash, variable rate notes payable to banks and institutions and investments in marketable securities approximate their fair values at December 31, 1999 and 2000. The carrying value of the fixed rate notes payable to banks and institutions, publicly traded notes, debentures and redeemable preferred stock at December 31, 1999 and 2000 were $6,604,376 and $7,237,381, respectively. At December 31, 1999, the fair value exceeded the carrying value by $21,035. At December 31, 2000, the carrying value exceeded the fair value by $949,879. At December 31, 1999 and 2000, Adelphia would have received approximately $6,603 and $262, respectively, to settle its interest rate swaps, caps and collars agreements, representing the excess of fair value over carrying values of these agreements. The fair values of the debt, redeemable preferred stock and interest rate swaps, caps and collars were based upon quoted market prices of similar instruments or on rates available to Adelphia for instruments of similar terms and remaining maturities.

12. Business Segment Information

   Refer to pages A-3 to A-4, of this proxy statement for information regarding business segments as of and for the nine months ended December 31, 1998 and as of and for the years ended December 31, 1999 and 2000.

13. Related Party Transactions

   Adelphia currently manages cable television systems which are principally owned by limited partnerships in which certain of Adelphia's principal shareholders who are executive officers have equity interests.

   Adelphia has agreements with Olympus and the Managed Entities which provide for the payment of fees to Adelphia. The aggregate fee revenues from Olympus and the Managed Entities amounted to $2,022, $5,033 and $34,905 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively. In addition, Adelphia was reimbursed by Olympus and the Managed Entities for allocated corporate costs of $7,548, $7,785 and $6,144 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively, which have been recorded as a reduction of selling, general and administrative expenses.

   Interest expense--net includes interest income from affiliates for borrowings of $14,560, $56,719 and $40,333 for the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, respectively.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   At March 31, 1998, Adelphia had interest rate swaps with affiliates for a notional amount of $175,000, which expired during the nine months ended December 31, 1998. The net effect of these interest rate swaps was to increase interest expense by $2,049 for the nine months ended December 31, 1998.

   During the nine months ended December 31, 1998 and the years ended December 31, 1999 and 2000, Adelphia paid $3,422, $11,227 and $15,864, respectively, to entities owned by certain shareholders of Adelphia primarily for property, plant and equipment.

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


14. Quarterly Financial Data (Unaudited)

   The following tables summarize the financial results of Adelphia for each of the quarters in the years ended December 31, 1999 and 2000. In the opinion of management, such financial results reflect all adjustments (consisting only of normal and recurring adjustments) necessary to fairly present the data for such interim period.

                                                Three Months Ended
                                    --------------------------------------------
                                    March 31  June 30   September 30 December 31
                                    --------  --------  ------------ -----------
Year Ended December 31, 1999
Revenues..........................  $201,604  $218,786    $232,305    $ 635,273
Operating expenses:
  Direct operating and
   programming....................    67,295    72,635      79,623      213,059
  Selling, general and
   administrative.................    49,111    61,616      75,303      154,549
  Depreciation and amortization...    56,863    63,783      65,686      184,693
  Merger and integration costs....        --        --          --        4,736
                                    --------  --------    --------    ---------
    Total.........................   173,269   198,034     220,612      557,037
                                    --------  --------    --------    ---------
Operating income..................    28,335    20,752      11,693       78,236
                                    --------  --------    --------    ---------
Other income (expense):
  Priority investment income from
   Olympus........................    12,000    12,000      12,000           --
  Interest expense--net...........   (67,464)  (52,215)    (51,961)    (187,945)
  Equity in loss of Olympus and
   other joint ventures...........   (14,861)  (23,074)    (22,305)        (378)
  Equity in loss of Adelphia
   Business Solutions joint
   ventures.......................    (3,803)   (3,291)       (246)        (418)
  Minority interest in losses of
   subsidiaries...................    12,914    13,146      12,755         (116)
  Adelphia Business Solutions
   preferred stock dividends......    (7,619)   (7,860)     (8,108)      (8,586)
  Other...........................     2,354        --          --         (489)
                                    --------  --------    --------    ---------
    Total.........................   (66,479)  (61,294)    (57,865)    (197,932)
                                    --------  --------    --------    ---------
Loss before income taxes and
 extraordinary loss...............   (38,144)  (40,542)    (46,172)    (119,696)
Income tax benefit................     2,897     1,149       3,580        6,867
                                    --------  --------    --------    ---------
Loss before extraordinary loss....   (35,247)  (39,393)    (42,592)    (112,829)
Extraordinary loss on early
 retirement of debt, net of income
 taxes............................    (8,589)   (1,438)         --         (631)
                                    --------  --------    --------    ---------
Net loss..........................   (43,836)  (40,831)    (42,592)    (113,460)
Dividend requirements applicable
 to preferred stock...............    (6,500)   (6,500)    (14,332)     (14,631)
                                    --------  --------    --------    ---------
Net loss applicable to common
 stockholders.....................  $(50,336) $(47,331)   $(56,924)   $(128,091)
                                    ========  ========    ========    =========
Basic and diluted loss per
 weighted average share of common
 stock before extraordinary loss..  $  (0.80) $  (0.79)   $  (0.95)   $   (1.05)
Basic and diluted extraordinary
 loss per weighted average share
 on early retirement of debt......     (0.17)    (0.02)         --           --
                                    --------  --------    --------    ---------
Basic and diluted net loss per
 weighted average share of common
 stock............................  $  (0.97) $  (0.81)   $  (0.95)   $   (1.05)
                                    ========  ========    ========    =========
Weighted average shares of common
 stock outstanding (in
 thousands).......................    52,019    58,141      60,163      121,769
                                    ========  ========    ========    =========

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


                                             Three Months Ended
                                ----------------------------------------------
                                March 31    June 30   September 30 December 31
                                ---------  ---------  ------------ -----------
Year Ended December 31, 2000
Revenues....................... $ 672,719  $ 704,125   $ 727,858    $ 804,649
                                ---------  ---------   ---------    ---------
Operating expenses:
  Direct operating and
   programming.................   240,996    260,371     269,605      299,374
  Selling, general and
   administrative..............   170,606    171,698     177,907      229,401
  Restructuring charges........        --         --          --        5,420
  Depreciation and
   amortization................   200,526    210,374     214,053      242,924
                                ---------  ---------   ---------    ---------
    Total......................   612,128    642,443     661,565      777,119
                                ---------  ---------   ---------    ---------
Operating income...............    60,591     61,682      66,293       27,530
                                ---------  ---------   ---------    ---------
Other income (expense):
  Interest expense--net........  (198,392)  (206,978)   (228,720)    (288,775)
  Equity in loss of joint
   ventures....................    (3,309)    (3,805)     (4,096)     (14,213)
  Equity in loss of Adelphia
   Business Solutions joint
   ventures....................      (105)      (346)        381       (2,788)
  Minority interest in losses
   of subsidiaries.............    18,911     34,045      26,065       59,510
  Adelphia Business Solutions
   preferred stock dividends...    (8,635)    (8,909)     (9,192)      (9,483)
  Other-than-temporary
   impairment of marketable
   equity securities...........        --         --          --     (109,605)
  Gain on cable systems swap...        --     37,552          --           --
  Other........................       (92)       (96)        (96)        (127)
                                ---------  ---------   ---------    ---------
    Total......................  (191,622)  (148,537)   (215,658)    (365,481)
                                ---------  ---------   ---------    ---------
Loss before income taxes.......  (131,031)   (86,855)   (149,365)    (337,951)
Income tax benefit.............    29,489     15,899      18,415       93,831
                                ---------  ---------   ---------    ---------
Net loss.......................  (101,542)   (70,956)   (130,950)    (244,120)
Dividend requirements
 applicable to preferred
 stock.........................   (14,406)   (14,406)    (14,406)     (11,698)
                                ---------  ---------   ---------    ---------
Net loss applicable to common
 stockholders.................. $(115,948) $ (85,362)  $(145,356)   $(255,818)
                                =========  =========   =========    =========
Basic and diluted net loss per
 weighted average share of
 common stock.................. $   (0.91) $   (0.66)  $   (1.06)   $   (1.73)
                                =========  =========   =========    =========
Weighted average shares of
 common stock outstanding
 (in thousands)................   127,333    128,747     137,510      148,167
                                =========  =========   =========    =========

15. Subsequent Events

   On January 1, 2001, the Company closed the previously announced cable systems exchange with Comcast Corporation. As a result of this transaction, Adelphia added approximately 443,000 basic subscribers in Los Angeles, California and West Palm/Fort Pierce, Florida. In exchange, Comcast received systems serving approximately 469,000 basic subscribers in suburban Philadelphia, Pennsylvania, Ocean County, New Jersey, Ft. Myers, Florida, Michigan, New Mexico and Indiana. The cable systems exchange has been recorded at fair value and purchase accounting has been applied as of the date of the transaction.

   On January 3, 2001, certain subsidiaries of Adelphia closed on a new short term secured revolving credit facility. The facility is scheduled to expire November 30, 2001 and provides for initial lending commitments of

              ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)

$1,300,000, subject to reductions over time and upon the occurrence of certain events, including certain debt financings and asset sales. Subject to compliance with the terms of this new credit facility, proceeds are available for general corporate purposes. Approximately $360,000 of the facility was used to permanently repay a subsidiary credit facility.

   On January 17, 2001, the Company entered into a stock purchase agreement ("January 2001 Rigas Common Stock Direct Placement") with Highland 2000, L.P., an entity controlled by members of the family of John Rigas, under which Highland agreed to purchase 5,819,367 shares of Adelphia Class B common stock. The January 2001 Rigas Common Stock Direct Placement will be at a per share price equal to $42.96, plus an interest factor. Closing on the January 2001 Rigas Common Stock Direct Placement will occur by October 22, 2001 and is subject to customary closing conditions.

   On January 17, 2001, the Company entered into a note purchase agreement ("January 2001 Rigas Notes Direct Placement") with Highland 2000, L.P., an entity controlled by members of the family of John Rigas under which Highland agreed to purchase $167,400 aggregate principal amount of 6% convertible subordinated notes due 2006. Proceeds from the January 2001 Rigas Notes Direct Placement will be approximately $162,800, plus an interest factor. The economic terms of these notes will be substantially similar to the terms of the notes that were sold in the January 23, 2001 convertible notes offering described below, except that these convertible notes are convertible into shares of Adelphia Class B common stock. Closing on the January 2001 Rigas Notes Direct Placement will occur by October 22, 2001, and is subject to customary closing conditions.

   On January 23, 2001, and in a related transaction on February 22, 2001, Adelphia sold 18,350,000 shares of its Class A common stock. Net proceeds of the offering, after deducting offering expenses were approximately $788,000. Adelphia used the proceeds from the offering to repay subsidiary bank debt, which may be borrowed and used for general corporate purposes.

   On January 23, 2001, and in a related transaction on February 2, 2001, Adelphia completed an offering of $862,500 of 6% convertible subordinated notes due 2006. Net proceeds from this offering, after deducting offering expenses were approximately $838,000. Adelphia used the proceeds from the offering to repay subsidiary bank debt, which may be borrowed and used for general corporate purposes.

   During March 2001, the Company completed its previously announced acquisition of cable television systems, including GS Communications, Inc. These systems served approximately 155,000 subscribers at the date of acquisition, primarily in the Virginia cluster. In connection with the acquisition, Adelphia issued 2,394,778 shares of its Class A common stock and paid cash of approximately $705,000.

   During March 2001, Adelphia Business Solutions issued and sold 25,322 shares of Class A common stock to the public in a rights offering at a price of $7.28 per share. Simultaneously, Adelphia Business Solutions issued and sold 11,820,070 and 51,459,624 shares of Class A and Class B common stock, respectively, to Adelphia in the rights offering at a price of $7.28 per share. Total proceeds to Adelphia Business Solutions were approximately $460,900.

                                   APPENDIX B

                            Audit Committee Charter

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors of Adelphia Communications Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the applicable independence and experience requirements, in effect from time to time, of the National Association of Securities Dealers, Inc. ("NASD") or such other applicable stock exchange or association on which the Company's common stock is then listed. The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. Audit Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

 Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with applicable Securities and Exchange Commission ("SEC") and NASD regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of major issues regarding accounting principles, practices, and judgments that could significantly affect the Company's financial statements.

3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 ("SAS 61") (see item
   9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan--discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

 Internal Audit Department and Legal Compliance

11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

12. Review the appointment and performance of, and any decision to replace, the senior internal audit executive.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's system for monitoring compliance with applicable laws and regulations, including response to any material inquiries received from regulators or governmental agencies.

 Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company's annual proxy statement as required by the applicable rules of the SEC and NASD.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Periodically report to the Board of Directors on significant results of the foregoing activities.

 Scope of Duties

18. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan, direct or conduct audits, or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and/or the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and any internal rules or codes of conduct of the Company.

                                   APPENDIX C

                      Adelphia Communications Corporation

             1998 LONG-TERM INCENTIVE COMPENSATION PLAN, AS AMENDED

                      (As Amended Through August 7, 2001)

   Section 1. Establishment. There is hereby established the Adelphia Communications Corporation 1998 Long-Term Incentive Compensation Plan (hereinafter called the "Plan") pursuant to which directors, officers, employees and consultants of Adelphia Communications Corporation ("Adelphia"), or any parent or subsidiary of Adelphia (hereinafter collectively called the "Company") who are mainly responsible for its continued growth and development and future financial success may be granted options to purchase shares of Common Stock of the Adelphia (as defined in Section 5 below), stock appreciation rights ("SARs") and/or may receive awards of shares of Common Stock or stock equivalent units in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

   Section 2. Duration. Incentive Stock Options (as hereinafter defined) under this Plan may be granted only within the ten-year period beginning on the Effective Date (as defined in Section 20 hereof). Any Incentive Stock Options outstanding after the expiration of such ten-year period may be exercised within the periods prescribed by Section 8.

   Section 3. Administration. The Plan shall be administered by the full Board of Directors of Adelphia or one or more committees of such Board of Directors (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to construe the Plan and any award under the Plan, to amend awards and to adopt such rules and regulations and to take such action in the administration of the Plan as it shall deem proper. The determination of the Plan Administrator or any and all such matters shall be conclusive.

   Section 4. Eligibility. Directors, officers, employees and consultants of the Company who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. The Plan Administrator shall, in its sole discretion, from time to time, select from such eligible persons those to whom options or SARs shall be granted or shares or stock equivalent units awarded and determine the number of shares to be included in such option, SAR or award. No participant shall have any right to receive an option, SAR, share award or stock equivalent unit except as the Plan Administrator in its discretion shall determine. The terms "subsidiary" and "parent" where used in the Plan or in any stock option agreement entered into under the Plan means a "subsidiary corporation" and a "parent corporation," respectively, as such terms are defined in Section 424 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

   Section 5. Shares Subject to the Plan. The initial number of shares of stock which may be issued pursuant to the Plan shall be 7,500,000 shares of the Class A Common Stock, par value $.01 per share, of the Adelphia (the "Common Stock"), subject to stockholder approval at the 2001 Annual Meeting of Stockholders; provided, however, that: (a) the number of shares of Common Stock to be issued pursuant to the Plan is subject to adjustment as provided in Section 13; and
(b) to the extent that (i) options or SARs granted under the Plan shall expire or terminate without being exercised, (ii) shares are returned to the Plan in payment of the exercise price of an option or for any tax obligation as permitted by this Plan and any relevant option agreement, or (iii) shares or stock equivalent units awarded under the Plan shall be forfeited, such shares shall remain available or again become eligible for purposes of the Plan. To the extent that an SAR is granted in conjunction with an option, the shares covered by such SAR and option shall be counted only once. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by Adelphia.

   Section 6. Types of Options. Options granted pursuant to the Plan may be either options which are incentive stock options under Section 422 of the Code (hereinafter called "Incentive Stock Options") or other options (hereinafter called "Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. The Plan Administrator, in its discretion, shall determine whether and to what extent options shall be granted under the Plan and whether such options granted shall be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan and any stock option agreement pursuant to which Incentive Stock Options shall be issued shall be construed in a manner consistent with Section 422 of the Code (or any successor provision) and rules and regulations promulgated or proposed thereunder.

   Section 7. Stock Appreciation Rights. The Plan Administrator may, from time to time, subject to the provisions of the Plan, grant SARs to eligible participants. Such SARs may be granted (i) alone, (ii) simultaneously with the grant of an option (either an Incentive Stock Option or Nonstatutory Stock Option) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Nonstatutory Stock Option and in conjunction therewith or in the alternative thereto.

     (a) An SAR shall entitle the holder upon exercise thereof to receive from Adelphia, upon a written request filed with the Secretary of Adelphia at its principal offices (the "Request"), (i) a number of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Plan Administrator in its sole discretion), (ii) an amount of cash, or (iii) any combination of shares of Common Stock and cash, as specified in the Request (but subject to the approval of the Plan Administrator in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value, on the day of such Request, of one share of Common Stock over the exercise price per share specified in such SAR or its related option, multiplied by (ii) the number of shares of Common Stock for which such SAR shall be exercised.

     (b) The exercise price of an SAR granted alone shall be determined by the Plan Administrator. An SAR granted simultaneously with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related Option; provided, however, that an SAR, by its terms, shall be exercisable only when the fair market value of the Common Stock subject to the SAR and related option exceeds the exercise price thereof.

     (c) Upon exercise of an SAR granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Common Stock for which the related option shall be exercisable shall be reduced by the number of shares of Common Stock for which the SAR shall have been exercised. The number of shares of Common Stock for which an SAR shall be exercisable shall be reduced upon any exercise of a related option by the number of shares of Common Stock for which such option shall have been exercised.

     (d) Any SAR shall be exercisable upon such additional terms and conditions as may be prescribed by the Plan Administrator.

     (e) Any election by a holder of an SAR to receive cash in full or partial settlement of such SAR, and any exercise of such SAR for cash, may be made only by a Request filed with the Secretary. Within thirty (30) days of the receipt by the Secretary of a Request to receive cash in full or partial settlement of an SAR or to exercise such SAR for cash, the Plan Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of an SAR may provide that, in the event the Plan Administrator shall disapprove such Request, such Request shall be deemed to be an exercise of such SAR for shares of Common Stock.

     (f) If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of an SAR or to exercise such SAR for cash, such disapproval shall not affect such holder's right to exercise such SAR at a later date, to the extent that such SAR shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Plan Administrator. Additionally, such disapproval shall not affect such holder's right to exercise any related option or options granted to such holder under the Plan.

   Section 8. Terms of Options and SARs. Each option or SAR granted under the Plan shall be evidenced by an agreement between Adelphia and the person to whom such option or SAR is granted and shall be subject to the following terms and conditions:

     (a) Subject to adjustment as provided in Section 13 of this Plan, the price at which each share covered by an option may be purchased shall be determined in each case by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option, be less than the fair market value thereof at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

     (b) The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision). If any option designated as an Incentive Stock Option, either alone or in conjunction with any other option or options, exceeds the foregoing limitation, the portion of such option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Nonstatutory Stock Option, with later granted options being so reclassified first.

     (c) Neither an option nor an SAR shall be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the participant, the option or SAR may be transferred to Adelphia upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the option or SAR may agree within the period specified in subsection 8(d)(iii) hereof.

     (d) An option or SAR may be exercised in whole at any time, or in part from time to time, within such period or periods (not to exceed ten years from the granting of the option in the case of an Incentive Stock Option) as may be determined by the Plan Administrator and set forth in the agreement (such period or periods being hereinafter referred to as the "option period"), provided that, unless the agreement provides otherwise:

       (i) If a participant who is an employee of the Company shall cease to be employed by the Company, all options and SARs may be exercised only within three months after the termination of employment and within the option period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the option period, unless such termination of employment shall be for Cause (as defined herein) or the participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), in which case all options and SARs shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of termination of employment regardless of the original option period. For purposes of the Plan, retirement shall mean the termination of employment with the Company, other than for Cause, at any time after the age 65.

       For purposes of this Plan, the term "Cause" shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of employment thereunder by the

    Company, "cause" or "for cause" as in defined in such agreement; (b) in all other cases (I) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (II) the commission of an act of fraud in the performance of such person's duties to or on behalf of the Company; (III) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person's incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the person by the Board of Directors of Adelphia or the Plan Administrator. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered "willful" unless done or omitted to be done by the person in good faith and without reasonable belief that the person's action or omission was in the best interest of the Company.

       For purposes of this Plan, the term "Competing Business" shall mean: any person, corporation or other entity engaged in the business of (a) providing telecommunications alternate access network systems or (b) selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last three (3) years prior to termination of person's employment, consultant relationship or directorship, as the case may be, hereunder.

       (ii) If a participant who is a director of the Company shall cease to serve as a director of the Company, the option or SAR may be exercised only within three months after the cessation of service and within the option period or, if such cessation was due to disability, within one year after cessation of service and within the option period; unless such cessation of service as a director was the result of removal for Cause or the participant becomes an officer or director of, a consultant to or employed by a Competing Business, in which case any options and SARs shall forthwith terminate; provided, however, that the Plan Administrator may in its sole discretion extend the option period of any option or SAR for up to three years from the date of cessation of service regardless of the original option period;

       (iii) If the optionee shall die, the option or SAR may be exercised only within one year after the participant's death and within the option period and only by the participant's personal representative or persons entitled thereto under the participant's will or the laws of descent and distribution;

       (iv) The option or SAR may not be exercised for more shares (subject to adjustment as provided in Section 13) after the termination of the participant's employment, cessation of service as a director or the participant's death, as the case may be, than the participant was entitled to purchase thereunder at the time of the termination of the participant's employment or the participant's death; and

       (v) If a participant owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an option granted to such participant is intended to qualify as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted.

     (e) The option exercise price of each share purchased pursuant to an option shall be paid in full at the time of each exercise (the "Payment Date") of the option (i) in cash; (ii) by delivering to Adelphia a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to Adelphia to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to Adelphia of previously-owned shares of Common Stock having an aggregate fair market value equal to the option price of the shares being purchased pursuant to the exercise of the option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the participant for at least six (6) months in order to be utilized to pay the option price; (iv) through an election pursuant to Section 9 hereof to have shares of Common Stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 8(e).

     (f) The Plan Administrator, in its discretion, may authorize "stock retention options" which provide, upon the exercise of an option previously granted under this Plan (a "prior option"), using previously owned shares, for the automatic issuance of a new option under this Plan with an exercise price equal to the current fair market value and for up to the number of shares equal to the number of previously-owned shares delivered in payment of the exercise price of the prior option. Such stock retention option shall have the same option period as the prior option.

     (g) Nothing contained in the Plan nor in any stock option, SAR, share award or stock equivalent agreement shall confer upon any participant any right with respect to the continuance of employment by the Company nor interfere in any way with the right of the Company to terminate his employment or change his compensation at any time.

     (h) The Plan Administrator may include such other terms and conditions not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that options or SARs shall be exercisable in one or more installments during the term of the option and the right to exercise may be cumulative as determined by the Plan Administrator.

   Section 9. Share Withholding.

   (a) An optionee may, in the sole discretion of the Plan Administrator, pay the exercise price of an option, in whole or in part, by requesting that Adelphia withhold shares of stock otherwise issuable to the optionee having a fair market value equal to the portion of the exercise price of the option being paid pursuant to such election (a "Share Withholding Election").

   (b) A Share Withholding Election must be in writing and must be delivered to Adelphia no later than with the delivery of the notice of exercise of the option.

   Section 10. Share Awards; Phantom Stock.

   (a) The Plan Administrator may, from time to time, subject to the provisions of the Plan, award shares of Common Stock or stock equivalent units with a value equal to the Common Stock ("Phantom Stock") to participants.

   (b) The award of shares or Phantom Stock shall be evidenced by an agreement executed by Adelphia and the grantee setting forth the number of shares of Common Stock or Phantom Stock awarded, the vesting period, the vesting schedule or criteria and such other terms and conditions as the Plan Administrator may determine.

   (c) The grantee of a share award shall receive shares of Common Stock without payment to Adelphia immediately upon grant; provided, however, that the grantee's ownership of such shares shall be subject to the following terms and conditions:

     (i) Any award of shares to a participant shall vest in installments upon achievement by the Company or grantee of specified performance goals as determined by the Plan Administrator and as provided in the share award agreement;

     (ii) If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee ceases to be employed by the Company for any reason (including death, permanent disability or retirement) prior to the expiration of the vesting period, the grantee shall forfeit all shares so awarded which have not then vested;

     (iii) A grantee who has received a share award pursuant to the Plan shall have all rights of a stockholder in such Common Stock, including but not limited to the right to vote and receive dividends with respect thereto; provided, however, that shares awarded pursuant to the Plan which have not vested may not be sold or otherwise transferred by the grantee and stock certificates representing such shares shall bear a restrictive legend to that effect; and

     (iv) Adelphia may, in the discretion of the Plan Administrator, retain possession of the stock certificate for the shares awarded under any share award until all restrictions on such ownership have vested or lapsed.

   (d) A vested Phantom Stock award shall entitle the holder thereof to receive from Adelphia the consideration provided for in the agreement with respect to the Phantom Stock award, including (i) cash in an amount equal to the number of units of Phantom Stock covered by the award multiplied by the fair market value of the Common Stock on the date of exercise of the Phantom Stock or (ii) shares of Common Stock. A holder of Phantom Stock shall have no rights of a stockholder.

   Section 11. Limitation on Options and Awards. The aggregate number of shares covered by any options, SARs, share awards or Phantom Stock awards granted to one person shall not exceed twenty-five percent (25%) of the aggregate number of shares subject to the Plan as provided in Section 5 hereof.

   Section 12. Tax Withholding.

   (a) Whenever shares are to be issued or cash is to be paid under the Plan, Adelphia shall have the right to require the participant to remit to Adelphia an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives an award of shares under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 12 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the option was granted or one year after the receipt of stock by the participant, the participant shall promptly notify Adelphia and Adelphia shall have the right to require the participant to pay to Adelphia an amount sufficient to satisfy federal, state and local tax withholding requirements.

   (b) A participant who is obligated to pay Adelphia an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to Adelphia of previously-owned shares of Common Stock having an aggregate fair market value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) an (ii) of this Section 12(b).

   (c) A participant who is obligated to pay to Adelphia an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Nonstatutory Stock Option or a share award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that Adelphia withhold shares of stock otherwise issuable to the participant having a fair market value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that shares may be withheld by Adelphia only if such withheld shares have vested. Any fractional amount shall be paid to Adelphia by the optionee in cash or shall be withheld from the participant's next regular paycheck.

   (d) An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to Section 12(c) (a "Tax Withholding Election") must be in writing and delivered to Adelphia prior to the Tax Date.

   Section 13. Adjustment of Number and Price of Shares.

   The following shall be subject to the provisions of Section 5(a) of this Plan.

   (a) In the event that a dividend shall be declared upon the Common Stock of Adelphia payable in shares of said stock, the number of shares of Common Stock covered by each outstanding option and the number of shares which may be issued pursuant to the Plan but are not yet covered by outstanding options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

   (b) In the event that the outstanding shares of Common Stock of Adelphia shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Adelphia or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of Common Stock covered by each outstanding option, and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

   (c) In the event there shall be any change, other than specified in this
Section 13, in the number or kind of outstanding shares of Common Stock of Adelphia or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by outstanding options and the shares which may be issued pursuant to the Plan but are not yet covered by outstanding options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

   (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

   (e) No adjustment or substitution provided for in this Section 13 shall require Adelphia to issue or to sell a fractional share under any stock option agreement or share award agreement and the total adjustment or substitution with respect to each stock option and share award agreement shall be limited accordingly.

   (f) In the case of any adjustment or substitution provided for in this
Section 13, the option price per share in each stock option agreement shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor.

   Section 14. Fair Market Value. In any determination of fair market value of the Common Stock hereunder, fair market value, as to any date, shall mean (i) the closing sale price of the Common Stock on the day before the date in question (or if no sales were reported on such day, on the next preceding day on which sales were reported) if the Common Stock is listed for trading on a national securities exchange, the Nasdaq National Market or other last reported sale system; (ii) if last reported sales information is not available for the Common Stock, the closing bid price on the day before the date in question; or
(iii) if the Common Stock is not listed for trading or quoted in a quotations system, a price determined by the Plan Administrator. In all cases, the determination by the Plan Administrator of fair market value shall be conclusive.

   Section 15. Change in Control.

   (a) In the event of a Change in Control of Adelphia, as hereinafter defined, the following provisions shall apply to options, SARs, share awards and Phantom Stock previously awarded under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

     (i) All options or SARs which provide for exercise in one or more installments shall become immediately exercisable in full;

     (ii) If any optionee shall cease to be employed by the Company within one (1) year following a Change in Control, then the option or SAR, as the case may be, may in all events be exercised for a period of three months after such termination of employment if otherwise within the option period;

     (iii) All awards of shares and Phantom Stock under the Plan which have not previously vested shall become vested.

   (b) The term "Change in Control" shall mean a change in control of Adelphia of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes, other than any event or series of events the result of which is that John J. Rigas and/or members of his family (the "Rigas Family") or any affiliate of the Rigas Family obtains or maintains control; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) Adelphia shall be merged or consolidated with another corporation or entity, other than the Rigas Family or a corporation or entity which is an "affiliate" of the Rigas Family (as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933), or (ii) Adelphia shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding the Rigas Family or any affiliate of the Rigas Family, if any, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Rigas Family or any affiliate of the Rigas Family, is or becomes a beneficial owner, directly or indirectly, of securities of Adelphia representing 25% or more of the combined voting power of Adelphia's then outstanding securities coupled with or followed by the election as directors of Adelphia of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board of Directors of Adelphia.

   Section 16. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

   Section 17. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, Adelphia shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary, or before compliance by Adelphia or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable exchange or of the Nasdaq Stock Market. Adelphia shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

   Section 18. Compliance with Section 16. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an option, SAR, share award or Phantom Stock award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

   Section 19. Participation by Foreign Nationals. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

   Section 20. Effective Date of Plan. The Effective Date of the Plan is July 28, 1998, subject to approval of the Plan by the holders of a majority of the outstanding shares of all classes of common stock of Adelphia at its 1998 Annual Meeting of Stockholders.

                                    PROXY

                      ADELPHIA COMMUNICATIONS CORPORATION

  This Proxy is Solicited On Behalf Of The Board of Directors Of The Company

The undersigned hereby appoints John J. Rigas, Timothy J. Rigas,
Michael J. Rigas and James P. Rigas, or any one or more of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all the shares of Class A Common Stock held of record at the close of business on June 25, 2001 by the undersigned at the annual meeting of the stockholders of Adelphia Communications Corporation to be held at the Coudersport Theater, Main Street, Coudersport, Pennsylvania on August 7, 2001 at 10:00 a.m. and at any adjournment thereof.

               (Please sign on reverse side and return promptly)

               Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as
    in this example.

The Board of Directors recommends a vote "FOR" proposals numbered 1, 2, 3 and 4.


                                        WITHHOLD
                                       AUTHORITY
                        FOR           to vote for
                   all nominees      all nominees
                  listed at right   listed at right  Nominees:
                                                     Pete J. Metros as
1. Election of                                       director to be elected
   Director -                                        by the Class A Common
   Class A              [ ]                [ ]       Stockholders

2. Election of Directors - Class A and B             Class A and B
                                                     John J. Rigas, James P.
                                                     Rigas, Michael J. Rigas,
                                                     Timothy J. Rigas, Dennis
                                                     P. Coyle, Peter L.
                                                     Venetis, Erland E.
                                                     Kailbourne and Leslie J.
                                                     Gelber

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)



3. To amend the Adelphia 1998 Long-Term Incentive     FOR    AGAINST    ABSTAIN
   Compensation Plan to increase the number of        [ ]      [ ]        [ ]
   shares authorized for issuance under the Plan.

4. In their discretion vote upon such other matters   FOR    AGAINST    ABSTAIN
   as may properly come before the meeting or any     [ ]      [ ]        [ ]
   adjournment thereof.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

______________________________________________________________________________
NOTE: Stockholder sign here exactly as name appears hereon.

Dated___________________________________, 2001